Exhibit 10.1

Private & Confidential
LPG INVESTMENTS INC.
as Borrower

And

ABN AMRO BANK N.V.
as Arranger

with

ABN AMRO BANK N.V., SINGAPORE BRANCH
as Agent

ABN AMRO BANK N.V., SINGAPORE BRANCH
as Security Agent

ABN AMRO BANK N.V., SINGAPORE BRANCH
as KEXIM Agent

guaranteed by
DRYSHIPS INC.
VLGC ALPHA OWNING LTD
VLGC BETA OWNING LTD
VLGC GAMMA OWNING LTD
and
 VLGC DELTA OWNING LTD

FACILITIES AGREEMENT
Loan Facilities of up to $150,000,000

Contents
Clause Page
1	Definitions and interpretation	1
2	The Facilities	30
3	Purpose	30
4	Conditions of Utilisation	31
5	Utilisation	33
6	Repayment	36
7	Illegality, prepayment and cancellation	37
8	Interest	44
9	Interest Periods	45
10	Changes to the calculation of interest	45
11	Fees	46
12	Tax gross-up and indemnities	49
13	Increased Costs	53
14	Other indemnities	54
15	Mitigation by the Lenders	58
16	Costs and expenses	58
17	Guarantee and indemnity	60
18	Representations	64
19	Information undertakings	71
20	Financial covenants	75
21	General undertakings	79
22	Dealings with Ships	85
23	Condition and operation of Ships	87
24	Insurance	91
25	Minimum security value	94
26	Chartering undertakings	97
27	Bank accounts	98
28	Business restrictions	102
29	Hedging Contracts	105

Contents
Clause Page
30	Events of Default	106
31	Position of Hedging Provider	110
32	Changes to the Lenders	112
33	Changes to the Obligors/Restriction on Debt Purchase Transactions	117
34	Roles of Agent, Security Agent, KEXIM Agent and Arranger	119
35	Conduct of business by the Finance Parties	142
36	Sharing among the Finance Parties	144
37	Payment mechanics	146
38	Set-off	150
39	Notices	150
40	Calculations and certificates	152
41	Partial invalidity	152
42	Remedies and waivers	152
43	Amendments and grant of waivers	152
44	Counterparts	155
45	Confidentiality	155
46	Governing law	158
47	Enforcement	158
Schedule 1 The original parties		159
Schedule 2 Ship information		164
Schedule 3 Conditions precedent		168
Schedule 4 Utilisation Request		174
Schedule 5 Selection Notice		175
Schedule 6 Form of Transfer Certificate		176
Schedule 7 Form of Compliance Certificate		179
Schedule 8 Form of Notifiable Debt Purchase Transaction Notice		181
Schedule 9 Table of Repayment Instalments		183

THIS AGREEMENT is dated 22 June 2017, and made between:
(1)	LPG INVESTMENTS INC. as borrower (the Borrower);
(2)	DRYSHIPS INC. as parent (the Parent);
(3)	THE ENTITIES specified in Schedule 2 (Ship information) as owners (the Owners);
(4)	ABN AMRO BANK N.V., as arranger (the Arranger);
(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The original parties) as commercial facility lenders (the Original Commercial Facility Lenders);
(6)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The original parties) as KEXIM facility lenders (the Original KEXIM Facility Lenders);
(7)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The original parties) as KEXIM covered facility lenders (the Original KEXIM Covered Facility Lenders);
(8)	ABN AMRO BANK N.V., SINGAPORE BRANCH as agent of the KEXIM Covered Facility Lenders (the KEXIM Agent);
(9)	ABN AMRO BANK N.V., as hedging provider (the Hedging Provider);
(10)	ABN AMRO BANK N.V., SINGAPORE BRANCH, as agent for the other Finance Parties (the Agent); and
(11)	ABN AMRO BANK N.V., SINGAPORE BRANCH, as security agent for the other Finance Parties (the Security Agent).
IT IS AGREED as follows:
SECTION 1 - INTERPRETATION
1	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement and (unless otherwise defined in the relevant Finance Document) the other Finance Documents:
Account means any bank account (including without limitation, the Earnings Accounts, the Debt Service Reserve Account and the Retention Account), deposit or certificate of deposit opened, made or established in accordance with clause 27 (Bank accounts).
Account Bank means, in relation to any Account, ABN AMRO Bank N.V., acting through its office at 93 Coolsingel, 3012 AE Rotterdam, The Netherlands or any other bank or financial institution approved by the Majority Lenders and KEXIM at the request of the Borrower.
Account Holder(s) means, in relation to any Account, the Obligor(s) in whose name(s) that Account is held.
Account Security means, in relation to an Account, a deed or other instrument by the relevant Account Holder(s) in favour of the Security Agent and/or the other Finance Parties in an agreed form conferring a Security Interest over that Account.
Accounting Reference Date means 31 December or such other date as may be approved by the Majority Lenders.

Advance means each of Advance A, Advance B, Advance C and Advance D and:
(a)	in relation to Ship A, it means Advance A;
(b)	in relation to Ship B, it means Advance B;
(c)	in relation to Ship C, it means Advance C; or
(d)	in relation to Ship D, it means Advance D,
and Advances means any or all of them.
Advance A means a borrowing of a part of the Total Commitments by the Borrower up to the Ship Commitment in respect of Ship A made or (as the context may require) to be made available in relation to Ship A, and comprising a Commercial Facility Advance, a KEXIM Facility Advance and a KEXIM Covered Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advance B means a borrowing of a part of the Total Commitments by the Borrower up to the Ship Commitment in respect of Ship B made or (as the context may require) to be made available in relation to Ship B, and comprising a Commercial Facility Advance, a KEXIM Facility Advance and a KEXIM Covered Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advance C means a borrowing of a part of the Total Commitments by the Borrower up to the Ship Commitment in respect of Ship C made or (as the context may require) to be made available in relation to Ship C, and comprising a Commercial Facility Advance, a KEXIM Facility Advance and a KEXIM Covered Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advance D means a borrowing of a part of the Total Commitments by the Borrower up to the Ship Commitment in respect of Ship D made or (as the context may require) to be made available in relation to Ship D, and comprising a Commercial Facility Advance, a KEXIM Facility Advance and a KEXIM Covered Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
Agent includes any person who may be appointed as such under clause 34.12 (Resignation of the Agent).
Approved Brokers means each of Clarksons Platou AS, Arrow Sale & Purchase (UK) Limited of London, Fearnleys NS of Oslo, Simpson Spense and Young of London, Barry, Rogliano & Salles, Braemar Seascope Valuations Limited of London and Lorentzen & Stemoco of Oslo or any other independent firm of shipbrokers agreed in writing from time to time between the Borrower, the Agent (acting on the instructions of the Majority Lenders) and KEXIM.
Approved Exchange means NYSE or NASDAQ or any other reputable stock exchange agreed by the Borrower and the Majority Lenders.
Approved Flag State means each of Malta, Republic of the Marshall Islands, Republic of Liberia, Hellenic Republic and Republic of Cyprus.
Auditors means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or another firm which is approved, provided such approval is permitted by law.
Basel II Accord means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in

June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel Ill Accord.
Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.
Basel II Regulation means:
(a)
any law or regulation implementing the Basel II Accord (including the relevant provisions of directive 2013/36/EU (CRD IV) and regulation 575/2013 (CRR) of the European Union) to the extent only that such law or regulation re-enacts and/or implements the requirements of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord; and

(b)	any Basel II Approach adopted by a Finance Party or any of its Affiliates.
Basel III Accord means, together:
(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
Basel Ill Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).
Basel III Regulation means any law or regulation implementing the Basel III Accord (including the relevant provisions of CRD IV and CRR) save and to the extent that it re-enacts a Basel II Regulation.
Break Costs means the amount (if any) by which:
(a)
the interest (but excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:
(a)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Builder means, in relation to a Ship, the person specified as such in Schedule 2 (Ship information) in respect of such Ship.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Amsterdam, Athens, Singapore and New York and (for any other purpose except fixing an Interest Period or interest rate under this Agreement) also Seoul.
Change of Control occurs if at any time before and until an IPO is completed, without the prior written consent of the Majority Lenders and KEXIM:
(a)	any Owner ceases to be a direct wholly-owned Subsidiary of the Borrower; or
(b)	the Borrower ceases to be a direct wholly-owned Subsidiary of the Parent unless a Spin-off has occurred but no Spin-off Change of Control has occurred; or
(c)	the Permitted Holders cease to control, directly or indirectly, the Parent; or
(d)
the Permitted Holders cease to own legally and beneficially, either directly or indirectly, at least 50% of either of (i) the issued and outstanding share capital, or (ii) the issued and outstanding voting share capital, of the Parent; or

(e)	a person or persons acting in concert (other than the Permitted Holders):
(i)
own legally and/or beneficially, either directly or indirectly, more than 50% of the aggregate issued share capital of, or more than 50% of the aggregate issued voting share capital of, the Parent; and/or

(ii)	have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent of it) of the Parent.
Charged Property means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Security Documents.
Charter means, in relation to a Ship, the charter commitment for that Ship, details of which are provided in Schedule 2 (Ship information) as it may be amended from time to time and Charters means all of them.
Charter Assignment means, in relation to a Ship and its Charter Documents, an assignment by the relevant Owner of its interest in such Charter Documents in favour of the Security Agent in the agreed form.
Charter Documents means, in relation to a Ship, the Charter (if any) of that Ship, any documents supplementing it and any guarantee or security (including any Charter Guarantee for that Ship) given by any person for the relevant Charterer's obligations under it.
Charter Guarantee means, in relation to a Ship, the charter guarantee for that Ship, details of which are provided in Schedule 2 (Ship information) as it may be amended from time to time.
Charter Guarantor means, in relation to a Ship, the charter guarantor named in Schedule 2 (Ship information) as charter guarantor of that Ship.
Charterer means, in relation to a Ship, the charterer named in Schedule 2 (Ship information) as charterer of that Ship.
Classification means, in relation to a Ship, the highest classification available to vessels of this type (being on the date of this Agreement the classification specified in respect of such Ship in Schedule 2 (Ship information)) with the relevant Classification Society or another classification approved by the Majority Lenders as its classification, at the request of the relevant Owner.
Classification Society means, in relation to a Ship, the classification society specified in respect of such Ship in Schedule 2 (Ship information) or another classification society (being a member of the International Association of Classification Societies (IACS) or, if such association no longer exists, any similar association nominated by the Agent) approved by the Majority Lenders as its Classification Society, at the request of the relevant Owner.
Code means the US Internal Revenue Code of 1986.
Commercial Facility means the term loan facility made available by the Commercial Facility Lenders under this Agreement as described in clause 2 (The Facilities).
Commercial Facility Advance means an advance of the Commercial Facility Commitments forming part of an Advance, being the Relevant Percentage, in relation to the Commercial Facility, of an Advance.
Commercial Facility Commitment means:
(a)
in relation to an Original Commercial Facility Lender, the amount set opposite its name under the heading "Commercial Facility Commitment" in Schedule 1 (The original parties) and the amount of any other Commercial Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Commercial Facility Lender, the amount of any Commercial Facility Commitment transferred to it under this Agreement, to the extent:
(i)	not cancelled, reduced or transferred by it under this Agreement; and
(ii)	not deemed to be zero pursuant to clause 33.3 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates).
Commercial Facility Lender means:
(a)	the Original Commercial Facility Lenders; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Commercial Facility Lender in accordance with clause 32 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
Commercial Loan means a loan made or to be made under the Commercial Facility or the principal amount outstanding for the time being of that loan.
Commitment means, in relation to a Lender, its Commercial Facility Commitment, KEXIM Facility Commitment and its KEXIM Covered Facility Commitment.
Compliance Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate) or otherwise approved.
Confidential Information means all information relating to an Obligor, the Group, the Finance Documents or the Facilities of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facilities from either:
(a)	any Group Member or any other Obligor or any of its advisors; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any other Obligor or any of their respective advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 45 (Confidentiality); or
(ii)	is identified in writing at the time of delivery as non-confidential by any Group Member or any other Obligor or any of its advisers; or
(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confirmation shall have, in relation to any Hedging Transaction, the meaning given to it in the Hedging Master Agreement.
Constitutional Documents means, in respect of an Obligor, such Obligor's memorandum and articles of association, articles of incorporation, by-laws or other constitutional documents including as referred to in any certificate relating to an Obligor delivered pursuant to Schedule 3 (Conditions precedent).
Contract means, in relation to a Ship, the shipbuilding contract specified in Schedule 2 (Ship information) between the relevant Builder and the relevant Owner relating to the purchase of such Ship thereunder and Contracts means all of them.
Contract Documents means, in relation to a Ship, the Contract for that Ship and any other guarantee or security given to any person for the Builder's obligations under the relevant Contract.
Contract Price means, in relation to each of Ship A, Ship B, Ship C and Ship D, the purchase price of that Ship payable under the Contract for such Ship, being on the date of this Agreement in the amount specified in Schedule 2 (Ship Information) in respect of the relevant Ship.
CRD IV means the directive 2013/36/EU of the European Union on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.
CRR means the regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms.
Debt Purchase Transaction means, in relation to a person, a transaction where such person:
(a)	purchases by way of assignment or transfer;
(b)	enters into any sub-participation in respect of; or
(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.
Debt Service Reserve Account means any Account designated as a "Debt Service Reserve Account" under clause 27 (Bank accounts).
Deed of Covenant means, in relation to a Ship in respect of which the Mortgage is in account current form, a first deed of covenant (including a first assignment of its interest in the Ship's

Insurances, Earnings and Requisition Compensation) in respect of such Ship by the relevant Owner in favour of the Security Agent and/or any of the other Finance Parties in the agreed form.
Default means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of them) be an Event of Default.
Defaulting Lender means any Lender:
(a)
which has failed to make its participation in an Advance available or has notified the Agent that it will not make its participation in an Advance available by the Utilisation Date of that Advance in accordance with clause 5.4 (Lenders' participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or
(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:
(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Payment Disruption Event, and payment is made within 3 Business Days of its due date; or
(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
Delivery means, in relation to each Ship, the delivery and acceptance of that Ship by the relevant Owner under the relevant Contract.
Delivery Date means, in relation to a Ship, the date on which its Delivery occurs.
Disposal Repayment Date means, in relation to:
(a)	a Total Loss of a Mortgaged Ship, the applicable Total Loss Repayment Date; or
(b)
a sale of a Mortgaged Ship (including a reversal of sale by the relevant Owner returning the relevant Ship to the relevant Builder under any relevant provisions of the relevant Contract, if applicable) by the relevant Owner, the earlier of:

(i)	the date upon which such sale is completed by the transfer of title to the purchaser; and
(ii)	the date of payment of all or part (excluding any deposit) of the relevant purchase price.
Earnings means, in relation to a Ship and a person, all money at any time payable to that person for or in relation to the use or operation of such Ship including (without limitation) freight, hire and passage moneys, money payable to that person for the provision of services by or from such Ship or under any charter commitment, requisition for hire compensation, remuneration for salvage and towage services, demurrage and detention moneys, moneys payable in respect of general average contributions and damages for breach and payments for termination or variation of any charter commitment.
Earnings Account means any Account designated as an "Earnings Account" under clause 27 (Bank accounts) and Earnings Accounts means all of them.

Environmental Claims means:
(a)	enforcement, clean-up, removal or other governmental or regulatory action or orders or claims instituted or made pursuant to any Environmental Laws or resulting from a Spill; or
(b)	any claim made by any other person relating to a Spill.
Environmental Incident means any Spill from any vessel in circumstances where:
(a)
any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(b)	any Fleet Vessel may be arrested or attached in connection with any such Environmental Claim.
Environmental Laws means all laws, regulations and conventions concerning pollution or protection of human health or the environment.
Event of Default means any event or circumstance specified as such in clause 30 (Events of Default).
Facilities means the Commercial Facility, the KEXIM Facility and the KEXIM Covered Facility and Facility means any of them.
Facility Advances means the Commercial Facility Advances, the KEXIM Facility Advances and the KEXIM Covered Facility Advances and Facility Advance means any of them.
Facility Commitments means the Commercial Facility Commitments, the KEXIM Facility Commitments and the KEXIM Covered Facility Commitments and Facility Commitment means any of them.
Facility Office means:
(a)
in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office through which it will perform its obligations under this Agreement; and

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for Tax purposes.
Facility Period means the period from and including the date of this Agreement to and including the date on which the Agent notifies the Borrower that the Total Commitments have reduced to zero and all indebtedness of the Obligors under the Finance Documents has irrevocably and unconditionally been fully paid and discharged.
FATCA means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:
(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.
Fee Letter means any letter dated on or about the date of this Agreement between (inter alios) the Arranger and the Borrower and/or the Guarantors (or the Agent and the Borrower and/or the Guarantors) setting out any of the fees referred to in clause 11 (Fees).
Final Repayment Date means, subject to clause 37.7 (Business Days) and in respect of each Facility Advance, the date falling 144 months after the Utilisation Date for that Facility Advance.
Finance Documents means this Agreement, any Fee Letter, any Utilisation Request, any Compliance Certificate, the Hedging Contracts, the Hedging Master Agreement, the Security Documents, any Transfer Certificate and any other document designated as such by the Agent and the Borrower (other than the KEXIM Guarantee).
Finance Party means the Agent, the KEXIM Agent, the Security Agent, the Arranger, the Hedging Provider or a Lender.
Financial Indebtedness means any indebtedness for or in respect of:
(a)	monies borrowed and debit balances at banks or financial institutions;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;
(h)
any amount of any liability under an advance or deferred purchase agreement if (a) one of the primary reasons behind entering into the agreement is to raise finance or (b) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(i)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and
(j)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (i) above.
Final Maturity Date means the Final Repayment Date which falls due last.
First Repayment Date means, subject to clause 37.7 (Business Days) in respect of each Facility Advance, the date falling 3 months after the Utilisation Date in respect of such Facility Advance.
Flag State means, in relation to a Ship, the country specified in respect of such Ship in Schedule 2 (Ship information), or such other state or territory as may be approved by all the Lenders and KEXIM (each acting reasonably), at the request of the relevant Owner (subject to the provisions of clause 22.1(b)), as being the Flag State of such Ship for the purposes of the Finance Documents.
Fleet Vessel means each Mortgaged Ship and any other vessel owned or managed by any Group Member.
GAAP means the most recent and up to date US GAAP at any relevant time.
General Assignment means, in relation to a Ship in respect of which the Mortgage is not in account current form, a first assignment of its interest in the Ship's Insurances, Earnings and Requisition Compensation, by the relevant Owner in favour of the Security Agent and/or any other Finance Parties in the agreed form.
Green Passport means, in relation to a Ship, a document or certificate listing all the potentially hazardous materials on board such Ship in form and substance acceptable to the Agent in its absolute discretion.
Group means the Borrower and its Subsidiaries for the time being and, for the purposes of clause 19.1 (Financial statements) and clause 20 (Financial covenants), any other entity required to be treated as a subsidiary in the Borrower's consolidated accounts in accordance with GAAP and/or any applicable law.
Group Member means the Borrower, the Owners and any other entity which is part of the Group.
Guarantee means the obligations of the Guarantors under clause 17 (Guarantee and indemnity).
Guarantors means, together, the Owners and the Parent.
Hedging Contract means any Hedging Transaction of a non-speculative nature between the Borrower and the Hedging Provider pursuant to the Hedging Master Agreement and otherwise on approved terms and includes the Hedging Master Agreement and any Confirmations from time to time exchanged under it and governed by its terms relating to that Hedging Transaction and any contract in relation to such a Hedging Transaction constituted and/or evidenced by them and Hedging Contracts means all of them.
Hedging Contract Security means a deed or other instrument by the Borrower in favour of the Security Agent in the agreed form conferring a Security Interest over any Hedging Contracts.

Hedging Exposure means, as at any relevant date, the aggregate of the amount certified by the Hedging Provider to the Agent to be the net amount in dollars:
(a)
in relation to all Hedging Contracts that have been closed out on or prior to the relevant date, that is due and owing by the Borrower to the Hedging Provider in respect of such Hedging Contracts on the relevant date; and

(b)
in relation to all Hedging Contracts that are continuing on the relevant date, that would be payable by the Borrower to the Hedging Provider under (and calculated in accordance with) the early termination provisions of the Hedging Contracts as if an Early Termination Date (as defined in the Hedging Master Agreement) had occurred on the relevant date in relation to all such continuing Hedging Contracts.

Hedging Master Agreement means the agreement made or (as the context may require) to be made between the Borrower and the Hedging Provider pursuant to clause 29 (Hedging Contracts), comprising an ISDA Master Agreement and Schedule thereto in the agreed form.
Hedging Transaction has the meaning given to the term "Transaction" in the Hedging Master Agreement.
Holding Company means, in relation to a company or corporation or other person, any other company or corporation or other person in respect of which it is a Subsidiary.
Increased Costs has the meaning given to it in clause 13.1 (Increased Costs).
Indemnified Person means:
(a)	each Finance Party, KEXIM and each Receiver and any attorney, agent or other person appointed by them under the Finance Documents;
(b)	each Affiliate of those persons; and
(c)	any officers, employees or agents of any of the above persons.
Insolvency Event in relation to a Finance Party means that the Finance Party:
(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or
(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts, except if any such proceedings constitute an undisclosed administration of such Finance Party.
Insurance Notice means, in relation to a Ship, a notice of assignment in the form scheduled to such Ship's General Assignment or Deed of Covenant or in another approved form.
Insurances means, in relation to a Ship:
(a)	all policies and contracts of insurance; and
(b)	all entries in a protection and indemnity or war risks or other mutual insurance association, in the name of such Ship's Owner or the joint names of its Owner and any other person in respect of or in connection with such Ship and/or its Owner's Earnings from such Ship and includes all benefits thereof (including the right to receive claims and to return of premiums, and which the Obligors undertake shall be taken out in accordance with the requirements of clause 24 (Insurance)).
Interbank Market means the London interbank market.
Interest Period means, in relation to an Advance (and each Facility Advance forming part of that Advance), each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest).
Interpolated Screen Rate means in relation to LIBOR for any Facility Advance (or any part of it) or any Unpaid Sum, the rate which results from interpolating on a linear basis between:
(a)
the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the relevant Interest Period for that Facility Advance (or the relevant part of it) or the relevant Unpaid Sum; and

(b)
the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the relevant Interest Period for that Facility Advance (or the relevant part of it) or the relevant Unpaid Sum, each as of 11:00 am on the relevant Quotation Day.
IPO means an initial public offering of the total issued voting share capital of the Borrower on an Approved Exchange.
IPO Change of Control occurs if, at any time after an IPO has been completed, without the prior written consent of the Majority Lenders and KEXIM:
(a)	any Owner ceases to be a direct wholly-owned Subsidiary of the Borrower; or
(b)	the Parent ceases to control directly or indirectly, the Borrower; or
(c)
the Parent ceases to own legally and beneficially, either directly or indirectly, at least 50% of either of (i) the issued and outstanding share capital or (ii) the issued and outstanding voting share capital, of or the Borrower; or

(d)	a person or persons acting in concert (other than the Parent):
(i)
own legally and/or beneficially, either directly or indirectly, more than 50% of the aggregate issued share capital of, or more than 50% of the aggregate issued voting share capital of, the Borrower; and/or

(ii)	have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent of it) of the Borrower; or
(e)	the Permitted Holders cease to control, directly or indirectly, the Parent; or
(f)
the Permitted Holders cease to own legally and beneficially, either directly or indirectly, at least 50% of either of (i) the issued and outstanding share capital, or (ii) the issued and outstanding voting share capital, of the Parent; or

(g)	a person or persons acting in concert (other than the Permitted Holders):
(i)
own legally and/or beneficially, either directly or indirectly, more than 50% of the aggregate issued share capital of, or more than 50% of the aggregate issued voting share capital of, the Parent; and/or

(ii)	have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent of it) of the Parent.
KEXIM means The Export-Import Bank of Korea in its capacity as guarantor under the KEXIM Guarantee (but in no other capacity, whether as KEXIM Facility Lender or otherwise).
KEXIM Agent means ABN AMRO Bank N.V., Singapore Branch or any other person who may be appointed as such under the Finance Documents.
KEXIM Covered Facility means the term loan facility made available by the KEXIM Covered Facility Lenders under this Agreement as described in clause 2 (The Facilities).
KEXIM Covered Facility Advance means an advance of the KEXIM Covered Facility Commitments forming part of an Advance, being the Relevant Percentage, in relation to the KEXIM Covered Facility, of an Advance.

KEXIM Covered Facility Commitment means:
(a)
in relation to an Original KEXIM Covered Facility Lender, the amount set opposite its name under the heading "KEXIM Covered Facility Commitment" in Schedule 1 (The original parties) and the amount of any other KEXIM Covered Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other KEXIM Covered Facility Lender, the amount of any KEXIM Covered Facility Commitment assigned to it under this Agreement, to the extent not cancelled, reduced or assigned by it under this Agreement.
KEXIM Covered Facility Lenders means:
(a)	the Original KEXIM Covered Facility Lenders; and
(b)	any bank, financial institution or other regulated investment company which has become a Party as a KEXIM Covered Facility Lender in accordance with clause 32 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
KEXIM Covered Loan means a loan made or to be made under the KEXIM Covered Facility or the principal amount outstanding for the time being of that loan.
KEXIM Facility means the term loan facility made available by the KEXIM Facility Lenders under this Agreement as described in clause 2 (The Facilities).
KEXIM Facility Advance means an advance of the KEXIM Facility Commitments forming part of an Advance, being the Relevant Percentage, in relation to the KEXIM Facility, of an Advance.
KEXIM Facility Commitment means:
(a)
in relation to an Original KEXIM Facility Lender, the amount set opposite its name under the heading "KEXIM Facility Commitment" in Schedule 1 (The original parties) and the amount of any other KEXIM Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other KEXIM Facility Lender, the amount of any KEXIM Facility Commitment transferred to it under this Agreement, to the extent (i) not cancelled, reduced or transferred by it under this Agreement, and (ii) not deemed to be zero pursuant to clause 33.3 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates).
KEXIM Facility Lenders means:
(a)	the Original KEXIM Facility Lenders; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a KEXIM Facility Lender in accordance with clause 32 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
KEXIM Guarantee means the guarantee agreement dated on or about the date of this Agreement between (inter alios) KEXIM, the Security Agent, the KEXIM Agent and the KEXIM Covered Facility Lenders in respect of the KEXIM Covered Facility in agreed form.

KEXIM Guarantee Fee means the fee payable or (as the context may require) paid to KEXIM under the terms of the KEXIM Guarantee (referred to as "Guarantee Premium" in the KEXIM Guarantee).
KEXIM Loan means a loan made or to be made under the KEXIM Facility or the principal amount outstanding for the time being of that loan.
Last Availability Date means:
(a)	in relation to Advance A, 31 October 2017;
(b)	in relation to Advance B, 31 January 2018;
(c)	in relation to Advance C, 28 February 2018; and
(d)	in relation to Advance D, 30 April 2018,
or, in each such case, such later date as may be approved by all the Lenders (such approval not to be unreasonably withheld) and KEXIM.
Legal Reservations means:
(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction.
Lender means:
(a)	any Commercial Facility Lender;
(b)	any KEXIM Covered Facility Lender;
(c)	any KEXIM Facility Lender; and
(d)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with clause 32 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
LIBOR means, in relation to any Facility Advance or any part of it or any Unpaid Sum:
(a)	the applicable Screen Rate; or
(b)	if no Screen Rate is available for the relevant Interest Period, the Interpolated Screen Rate for that Facility Advance (or the relevant part of it) or that Unpaid Sum; or
(c)	if:
(i)	no Screen Rate is available for the relevant currency; or
(ii)	no Screen Rate is available for the relevant Interest Period and it is not possible to calculate an Interpolated Screen Rate for that Facility Advance (or the relevant part of it) or that Unpaid Sum, the Reference Bank Rate, as of 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in dollars for a period comparable to the Interest Period for that Facility Advance or relevant part of it or Unpaid Sum and if that rate is less than zero (0), LIBOR shall be deemed to be zero (0).
Loans mean the KEXIM Covered Loan, the Commercial Loan and the KEXIM Loan, and Loan means any one of them.
Loss Payable Clauses means, in relation to a Ship, the provisions concerning payment of claims under such Ship's Insurances in the form scheduled to such Ship's General Assignment or Deed of Covenant or in another approved form.
Losses means any costs, expenses (including, but not limited to, legal fees), payments, charges, losses, demands, liabilities, taxes (including VAT), claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.
Major Casualty means any casualty to a vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Major Casualty Amount.
Major Casualty Amount means, in relation to a Ship, the amount specified as such against the name of that Ship in Schedule 2 (Ship information) or the equivalent in any other currency.
Majority Lenders means:
(a)
if no Advances are then outstanding, at least two Lenders whose Commitments aggregate more than 66.67% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66.67% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, at least two Lenders whose participations in the Advances aggregate more than 66.67% of all the Advances.
Management Agreement means, in relation to a Ship, the agreement between the relevant Owner and the Manager relating to the appointment of the Manager in respect of such Ship.
Manager means, in relation to a Ship, TMS, appointed in accordance with clause 22.3 (Manager) or any other company (subject to such company providing a Manager's Undertaking in relation to such Ship) which is so appointed and the Agent may, with the authorisation of the Majority Lenders, approve from time to time, in each case as the manager of that Ship in respect of commercial and technical services and includes its successors in title.
Manager's Undertaking means, in relation to a Ship, an undertaking by any manager of the Ship to the Security Agent in the agreed form pursuant to clause 22.3 (Manager).
Margin means:
(a)	in relation to the KEXIM Covered Facility and each KEXIM Covered Facility Advance, 1.50% per annum; and
(b)	in relation to the Commercial Facility and each Commercial Facility Advance, 2.10% per annum; and
(c)	in relation to the KEXIM Facility and each KEXIM Facility Advance, 2.10% per annum.
Material Adverse Effect means, in the reasonable opinion of the Majority Lenders, a material adverse effect on:
(a)	the business, operations, property, performance, prospects or condition (financial or otherwise) of any Obligor or of the Group taken as a whole; or

(b)	the ability of an Obligor or the Manager to perform its obligations under any of the Finance Documents; or
(c)
the legality, validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

Minimum Value means the amount in dollars which is at any relevant time 130% of the aggregate of (a) the Advances outstanding under the Facilities and (b) the Hedging Exposure at that time.
Mortgage means, in relation to a Ship, a first priority or (as the case may be) first preferred mortgage of the Ship in the agreed form by the relevant Owner in favour of the Security Agent and/or any of the other Finance Parties.
Mortgage Period means, in relation to a Mortgaged Ship, the period from the date the Mortgage over that Ship is executed and registered until the date such Mortgage is released and discharged or, if earlier, its Total Loss Repayment Date.
Mortgaged Ship means, at any relevant time, any Ship which has been delivered to the relevant Owner under the relevant Contract and is subject to a Mortgage and/or whose Earnings, Insurances and Requisition Compensation are subject to a Security Interest under the Finance Documents.
Non-Consenting Lender is a Lender who does not agree to a waiver, consent or amendment where:
(a)	the Borrower or the Agent have requested the Lenders to consent to a departure from, or waiver of, any provision of the Finance Documents or to agree to any amendment thereto;
(b)	the waiver, consent or amendment in question requires the agreement of all the Lenders;
(c)	a period of not less than 30 days has elapsed from the date the waiver, consent or amendment was requested;
(d)	the Majority Lenders have agreed to such waiver, consent or amendment; and
(e)	the Borrower has notified such Lender that they will treat it as a Non-Consenting Lender.
Notifiable Debt Purchase Transaction has the meaning given to that term in clause 33.3 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates).
Obligors means the parties to the Finance Documents (other than Finance Parties, any Charterers, KEXIM and the Manager) and Obligor means any one of them.
Original Financial Statements means the audited consolidated financial statements of the Parent for its financial year ended 31 December 2016.
Original Lenders means:
(a)	the Original Commercial Facility Lenders;
(b)	the Original KEXIM Facility Lenders; and
(c)	the Original KEXIM Covered Facility Lenders.
Original Obligor means each party to this Agreement and the Original Security Documents (other than a Finance Party and the Manager).

Original Security Documents means:
(a)	the Mortgages over each of the Ships;
(b)	the Deeds of Covenant in relation to each of the Ships in respect of which the Mortgage is in account current form;
(c)	the General Assignments in relation to each of the Ships in respect of which the Mortgage is not in account current form;
(d)	the Charter Assignment in relation to each Ship's Charter Documents;
(e)	the Quiet Enjoyment Agreement in relation to each Ship;
(f)	the Account Security in relation to each Account;
(g)	the Share Security in relation to each Owner;
(h)	the Hedging Contract Security; and
(i)	each Manager's Undertaking in relation to each Ship.
Owner means, in relation to a Ship, the Owner specified against the name of that Ship in Schedule 2 (Ship information).
Parent means DryShips Inc., a corporation incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title.
Parent Affiliate means the Parent, the Borrower, each of their Affiliates, any trust of which the Parent, the Borrower or any of their Affiliates is a trustee, any partnership of which the Parent, the Borrower or any of their Affiliates are a partner and any trust, fund or other entity which is managed by, or is under the control of, the Parent, the Borrower or any of their Affiliates.
Parent Fleet Vessel means each Mortgaged Ship and any other vessel owned or managed by any Parent Group Member.
Parent Group has the meaning given to it in clause 20.1 (Financial definitions).
Parent Group Member has the meaning given to it in clause 20.1 (Financial definitions).
Participating Member State means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
Party means a party to this Agreement.
Payment Disruption Event means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,
(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
Permitted Holders means collectively:
(a)
the individual disclosed in writing by the Obligors to the Arranger and the Original Lenders on or before the date of this Agreement as being the ultimate beneficial owner of (i) no less than 50% of the issued and outstanding voting share capital of the Parent and (ii) 100% of the issued and outstanding share capital and voting share capital of the Manager;

(b)	his direct lineal descendants;
(c)	the personal estate of any of the above persons;
(d)	any trust, foundation or other similar entity created for the benefit of one or more of the above persons and their respective estates; and
(e)
any corporation or other legal entity beneficially owned (at least as to 100% of (i) its issued and outstanding share capital or (ii) its issued and outstanding voting share capital) and controlled by any of the above persons.

Permitted Maritime Liens means, in relation to a Ship:
(a)	unless a Default is continuing, any ship repairer's or outfitter's possessory lien in respect of such Ship for an amount not exceeding the Major Casualty Amount for such Ship;
(b)	any lien on such Ship for master's, officer's or crew's wages outstanding in the ordinary course of its trading; and
(c)	any lien on such Ship for salvage.
Permitted Security Interests means, in relation to any Mortgaged Ship, any Security Interest over it which is:
(a)	granted by the Finance Documents; or
(b)	a Permitted Maritime Lien; or
(c)	approved by the Majority Lenders,
or, in the case of Accounts only, any Security Interest created pursuant to the general banking conditions of the relevant Account Bank applicable to any such Account.
Pollutant means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.
Prepayment Fee Amount means, in respect of an Advance which is or is to be prepaid (in whole or in part) and/or cancelled as specified in clause 7.11 (Prepayment fee), the amount in dollars which is at that time 0.5% of any amount of that Advance which is to be so prepaid or cancelled by the Borrower.
Prepayment Notification Date has the meaning given to it in clause 7.9 (Prepayment option).

Prepayment Option Date has the meaning given to it in clause 7.9 (Prepayment option).
Quiet Enjoyment Agreement means, in relation to a Ship, a letter by the Security Agent addressed to, and acknowledged by, the relevant Owner and the Charterer of that Ship in the agreed form.
Quotation Day means, in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period unless market practice differs in the Interbank Market for a currency, in which case the Quotation Day for that currency shall be determined by the Agent in accordance with market practice in the Interbank Market (and if quotations would normally be given by leading banks in the Interbank Market on more than one (1) day, the Quotation Day will be the last of those days).
Receiver means a receiver or a receiver and manager or an administrative receiver appointed in relation to the whole or any part of any Charged Property under any relevant Security Document.
Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by each Reference Bank as the rate at which the relevant Reference Bank could borrow funds in the Interbank Market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.
Reference Banks means, in respect of LIBOR, ABN AMRO Bank N.V. and/or such other banks as may be appointed by the Agent in consultation with the Borrower.
Registry means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner's title to such Ship and the relevant Mortgage under the laws of its Flag State.
Relevant Jurisdiction means, in relation to an Obligor and the Manager:
(a)	its jurisdiction of incorporation;
(b)	any jurisdiction where any Charged Property owned by it is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
Relevant Percentage means:
(a)	in relation to the Commercial Facility and/or the Commercial Facility Advances, 33.33%;
(b)	in relation to the KEXIM Facility and/or the KEXIM Facility Advances, 46.67%; and
(c)	in relation to the KEXIM Covered Facility and/or the KEXIM Covered Facility Advances, 20%.
Repayment Date means, in relation to each Facility Advance:
(a)	the First Repayment Date for that Facility Advance;
(b)	each of the dates falling at 3 monthly intervals thereafter up to but not including the Final Repayment Date for that Facility Advance; and
(c)	the Final Repayment Date for that Facility Advance,
being, in each case, the due dates of the repayment instalments referred to in clause 6.2 (Scheduled repayment of Advances) for that Facility Advance.

Repeating Representations means each of the representations and warranties set out in clause 18 (Representations) other than clauses 18.10 (No insolvency), 18.11 (No filing or stamp taxes), 18.12 (Tax) and 18.20.2 (Ownership of shares).
Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
Requisition Compensation means, in relation to a Ship, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of such Ship.
Restricted Person means a person that:
(a)
is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person) or otherwise a target of Sanctions (target of Sanctions signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities or against whom Sanctions are otherwise directed);

(b)
is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of or, such country which is subject to Sanctions which attach legal effect to being domiciled, registered as located in, having its main place of business in, and/or being incorporated under the laws of such country;

(c)	is directly or indirectly owned by or controlled by a person referred to in (a) and/or (b) above; or
(d)	owns or controls a person referred to in (a) and/or (b) above.
Retention Account means any Account designated as a Retention Account under clause 27 (Bank accounts).
Sanctions means any economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:
(a)	the United States of America government;
(b)	the United Nations;
(c)	the European Union or any of its member states, including without limitation, the United Kingdom;
(d)	any country to which any Obligor, or any other Group Member or any Affiliate of any of them is bound; or
(e)
the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, and Her Majesty's Treasury (HMT) (together, the Sanctions Authorities).

Sanctions List means the "Specially Designated Nationals and Blocked Persons" list issued by OFAC, the "Consolidated List of Financial Sanctions Targets and Investment Ban List" issued by HMT, or any similar list issued or maintained or made public by any of the Sanctions Authorities.
Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars and the relevant period displayed on the appropriate pages LIBOR 01 or LIBOR 02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower and the Lenders.
Security Agent includes any person as may be appointed security agent and trustee for the other Finance Parties under this Agreement.
Security Documents means:
(a)	the Original Security Documents; and
(b)	any other document (other than the KEXIM Guarantee) as may be executed to guarantee and/or secure any amounts owing to the Finance Parties under this Agreement or any other Finance Document.
Security Interest means a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect.
Security Value means, at any time, the amount in dollars which, at that time, is the aggregate of (a) the Vessel Values (or, if less in relation to an individual Ship, the maximum amount capable of being secured by the Mortgage of the relevant Ship) of all of the Mortgaged Ships which have not then become a Total Loss and (b) the value of any additional security then held by the Security Agent or any other Finance Party provided under clause 25 (Minimum security value), in each case as most recently determined in accordance with this Agreement.
Selection Notice means a notice substantially in the form set out in Schedule 5 (Selection Notice) given in accordance with clause 9 (Interest Periods).
Share Security means, in relation to each Owner, the document constituting a first Security Interest in respect of all the shares of such Owner executed by the Borrower in favour of the Security Agent in the agreed form.
Ship A means the vessel described as such in Schedule 2 (Ship Information).
Ship B means the vessel described as such in Schedule 2 (Ship Information).
Ship C means the vessel described as such in Schedule 2 (Ship Information).
Ship Commitment means, in relation to a Ship, the amount specified as such in respect of such Ship in Schedule 2 (Ship information), as cancelled or reduced pursuant to any provision of this Agreement.
Ship D means the vessel described as such in Schedule 2 (Ship Information).
Ship Representations means each of the representations and warranties set out in clauses 18.27 (Ship status) and 18.28 (Ship's employment).
Ships means each of the ships described in Schedule 2 (Ship information), being each of Ship A, Ship B, Ship C and Ship D and:
(a)	in relation to Advance A, it means Ship A;
(b)	in relation to Advance B, it means Ship B;
(c)	in relation to Advance C, it means Ship C; or
(d)	in relation to Advance D, it means Ship D,
and Ship means any of them.

Spill means any actual or threatened spill, release or discharge of a Pollutant into the environment.
Spin-off means the transfer by the Parent of all or any of the shares of the Borrower to one or more other persons (other than by an IPO).
Spin-off Change of Control occurs if, at any time after a Spin-off has occurred but before and until an IPO is completed, without the prior written consent of the Majority Lenders and KEXIM:
(a)	any Owner ceases to be a direct wholly-owned Subsidiary of the Borrower; or
(b)	the Parent ceases to control, directly or indirectly, the Borrower; or
(c)
the Parent ceases to own legally and beneficially, either directly or indirectly, at least 50% of either of (i) the issued and outstanding share capital, or (ii) the issued and outstanding voting share capital, of or the Borrower; or

(d)	a person or persons acting in concert (other than the Parent):
(i)
own legally and/or beneficially, either directly or indirectly, more than 50% of the aggregate issued share capital of, or more than 50% of the aggregate issued voting share capital of, the Borrower; and/or

(ii)	have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent of it) of the Borrower; or
(e)	the Permitted Holders cease to control, directly or indirectly, the Parent; or
(f)
the Permitted Holders cease to own legally and beneficially, either directly or indirectly, at least 50% of either of (i) the issued and outstanding share capital or (ii) the issued and outstanding voting share capital, of the Parent; or

(g)	a person or persons acting in concert (other than the Permitted Holders):
(i)
own legally and/or beneficially, either directly or indirectly, more than 50% of the aggregate issued share capital of, or more than 50% of the aggregate issued voting share capital of, the Parent; and/or

(ii)	have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent of it) of the Parent.
Subsidiary of a person means any other person:
(a)	directly or indirectly controlled by such person; or
(b)	of whose dividends or distributions on ordinary voting share capital such person is entitled to receive more than 50%.
Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and Taxation shall be construed accordingly.
TMS means TMS Cardiff Gas Ltd., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any other person approved in writing by the Majority Lenders, and includes its successors in title.
Total Commercial Facility Commitments means the aggregate of the Commercial Facility Commitments, being $50,000,000 as at the date of this Agreement.

Total Commitments means the aggregate of the Total Commercial Facility Commitments, the Total KEXIM Facility Commitments and the Total KEXIM Covered Facility Commitments, being $150,000,000 at the date of this Agreement.
Total KEXIM Covered Facility Commitments means the aggregate of the KEXIM Covered Facility Commitments, being $30,000,000 as at the date of this Agreement.
Total KEXIM Facility Commitments means the aggregate of the KEXIM Facility Commitments, being $70,000,000 as at the date of this Agreement.
Total Loss means, in relation to a Ship, its:
(a)	actual, constructive, compromised, agreed or arranged total loss; or
(b)	requisition for title, confiscation or other compulsory acquisition by a government entity; or
(c)	hijacking, piracy, theft, condemnation, capture, seizure, arrest or detention for more than 30 days.
Total Loss Date means, in relation to the Total Loss of a Ship:
(a)	in the case of an actual total loss, the date it happened or, if such date is not known, the date on which the Ship was last reported;
(b)	in the case of a constructive, compromised, agreed or arranged total loss, the earliest of:
(i)	the date notice of abandonment of the Ship is given to its insurers; or
(ii)	if the insurers do not admit such a claim, the date later determined by a competent court of law to have been the date on which the total loss happened; or
(iii)	the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the Ship's insurers;
(c)	in the case of a requisition for title, confiscation or compulsory acquisition, the date it happened; and
(d)	in the case of hijacking, piracy, theft, condemnation, capture, seizure, arrest or detention, the date 30 days after the date upon which it happened.
Total Loss Repayment Date means, where a Mortgaged Ship has become a Total Loss after its Delivery, the earlier of:
(a)	the date 120 days after its Total Loss Date; and
(b)	the date upon which insurance proceeds or Requisition Compensation for such Total Loss are paid by insurers or the relevant government entity.
Transaction Security means the Security Interests created by the Finance Documents.
Transfer Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower or, at any time after the occurrence of an Event of Default, required by the Agent.
Transfer Date means, in relation to an assignment pursuant to a Transfer Certificate, the later of:
(a)	the proposed Transfer Date specified in the Transfer Certificate; and
(b)	the date on which the Agent executes the Transfer Certificate.

Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
Trust Property means, collectively:
(a)	all moneys duly received by the Security Agent under or in respect of the Finance Documents;
(b)	any portion of the balance on any Account held by or charged to the Security Agent at any time;
(c)
the Security Interests, guarantees, security, powers and rights given to the Security Agent under and pursuant to the Finance Documents including, without limitation, the covenants given to the Security Agent in respect of all obligations of any Obligor;

(d)
all assets paid or transferred to or vested in the Security Agent or its agent or received or recovered by the Security Agent or its agent in connection with any of the Finance Documents whether from any Obligor or any other person; and

(e)
all or any part of any rights, benefits, interests and other assets at any time representing or deriving from any of the above, including all income and other sums at any time received or receivable by the Security Agent or its agent in respect of the same (or any part thereof).

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.
US means the United States of America.
US Tax Obligor means:
(a)	the Borrower if it is resident for tax purposes in the US; or
(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
Utilisation means the making of an Advance.
Utilisation Date means, in respect of a Utilisation, the date on which that Utilisation is made.
Utilisation Request means a notice substantially in the form set out in Schedule 4 (Utilisation Request).
VAT means:
(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

Vessel Value means, in respect of a Mortgaged Ship, the value most recently attributed to that Mortgaged Ship as most recently determined pursuant to valuations undertaken in accordance with clause 25 (Minimum security value) and Vessel Values means the aggregate of the valuations of all the Mortgaged Ships.

1.2	Construction
1.2.1	Unless a contrary indication appears, any reference in any of the Finance Documents to:
(a)
Sections, clauses and Schedules are to be construed as references to the Sections and clauses of, and the Schedules to, the relevant Finance Document and references to a Finance Document include its Schedules;

(b)
a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as it may from time to time be amended, restated, novated or replaced, however fundamentally;

(c)	words importing the plural shall include the singular and vice versa;
(d)	a time of day is to Singapore time;
(e)	any person includes its successors in title, permitted assignees or transferees;
(f)
the knowledge, awareness and/or beliefs (and similar expressions) of any Obligor shall be construed so as to mean the knowledge, awareness and beliefs of the director and officers of such Obligor, having made due and careful enquiry;

(g)
two or more persons are acting in concert if pursuant to an agreement or understanding (whether formal or informal) they actively co-operate, through the acquisition (directly or indirectly) of shares in an entity by any of them, either directly or indirectly to obtain or consolidate control of that entity;

(h)	agreed form means:
(i)	where a Finance Document has already been executed by all of the relevant parties, such Finance Document in its executed form; and
(ii)
prior to the execution of a Finance Document, the form of such Finance Document separately agreed in writing between the Agent (acting on the instructions of all the Lenders) and the Borrower, whether before or after the date of this Agreement, as the form in which that Finance Document is to be executed or another form approved at the request of the Borrower or, if not so agreed or approved, in the form reasonably required by the Agent; (i)

(i)
approved by the Majority Lenders or approved by the Lenders means approved in writing by the Agent acting on the instructions of the Majority Lenders or, as the case may be, all of the Lenders (on such conditions as they may respectively impose) and otherwise approved means approved in writing by the Agent acting on the instructions of the Majority Lenders (on such conditions as the Agent (acting on the instructions of the Majority Lenders) may impose) and approval and approve shall be construed accordingly;

(j)	assets includes present and future properties, revenues and rights of every description;
(k)	an authorisation means any authorisation, consent, concession, approval, resolution, licence, exemption, filing, notarisation or registration;
(l)
charter commitment means, in relation to a vessel, any charter or contract for the use, employment or operation of that vessel or the carriage of people and/or cargo or the provision of services by or from it and includes any agreement for pooling or sharing income derived from any such charter or contract;

(m)	control of an entity means:
(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
A)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of that entity; or
B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or
C)	give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or
(ii)
the holding beneficially of more than 50% of the issued share capital of that entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security Interest over share capital shall be disregarded in determining the beneficial ownership of such share capital), and controlled shall be construed accordingly;
(n)
the term disposal or dispose means a sale, transfer or other disposal (including by way of lease or loan but not including by way of loan of money) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time, but not the creation of a Security Interest;

(o)	dollar, $ and USD means the lawful currency of the United States of America;
(p)
the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent (with the relevant exchange rate of any such purchase being the Agent's spot rate of exchange);

(q)	a government entity means any government, state or agency of a state;
(r)	a group of Lenders includes all the Lenders;
(s)
a guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(t)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(u)	month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:
(i)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that month (if there is one) or on the immediately preceding Business Day (if there is not); and

(ii)	if there is no numerically corresponding day in that month, that period shall end on the last Business Day in that month, and the above rules in paragraphs (i) to (ii) will only apply to the last month of any period;
(v)	an obligation means any duty, obligation or liability of any kind;
(w)
something being in the ordinary course of business of a person means something that is in the ordinary course of that person's current day-to-day operational business (and not merely anything which that person is entitled to do under its Constitutional Documents);

(x)	pay, prepay or repay in clause 28 (Business restrictions) includes by way of set-off, combination of accounts or otherwise;
(y)	a person includes any individual, firm, company, corporation, government entity or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);
(z)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation and includes (without limitation) any Basel II Regulation or Basel Ill Regulation;

(aa)
right means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity;

(bb)	trustee, fiduciary and fiduciary duty has in each case the meaning given to such term under applicable law;
(cc)
(i) the liquidation, winding up, dissolution, or administration of person or (ii) a receiver or administrative receiver or administrator in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

(dd)
an entity is a wholly-owned subsidiary of another entity if it has no shareholders or members except that other entity and that other entity's wholly-owned Subsidiaries or persons acting on behalf of that other entity or its wholly-owned Subsidiaries;

(ee)	a provision of law is a reference to that provision as amended or re-enacted; and
(ff)
a law includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the United States of America, any state thereof, Council of the European Union, the European Commission, the United Nations or its Security Council.

1.2.2
Where in this Agreement a provision includes a monetary reference level in one currency, unless a contrary indication appears, such reference level is intended to apply equally to its equivalent in other currencies as of the relevant time for the purposes of applying such reference level to any other currencies.

1.2.3	Section, clause and Schedule headings are for ease of reference only.

1.2.4
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.5
A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived to the satisfaction of the Agent acting on the instructions of the Lenders.

1.2.6
Unless a contrary indication appears, in the event of any inconsistency between the terms of this Agreement and the terms of any other Finance Document when dealing with the same or similar subject matter, the terms of this Agreement shall prevail.

1.3	Third party rights
1.3.1
Except for provisions expressed to be in favour of KEXIM, rights expressed to be for the benefit of or exercisable by KEXIM under a Finance Document or, unless expressly provided to the contrary in a Finance Document, a provision expressed to be for the benefit of a Finance Party or another Indemnified Person, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of the relevant Finance Document.

1.3.2
Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this Agreement in respect of KEXIM and without prejudice to the provisions of the KEXIM Guarantee).

1.3.3
An Indemnified Person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine.

1.3.4
Each party agrees that (a) KEXIM shall not have any obligations or liabilities under this Agreement unless and until it becomes a Lender in accordance with the terms of this Agreement and (b) this Agreement may not be amended to limit, modify or eliminate any rights of KEXIM without its prior written consent.

1.4	Finance Documents
Where any other Finance Document provides that this clause 1.4 shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Obligor shall apply to that Finance Document as if set out in it but with all necessary changes.
1.5	Conflict of documents
The terms of the Finance Documents (other than any Hedging Contracts and other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than any Hedging Contracts and other than in relation to the creation and/or perfection of security) the provisions of this Agreement shall prevail.

SECTION 2 - THE FACILITIES
2	THE FACILITIES
2.1	The Commercial Facility
Subject to the terms of this Agreement the Commercial Facility Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commercial Facility Commitments.
2.2	The KEXIM Facility
Subject to the terms of this Agreement, the KEXIM Facility Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total KEXIM Facility Commitments.
2.3	The KEXIM Covered Facility
Subject to the terms of this Agreement, the KEXIM Covered Facility Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total KEXIM Covered Facility Commitments.
2.4	Finance Parties' rights and obligations
2.4.1
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.4.2
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with clause 2.4.3. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

2.4.3
A Finance Party may, except as otherwise stated in the Finance Documents (including clauses 34.26 (All enforcement action through the Security Agent) and 35.2 (Finance Parties acting together)), separately enforce its rights under the Finance Documents.

3	PURPOSE
3.1	Purpose
The Borrower shall apply all amounts borrowed under the Facilities in accordance with this clause 3.
3.2	Use on Delivery
The Ship Commitment for each Ship shall be made available in one Advance solely for the purpose of assisting the Group Members to finance part of the Contract Price of that Ship payable on its Delivery by paying the same to the relevant Builder or, if and to the extent that there is a surplus after such payment to the Builder because the Ship Commitment (and the Advance) for such Ship is more than the part of the Contract Price which it is intended to finance on its Delivery, the balance shall be paid to the Borrower or to its order.

3.3	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4	CONDITIONS OF UTILISATION
4.1	Initial conditions precedent
The Borrower may not deliver a Utilisation Request unless the Agent, or its duly authorised representative, has received all of the documents and other evidence listed in Part 1 of Schedule 3 (Conditions precedent to any Utilisation) in form and substance satisfactory to the Agent (acting on the instructions of all Lenders) and the KEXIM Agent.
4.2	Ships and security conditions precedent
The Ship Commitment in respect of a Ship may only be drawn down under this Agreement if, on or before the Utilisation of the relevant Advance for that Ship, the Agent, or its duly authorised representative, has received all of the documents and evidence listed in Part 2 of Schedule 3 (Ships and security conditions precedent) in relation to such Ship in form and substance satisfactory to the Agent and the KEXIM Agent.
4.3	Notice to Lenders
The Agent shall notify the Borrower, the Lenders, KEXIM Agent and KEXIM promptly upon receiving and being satisfied with all of the documents and evidence delivered to it under this clause 4 or (if applicable) only those of clause 5.5 (Pre-placement of Advances) in form and substance satisfactory to it in respect of each Advance. Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives any such notification, the Lenders authorise (but do not require) the Agent to give that notification in respect of each Advance. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification in respect of an Advance.
4.4	Further conditions precedent
The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if on the date of a Utilisation Request and on the proposed Utilisation Date in relation to the Advance for a Ship:
(a)	no Default is continuing or would result from the proposed Utilisation;
(b)	the Repeating Representations and, in relation to the first Utilisation, all of the other representations set out in clause 18 (Representations) (except the Ship Representations), are true;
(c)
no events, facts, conditions or circumstances shall exist or have arisen or occurred (and neither the Agent nor any Lender or the Hedging Provider shall have become aware of other events, facts, conditions or circumstances not previously known to it), which the Agent (acting on the instructions of the Majority Lenders) shall determine, have had or could reasonably be expected to have, a Material Adverse Effect;

(d)	the Ship Representations are true so far as they relate to the Ship relating to the proposed Utilisation being made;
(e)
the Agent or any other Finance Party has not received any notice or other communication from KEXIM requesting the Lenders or any other Finance Party to suspend the Utilisation of the Facilities or stating or otherwise claiming (or purporting to claim) that the KEXIM Guarantee has been terminated or otherwise suspended; and

(f)	no Total Loss has occurred in relation to a Ship.

4.5	Waiver of conditions precedent
The conditions in this clause 4 are inserted solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Lenders.

SECTION 3 - UTILISATION
5	UTILISATION
5.1	Delivery of a Utilisation Request
The Borrower may utilise the Facilities by delivery to the Agent of a duly completed Utilisation Request not later than 11:00 a.m. two (2) Business Days before the proposed Utilisation Date.
5.2	Completion of a Utilisation Request
5.2.1	A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(a)	the proposed Utilisation Date in respect of an Advance is a Business Day falling not later than the Last Availability Date for that Advance;
(b)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount and the conditions of the Utilisations);
(c)	the proposed Interest Period complies with clause 9 (Interest Periods); and
(d)	it identifies the purpose for the Utilisation and that purpose complies with clause 3 (Purpose) and it identifies the Ship Commitment to which it relates.
5.2.2	The Ship Commitment in respect of a Ship may only be drawn down in a single amount in one Advance.
5.3	Currency and amount and the conditions of the Utilisations
5.3.1	The currency specified in a Utilisation Request must be dollars.
5.3.2	The total amount available and advanced under all Facilities shall not exceed the Total Commitments.
5.3.3	A proposed Advance specified in a Utilisation Request in relation to a Ship and the Advance in relation to that Ship shall:
(a)	not exceed the lower of:
(i)	the Ship Commitment for such Ship; and
(ii)
the amount in Dollars which is equal to 60% of the market value of that Ship as shown in the valuations of such Ship made pursuant to Part 2 of Schedule 3 (Ships and security conditions precedent); and

(b)	comprise a Commercial Facility Advance, a KEXIM Facility Advance and a KEXIM Covered Facility Advance, each in the Relevant Percentage of the Advance for that Ship.
5.3.4	An Advance shall be used for the purpose specified in clause 3 (Purpose) and solely in relation to the Ship to which that Advance relates, namely:
(a)	Advance A shall be made available under the Ship Commitment for Ship A and shall be used solely in relation to Ship A;
(b)	Advance B shall be made available under the Ship Commitment for Ship B and shall be used solely in relation to Ship B;

(c)	Advance C shall be made available under the Ship Commitment for Ship C and shall be used solely in relation to Ship C; and
(d)	Advance D shall be made available under the Ship Commitment for Ship D and shall be used solely in relation to Ship D.
5.4	Lenders' participation
5.4.1	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the relevant Utilisation Date through its Facility Office.
5.4.2
The amount of each Lender's participation in a Facility Advance being part of an Advance will be equal to the proportion borne by its Commercial Facility Commitment, KEXIM Facility Commitment and KEXIM Covered Facility Commitment (as applicable) to the Total Commercial Facility Commitments, Total KEXIM Facility Commitments and the Total KEXIM Covered Facility Commitments (as applicable) immediately prior to making the relevant Advance.

5.4.3
The Agent shall promptly notify each Lender of the amount of each Advance and each Facility Advance and the amount of its participation in each Advance and each Facility Advance, in each case by 11:00 a.m. on the Quotation Day.

5.4.4
The Agent shall pay all amounts received by it in respect of each Advance (and its own participation in it, if any) to the Borrower or the account of any of them or to the Builder, in each case in accordance with the instructions contained in the relevant Utilisation Request.

5.5	Pre-placement of Advances
5.5.1
Notwithstanding that the Borrower may have not yet satisfied all of the conditions precedent set out in Schedule 3 (Conditions precedent), in order to facilitate compliance by any Owner with a Contract, and provided that:

(a)	the Borrower has submitted a Utilisation Request in respect of an Advance in accordance with this clause 5;
(b)
the Borrower has satisfied the conditions precedent set out in Part 1 of Schedule 3 (Conditions precedent to any Utilisation) and paragraphs 7 and 12 of Part 2 of Schedule 3 (Ships and security conditions precedent); and

(c)
in the discretionary opinion of the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) the Borrower is likely to satisfy all remaining and outstanding conditions precedent set out in Part 1, and also in Part 2 of Schedule 3 (Ships and security conditions precedent) in relation to the Ship to which such Advance relates within five (5) Business Days from the Utilisation Date for such Advance and in any event on or before the Release (as defined below in clause 5.5.2) for such Advance, the Agent (acting on the instructions of the Majority Lenders) may, subject to the other terms and conditions of this clause 5.5 and the other provisions of this Agreement, make such Advance on the date specified in the relevant Utilisation Request, being the date on which the final instalment of the relevant Contract Price is required to be deposited in accordance with the relevant Contract and with a bank as provided in the relevant Contract and at all times acceptable to all the Lenders (a Builder's Bank).
5.5.2
An Advance utilised pursuant to this clause 5.5 (a Pre-placed Advance) shall (subject to the other provisions of this Agreement) be remitted by the Agent to the relevant Builder's Bank as a cash deposit in the Agent's name with the relevant Builder's Bank through its correspondent bank in New York, and will be held by the relevant Builder's Bank to the order of the Agent for release by the Agent to the Builder (a Release) and only subject to such irrevocable instructions addressed from the Agent to the relevant Builder's Bank as are acceptable to the Agent (irrevocable Instructions).

5.5.3
Any such Irrevocable Instructions in relation to a Pre-placed Advance shall in any event provide (inter alia) that the relevant Pre-placed Advance shall be returned to the Agent within ten (10) Business Days if not released to the Builder or its order. The Finance Parties and the Obligors hereby agree that the relevant Pre-placed Advance shall not be released to the Builder or to its order, and the Parties agree that the Agent (and the authorised representatives of the Agent specified in the Irrevocable Instructions) shall not agree to counter-sign the "Protocol of Delivery and Acceptance" in respect of the relevant Ship nor release the relevant Pre-placed Advance to the Builder or its order, unless and until:

(a)	the Agent or its duly authorised representative is satisfied that the "Protocol of Delivery and Acceptance" in respect of that Ship has been signed by the Builder and the relevant Owner; and
(b)
the Agent (acting on the instructions of all Lenders) is satisfied that all the conditions precedent set out in Part 1 of Schedule 3 (Conditions precedent to any Utilisation), in Part 2 of Schedule 3 (Ships and security conditions precedent) and in clause 4.4 (Further conditions precedent) in relation to such Ship and such Advance, have been satisfied in full or otherwise waived in accordance with the provisions of this Agreement.

5.5.4
The Borrower and each Owner hereby irrevocably and unconditionally undertakes that it shall not give any instructions to a Builder's Bank in respect of a Pre-placed Advance that are inconsistent with any Irrevocable Instructions in respect of that Pre-placed Advance.

5.5.5
The Borrower shall immediately prepay a Pre-placed Advance, together with interest thereon (calculated in accordance with clause 8.1 (Calculation of interest)), on the date on which the relevant Builder's Bank is required to return the moneys funded by that Pre-placed Advance to the Agent in accordance with the relevant Irrevocable Instructions (and regardless of whether the relevant Builder's Bank has then carried out such instructions), provided that any moneys actually returned to the Agent from the relevant Builder's Bank shall be applied by the Agent in satisfaction of such prepayment obligation of the Borrower and in payment of any amounts payable by the Borrower under clause 7.10 (Restrictions) as a result of such prepayment.

5.5.6
In case of application of this clause 5.5 in respect of any Pre-placed Advance, each Pre-placed Advance shall accrue interest in accordance with the terms of clause 8.1 (Calculation of interest) from the Utilisation Date for that Advance.

5.5.7
Any amount prepaid under clause 5.5.5 in respect of an Advance shall be, subject to the other terms of this Agreement, available to be redrawn by the Borrower where Delivery of the relevant Ship has been delayed, in again assisting the relevant Owner to satisfy its obligations under the relevant Contract.

SECTION 4 - REPAYMENT, PREPAYMENT AND CANCELLATION
6	REPAYMENT
6.1	Repayment
Subject to clause 7.9 (Prepayment option) and the other provisions of this Agreement, the Borrower shall repay, on each Repayment Date for a Facility Advance, such part of that Facility Advance as is required to be repaid by clause 6.2 (Scheduled repayment of Advances).
6.2	Scheduled repayment of Advances
6.2.1
The Borrower shall repay to the Commercial Facility Lenders each Commercial Facility Advance by 48 instalments, one such instalment to be repaid on each of the Repayment Dates relative to such Commercial Facility Advance and, to the extent not previously reduced:

(a)	each of the 1st to the 24th instalment of each Commercial Facility Advance shall be in the amount of 1/52nd of the amount of the relevant Commercial Facility Advance originally drawn;
(b)	each of the 25th to the 47th instalment of each Commercial Facility Advance shall be in the amount of 1/68th of the amount of the relevant Commercial Facility Advance originally drawn; and
(c)	the 48th instalment of each Commercial Facility Advance referred to above shall be in an amount equal to the outstanding balance of the relevant Commitment Facility Advance.
The amount of each such repayment instalment due on each such Repayment Date for each Commercial Facility Advance is shown indicatively in the relevant table of Schedule 9 (Table of Repayment Instalments), calculated on the assumption that the Commercial Facility Commitments for the relevant Commercial Facility Advance have been utilised in full.
6.2.2
The Borrower shall repay to the KEXIM Facility Lenders each KEXIM Facility Advance by 48 instalments, one such instalment to be repaid on each of the Repayment Dates relative to such KEXIM Facility Advance and, to the extent not previously reduced, each to be in the amount of 1/48th of the amount of the relevant KEXIM Facility Advance originally drawn. The amount of each such repayment instalment due on each such Repayment Date for each KEXIM Facility Advance is shown indicatively in the relevant table of Schedule 9 (Table of Repayment Instalments), calculated on the assumption that the KEXIM Facility Commitments for the relevant KEXIM Facility Advance have been utilised in full.

6.2.3
The Borrower shall repay to the KEXIM Covered Facility Lenders each KEXIM Covered Facility Advance, by 48 instalments, one such instalment to be repaid on each of the Repayment Dates relative to such KEXIM Covered Facility Advance and, to the extent not previously reduced, each to be in the amount of 1/48th of the amount of the relevant KEXIM Covered Facility Advance originally drawn. The amount of each such repayment instalment due on each such Repayment Date for each KEXIM Covered Facility Advance is shown indicatively in the relevant table of Schedule 9 (Table of Repayment Instalments), calculated on the assumption that the KEXIM Covered Facility Commitments for the relevant KEXIM Covered Facility Advance have been utilised in full.

6.2.4
On the Final Repayment Date in relation to a Facility Advance (without prejudice to any other provision of this Agreement), such Facility Advance shall be repaid in full. On the Final Maturity Date (without prejudice to any other provision of this Agreement) the Loans and any amounts owing by the Borrower to any Finance Party under any of the Finance Documents or owing under or in connection with the KEXIM Guarantee (as conclusively certified by the Agent) shall be repaid in full.

6.3	Adjustment of scheduled repayments
If the Facility Commitments in relation to a Facility Advance have been partially reduced under this Agreement and/or any part of any Facility Advance is prepaid (other than under clause 6.2 (Scheduled repayment for Advances)) before any Repayment Date for that Facility Advance, then the amount of the instalments by which the relevant Facility Advance shall be repaid under clause 6.2 (Scheduled repayment for Advances) on any such Repayment Date for that Facility Advance (as reduced by any earlier operation of this clause 6.3) shall be reduced pro rata to such prepayment of that Facility Advance or to such reduction in the Facility Commitments relating to that Facility Advance.
7	ILLEGALITY, PREPAYMENT AND CANCELLATION
7.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;
(b)
upon the Agent notifying the Borrower, the Commitments of that Lender will be immediately cancelled and the remaining Total Commitments and Facility Commitments (for each Facility in which that Lender participates) shall each be reduced accordingly, and the remaining Ship Commitments shall be reduced rateably; and

(c)
to the extent that the Lender's participation has not been assigned pursuant to clause 43.5 (Replacement of a Defaulting Lender), the Borrower shall repay that Lender's participation in the Advances on the last day of the Interest Period for each of those Advances occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Change of Control - IPO Change of Control — Spin-off Change of Control
If there is a Change of Control or an IPO Change of Control or a Spin-off Change of Control, the Borrower shall notify the Agent of the same upon its occurrence, and the Agent, upon becoming notified by any Party of a Change of Control or an IPO Change of Control or a Spin-off Change of Control, may, and if instructed by any one Lender or KEXIM shall, by notice to the Borrower:
(a)	cancel the Total Commitments, with effect from the date specified in that notice; and/or
(b)
declare that all or part of the Loans to be payable within 10 Business Days' of such notice, in which case the Borrower shall repay the Loans in full together with all amounts outstanding under this Agreement and the other Finance Documents within 10 Business Days of such notice.

7.3	Voluntary cancellation
The Borrower may, if they give the Agent not less than fifteen (15) days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $1,000,000 or a multiple of such amount) of the undrawn amount of the Facilities, such cancellation being applied to all the Facilities on a pro rata basis and to reduce one or more Ship Commitments, at the Borrower's discretion. Upon any such cancellation the Total Commitments shall be reduced by the same amount and the relevant Commitments of the Lenders and Facility Commitments reduced on a pro rata basis.

7.4	Voluntary prepayment
(a)
The Borrower may, if they give the Agent not less than thirty (30) days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of an Advance (but if in part, being a minimum amount of $1,000,000 or a multiple of such amount), on the last day of an Interest Period in respect of the amount to be prepaid or on any other date subject to payment of any Break Costs and the other provisions of this Agreement (including the prepayment fee (if any) referred to in clause 7.11 (Prepayment fee)). Each such prepayment shall be applied to each Loan and each Facility Advance on a pro rata basis.

(b)
In the event that any Advance is prepaid in full under this clause 7.4 and/or the Ship Commitment for a Ship is cancelled in full under clause 7.3 (Voluntary cancellation), then after such prepayment and/or cancellation and at the cost and expense of the Borrower, the Finance Parties agree to promptly release the Mortgage and the other security over or in respect of the Mortgaged Ship to which the relevant Advance and/or Ship Commitment relates, provided that no Event of Default exists at the time of, or would result from, such release and immediately after such release:

(i)	the Security Value shall be no less than the Minimum Value; and
(ii)	the ratio of (1) the aggregate of the Loans and the Hedging Exposure to (2) the Security Value, shall be not higher than the same ratio was before such release.
7.5	Right of replacement or cancellation and prepayment in relation to a single Lender/Right of cancellation in relation to a Defaulting Lender
7.5.1	If:
(a)	any sum payable to any Lender by an Obligor is required to be increased under clause 12.2 (Tax gross-up); or
(b)	any Lender claims indemnification from the Borrower under clause 12.3 (Tax indemnity) or clause 13.1 (Increased Costs); or
(c)	any Lender becomes a Non-Consenting Lender,
the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification or the relevant Lender becoming a Non-Consenting Lender continues for a maximum period of 30 days, give the Agent notice of cancellation of the Commitments of that Lender and their intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of their intention to replace that Lender in accordance with clause 7.5.4.
7.5.2
On receipt of a notice referred to in clause 7.5.1 above, the Commitments of that Lender shall immediately be reduced to zero and (unless the Commitments of the relevant Lender are replaced in accordance with clause 7.5.4) the Total Commitments and the Facility Commitments (for each Facility in which that Lender participates) shall each be reduced accordingly (and the Ship Commitments shall be reduced rateably). The Agent shall as soon as practicable after receipt of a notice referred to in clause 7.5.1 above, notify all the Lenders.

7.5.3
On the last day of each Interest Period which ends after the Borrower has given notice under clause 7.5.1 above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loans.

7.5.4
The Borrower may, in the circumstances set out in clause 7.5.1, on 10 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to assign (and, to the extent permitted by law, that Lender shall assign) pursuant to clause 32 (Changes to the Lenders) and subject always to clause 33.2 (Prohibition on Debt Purchase Transactions by the Group) all (and not part only) of its rights under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the assigning Lender in accordance with clause 32 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the assignment equal to the aggregate of:
(a)	the outstanding principal amount of such Lender's participation in the Loans;
(b)	all accrued interest owing to such Lender to the extent that the Agent has not given a notification under clause 32.8 (Pro rata interest settlement);
(c)
the Break Costs which would have been payable to such Lender pursuant to clause 10.4 (Break Costs) had the Borrower prepaid in full that Lender's participation in the Loans on the date of the assignment; and

(d)	all other amounts payable to that Lender under the Finance Documents on the date of the assignment.
7.5.5	The replacement of a Lender pursuant to clause 7.5.4 shall be subject to the following conditions:
(a)	the Borrower shall have no right to replace the Agent;
(b)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;
(c)	in no event shall the Lender replaced under clause 7.5.4 be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and
(d)
the Lender shall only be obliged to transfer its rights pursuant to clause 7.5.4 above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that assignment.

7.5.6
A Lender shall perform the checks described in clause 7.5.5(d) above as soon as reasonably practicable following delivery of a notice referred to in clause 7.5.4 above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

7.5.7
If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 10 Business Days' notice of cancellation of the undrawn Commitments of that Lender.

7.5.8
On the notice referred to in clause 7.5.7 above becoming effective, the undrawn Commitments of the Defaulting Lender shall immediately be reduced to zero and (unless the Commitments of the relevant Lender are replaced in accordance with clause 43.5 (Replacement of a Defaulting Lender)) the remaining undrawn Ship Commitments shall each be reduced rateably and the Total Commitments and the Facility Commitments shall be reduced accordingly.

7.5.9	The Agent shall, as soon as practicable after receipt of a notice referred to in clause 7.5.7 above, notify all Lenders.
7.6	Sale or Total Loss
7.6.1
On the Disposal Repayment Date of a Mortgaged Ship, the relevant Ship Commitment shall be reduced to zero and the Total Commitments shall be reduced accordingly (and the Facility Commitments and Commitments reduced pro rata), and the Borrower shall prepay the Loans by an amount equal to the higher of:

(a)	the full amount of the Advance relevant to such Ship; and
(b)	such amount as shall ensure that, immediately after such prepayment, the Security Value shall be no less than the Minimum Value; and

(c)
such amount as shall ensure that, immediately after such prepayment, the ratio of (i) the aggregate of the Loans and the Hedging Exposure to (ii) the Security Value, shall be no higher than the same ratio that was before such prepayment.

For the avoidance of any doubt, if the relevant Mortgaged Ship was the last Ship that was then a Mortgaged Ship as at its Disposal Repayment Date, then the Borrower shall in any event on such date prepay all Advances in full together with interest thereon and all the amounts owing under the Finance Documents and/or payable together with such prepayment pursuant to the Finance Documents.
7.6.2
Any such prepayment shall be applied in reduction of the Advance relevant to the Ship lost or sold until is prepaid in full and, as to its balance, in reduction of the other Advances pro rata between them.

7.7	Termination of KEXIM Guarantee
If at any time during the Facility Period:
(a)	any of the obligations of KEXIM under the KEXIM Guarantee are terminated, cancelled, become invalid, unenforceable or otherwise cease to be in full force and effect; or
(b)
it becomes unlawful or impossible for KEXIM to fulfill any of the obligations expressed to be assumed by it in the KEXIM Guarantee or for the KEXIM Agent, the Security Agent or a KEXIM Covered Facility Lender to exercise the rights or any of them vested in it under the KEXIM Guarantee (as applicable); or

(c)
the Agent or the Security Agent or any of the Lenders is informed of KEXIM's intention to, or KEXIM has stated its intention to, repudiate, terminate, cancel or suspend the application of the KEXIM Guarantee or amend, supplement, restate or otherwise modify the terms of the KEXIM Guarantee in any material respect without first obtaining the KEXIM Covered Facility Lenders' consent; or

(d)	any of the events or circumstances set out in clauses 30.9 (Insolvency) and 30.10 (Insolvency proceedings) occurs in relation to KEXIM, then as of the time such event occurs:
(i)	no Lender shall be obliged to fund any Advance;
(ii)	the Total Commitments shall be automatically cancelled; and
(iii)	the Loans together with accrued interest and all other sums payable under this Agreement and any Finance Document shall be immediately due and payable.
7.8	Automatic cancellation
Any part of the Total Commitments relating to an Advance which has not become available by the Last Availability Date for that Advance shall be automatically cancelled at close of business in London on the Last Availability Date for that Advance.
7.9	Prepayment option
7.9.1
Any Commercial Facility Lender may require the Borrower to prepay in full its participation in all Commercial Facility Advances, on the date falling 72 months after the earlier of (a) 31 January 2018 and (b) the second Utilisation Date (the Prepayment Option Date), by giving the Agent written notice to that effect no later than the date falling 90 days before the Prepayment Option Date (the Prepayment Notification Date) (and the Agent shall notify the other Lenders and the Borrower of such notice).

7.9.2
In the event that by the date (the Final Replacement Date) falling forty five (45) days prior to the Prepayment Option Date, each Commercial Facility Lender who has given a notice pursuant to clause 7.9.1 has not been replaced by another person as Commercial Facility Lender pursuant to the assignment provisions of clause 32 (Changes to the Lenders) (and subject always to clause 33.2 (Prohibition on Debt Purchase Transactions by the Group)), in respect of all (but not part) of its Commercial Facility Commitments and all of its participation in the Commercial Facility Advance (but without the prepayment option set out in this clause 7.9 which shall no longer apply in favour of such replacement Commercial Facility Lender), the Borrower shall notify the Agent and the Agent shall give to the other Commercial Facility Lenders, the KEXIM Facility Lenders, the KEXIM Covered Facility Lenders and KEXIM, written notice of such circumstances on that date, upon which event:

(a)
each Commercial Facility Lender shall have the right to require the Borrower to prepay in full its participation in each Commercial Facility Advance on the Prepayment Option Date. In such case, on such date, all such Commercial Facility Lender's participation in each Commercial Facility Advance shall be so due and payable and the Commercial Facility Commitment of each such Lender in respect of all Commercial Facility Advances will immediately be cancelled. Each Commercial Facility Lender shall have such right, if it has notified the other Commercial Facility Lenders and the Agent, and the Agent has notified the Borrower and the other Lenders, in each case not later than the date falling seven (7) days after the Final Replacement Date, of such Commercial Facility Lender's intention to exercise such option;

(b)
each KEXIM Facility Lender shall have the right to require the Borrower to prepay in full its participation in each KEXIM Facility Advance on the Prepayment Option Date. In such case, on such date, all such KEXIM Facility Lender's participation in each KEXIM Facility Advance shall be so due and payable and the KEXIM Facility Commitment of each such Lender in respect of all KEXIM Facility Advances will immediately be cancelled. Each KEXIM Facility Lender shall have such right, if it has notified the other KEXIM Facility Lenders and the Agent, and the Agent has notified the Borrower and the other Lenders, in each case not later than the date falling seven (7) days after the Final Replacement Date, of such KEXIM Facility Lender's intention to exercise such option; and

(c)
KEXIM shall have the right to request each KEXIM Covered Facility Lender (whereupon each KEXIM Covered Facility Lender shall do so) to require the Borrower to prepay in full its participation in each KEXIM Covered Facility Advance on the Prepayment Option Date. In such case, on such date, all such KEXIM Covered Facility Lenders' participations in each KEXIM Covered Facility Advance shall be so due and payable and the KEXIM Covered Facility Commitments of all such Lenders in respect of all KEXIM Covered Facility Advances will immediately be cancelled. KEXIM shall have such right and each KEXIM Covered Facility Lender shall act in accordance with KEXIM request in respect of its own KEXIM Covered Facility participation, if KEXIM has notified each KEXIM Covered Facility Lender and the Agent, and the Agent has notified the Borrower and the other Lenders, in each case not later than the date falling seven (7) days after the Final Replacement Date, of KEXIM's request to that effect and the intention of KEXIM (and, consequently, the KEXIM Covered Facility Lenders' intention) to exercise such option.

7.9.3
For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement or any other Finance Document, none of the Commercial Facility Lenders, the KEXIM Facility Lenders, the KEXIM Covered Facility Lenders or KEXIM require the consent of any person (including any other Finance Party or any Obligor) in order to exercise any of their options under this clause 7.9. No KEXIM Covered Facility Lender shall be entitled to exercise any of their option under this clause 7.9 in respect of its participation in each KEXIM Covered Facility Advance, unless KEXIM instructs them to do so pursuant to the terms of this clause 7.9.

7.9.4
For the avoidance of any doubt, upon the sending of any such notification from the Agent to the Borrower and the Lenders under the above clauses 7.9.1 and 7.9.2 in respect of a Facility Lender and the Facility Advances, the participation of the relevant Facility Lender in all such Facility Advances shall become payable in full on the Prepayment Option Date, together with interest on such Facility Advances, and any and all other amounts due and payable under this Agreement and the other Finance Documents.
7.9.5
For the avoidance of doubt, the option of each Commercial Facility Lender under clause 7.9.2 above may be exercised in respect of each one of the Facility Advances and in respect of any or all of the Facility Advances at such Commercial Facility Lender's absolute discretion and irrespective of the decision of any of the Commerical Facility Lenders to exercise or not their options under this clause 7.9 in respect of any other Facilty Advance.

7.9.6
For the avoidance of doubt, the option of each KEXIM Facility Lender and KEXIM (and, consequently the KEXIM Covered Facility Lenders) under clause 7.9.2 above may be exercised in respect of each one of the Facility Advances and in respect of any or all of the Facility Advances at such KEXIM Facility Lender's or KEXIM's absolute discretion (as applicable) and irrespective of the decision of any of the KEXIM Facility Lenders or KEXIM to exercise or not their options under this clause 7.9 in respect any other Facility Advance.

7.10	Restrictions
7.10.1
Any notice of cancellation or prepayment given by any Party under this clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.10.2
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and the relevant prepayment fee payable under clause 7.11 (Prepayment fee) and, subject to any Break Costs, without any other premium or penalty.

7.10.3	The Borrower may not re-borrow any part of the Facilities which is repaid or prepaid.
7.10.4
The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement (subject as provided in clause 5.5.7).

7.10.5	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
7.10.6	If the Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.
7.10.7
If the Total Commitments are partially reduced under this Agreement (other than under clause 7.1(Illegality), clause 7.5 (Right of replacement or cancellation and prepayment in relation to a single Lender/Right of cancellation in relation to a Defaulting Lender) and clause 7.9 (Prepayment option), the Commitments of all the Lenders and the Facility Commitments shall be reduced rateably and in all cases where the Total Commitments are partially reduced under this Agreement (other than in relation to a cancellation of all of the Ship Commitment for a Ship) the remaining Ship Commitments shall be reduced rateably.

7.10.8
If an Advance is or the Loans are partially prepaid under this Agreement (other than under clause 7.1 (Illegality), clause 7.5 (Right of replacement or cancellation and prepayment in relation to a single Lender/Right of cancellation in relation to a Defaulting Lender) and clause 7.9 (Prepayment option)), the amount prepaid shall reduce the participation of all the Lenders in that Advance or (as the case may be) the Loans rateably.

7.10.9	Any prepayment for the account of all the Lenders shall be applied pro rata to each Lender's participation in the Advances, other than:
(a)
a prepayment under clause 7.6 (Sale or Total Loss), where such prepayment will be applied, firstly, to the Advance in relation to the relevant Ship lost or sold only and, secondly, any additional amount to the other Advances pro rata; and

(b)	a prepayment under clause 7.4 (Voluntary prepayment), where the Borrower may select to prepay a specific Advance only.
7.10.10
Any prepayment under this Agreement shall be made, where applicable, together with payment of any amount falling due to the Hedging Provider under a Hedging Contract as a result of the termination or close out of that Hedging Contract or any Hedging Transaction under it in relation to that prepayment.

7.11	Prepayment fee
(a)
If the Borrower prepays any amount of any Commercial Facility Advance or KEXIM Covered Facility Advance at any time within 24 months following its Utilisation Date pursuant to clause 7.2 (Change of Control — IPO Change of Control — Spin-off Change of Control), 7.4 (Voluntary prepayment) or 7.6 (Sale or Total Loss) but the latter only in the event of a sale of a Ship, then they shall also pay to the Agent (for the account of all the Commercial Facility Lenders and the KEXIM Covered Facility Lenders pro rata to their Commitments to such Commercial Facility Advance or (as the case may be) KEXIM Covered Facility Advance) a prepayment fee equal to the applicable Prepayment Fee Amount.

(b)
If the Borrower prepays any amount of any KEXIM Facility Advance at any time throughout the Facility Period pursuant to clause 7.2 (Change of Control — IPO Change of Control—Spin-off Change of Control), 7.4 (Voluntary prepayment) or 7.6 (Sale or Total Loss) but the latter only in the event of a sale of a Ship, then they shall also pay to the Agent (for the account of all the KEXIM Facility Lenders pro rata to their Commitments to such KEXIM Facility Advance) a prepayment fee equal to the applicable Prepayment Fee Amount.

(c)
No prepayment fee shall be payable under this clause 7.11 in relation to one or more Facility Advances 'in the event of a prepayment in full of such Facility Advance or Facility Advances which results from either (i) a direct refinancing from the same Facility Lenders participating in the Facility Advance(s) being prepaid; or (ii) a prepayment of the same pursuant to clause 7.9 (Prepayment option).

(d)	The Borrower acknowledges that the prepayment fees referred to in this clause 7.11 represent a genuine pre-estimate of the loss the relevant Lenders shall suffer in such circumstances.

SECTION 5 - COSTS OF UTILISATION
8	INTEREST
8.1	Calculation of interest
The rate of interest on each Facility Advance forming part of an Advance for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(a)	Margin; and
(b)	LIBOR for that Interest Period.
8.2	Payment of interest
The Borrower shall pay accrued interest on:
(a)	each Commercial Facility Advance for the account of the Commercial Facility Lenders;
(b)	each KEXIM Facility Advance for the account of the KEXIM Facility Lenders; and
(c)	each KEXIM Covered Facility Advance of the account of the KEXIM Covered Facility Lenders, on the last day of each Interest Period for the Advance of which each such Facility Advance forms part (and, if an Interest Period is longer than three (3) months, on the dates falling at three (3) monthly intervals after the first day of that Interest Period).
8.3	Default interest
8.3.1
If an Obligor fails to pay any amount payable by it under a Finance Document (other than a Hedging Contract) on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 8.3.2 below, is two (2) percentage points higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Facility Advance to which it relates for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing in accordance with this clause 8.3 shall be immediately payable by the Obligors on demand by the Agent.

8.3.2
If any overdue amount consists of all or part of a Facility Advance which became due on a day which was not the last day of an Interest Period relating to that Facility Advance or the relevant part of it:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Facility Advance; and
(b)
the rate of interest applying to the overdue amount during that first Interest Period shall be two (2) percentage points higher than the rate which would have applied if the overdue amount had not become due.

8.3.3
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest
The Agent shall notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9	INTEREST PERIODS
9.1	Selection of Interest Periods
9.1.1	The Borrower may select an Interest Period for an Advance in the Utilisation Request for that Advance or (if that Advance has already been borrowed) in a Selection Notice.
9.1.2	Each Selection Notice is irrevocable and must be delivered to the Agent by the Borrower not later than 11:00 a.m. two (2) Business Days before the last day of the then current Interest Period.
9.1.3
If the Borrower fails to deliver a Selection Notice to the Agent in accordance with clause 9.1.2, the relevant Interest Period will, subject to clause 9.2 (Interest Periods overrunning Repayment Dates), be three (3) months.

9.1.4	Subject to this clause 9, the Borrower may select an Interest Period of three (3) months or any other period agreed between the Borrower and the Agent on the instructions of all the Lenders.
9.1.5	No Interest Period in respect of an Advance shall extend beyond the Final Repayment Date for that Advance.
9.1.6
The first Interest Period for an Advance shall start on the Utilisation Date for such Advance and each subsequent Interest Period for such Advance shall start on the last day of its preceding Interest Period.

9.2	Interest Periods overrunning Repayment Dates
If the Borrower selects an Interest Period in respect of a Facility Advance which would overrun any later Repayment Date for that Facility Advance, the relevant Facility Advance shall be divided into parts corresponding to the amounts by which the Total Commitments for that Facility Advance are scheduled to be reduced under clause 6.2 (Scheduled repayment of Advances) on each of the Repayment Dates for that Facility Advance falling during such Interest Period (each of which shall have a separate Interest Period ending on the relevant Repayment Date for that Facility Advance) and to the balance of that Facility Advance (which shall have the Interest Period selected by the Borrower).
9.3	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
10	CHANGES TO THE CALCULATION OF INTEREST
10.1	Absence of quotations
Subject to clause 10.2 (Market Disruption Event), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11:00 a.m. on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.
10.2	Market Disruption Event
10.2.1
If a Market Disruption Event occurs in relation to a Facility Advance for any Interest Period, then the rate of interest on each Lender's share of that Facility Advance for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the applicable Margin; and

(b)
the rate notified to the Agent by that Lender as soon as practicable and in any event not later than five (5) Business Days before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Facility Advance from whatever source it may reasonably select.

10.2.2	If a Market Disruption Event occurs the Agent shall, as soon as is practicable, notify the Borrower.
10.2.3	In this Agreement:
Market Disruption Event means that:
(a)
at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant Interest Period; or

(b)
before close of business in London on the Quotation Day for the relevant Interest Period in respect of a Facility Advance, the Agent receives notifications from a Lender or Lenders (whose participations in that Facility Advance equal or exceed 50% of that Facility Advance or, if prior to the first Utilisation, whose Commitments equal or exceed 50% of the Total Commitments) that the cost to it of funding its participation in that Facility Advance from whatever source it may reasonably select would be in excess of LIBOR.

10.3	Alternative basis of interest or funding
10.3.1
If a Market Disruption Event occurs and the Agent or the Borrower so require, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.2	Any alternative basis agreed pursuant to clause 10.3.1 above shall, with the prior consent of all the Lenders be binding on all Parties.
10.4	Break Costs
10.4.1
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum or relevant part of it.

10.4.2	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
11	FEES
11.1	Commitment commission
11.1.1
The Borrower shall pay to the Agent (for the account of each Commercial Facility Lender) a fee in dollars computed at the rate of 0.84% per annum on the undrawn and uncancelled portion of that Lender's Commercial Facility Commitment calculated on a daily basis from the date of this Agreement (the Start Date).

11.1.2
The Borrower shall pay to the Agent (for the account of each KEXIM Facility Lender) a fee in dollars computed at the rate of 0.84% per annum on the undrawn and uncancelled portion of that Lender's KEXIM Facility Commitment calculated on a daily basis from the Start Date.

11.1.3
The Borrower shall pay to the Agent (for the account of each KEXIM Covered Facility Lender) a fee in dollars computed at the rate of 0.6% per annum, on the undrawn and uncancelled portion of that Lender's KEXIM Covered Facility Commitments calculated on a daily basis from the Start Date.

11.1.4
The Borrower shall pay the accrued commitment fee referred to in clauses 11.1.1, 11.1.2 and 11.1.3 above on the date falling three (3) months after the Start Date, on the last day of each successive period of three (3) months thereafter until the Last Availability Date to occur, on the Last Availability Date to occur and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitments at the time the cancellation is effective.

11.1.5	No commitment fee is payable to the Agent (for the account of a Lender) on any undrawn Commitments of that Lender for any day on which that Lender is a Defaulting Lender.
11.2	Arrangement fee
The Obligors shall pay to the Agent (for distribution to the Arranger and the Lenders in a manner agreed between the Arranger and the Lenders in the Arranger's discretion) an arrangement fee in the amount and at the times agreed in a Fee Letter.
11.3	Agency Fee
The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.
11.4	KEXIM Guarantee Fee
11.4.1
The Borrower acknowledges that the KEXIM Covered Facility Lenders shall procure the KEXIM Guarantee is issued by KEXIM and shall benefit from it throughout the duration of the Facility Period. The Borrower agrees to pay to KEXIM (for its own account) the KEXIM Guarantee Fee in respect of each KEXIM Covered Facility Advance in the amounts, at the rate and in the manner specified in the KEXIM Guarantee. The KEXIM Guarantee Fee in respect of each KEXIM Covered Facility Advance shall be payable by the Utilisation Date for the relevant Advance and otherwise subject to and as more specifically provided in the KEXIM Guarantee.

11.4.2
The Borrower agrees that its obligation to make the payments set out in clause 11.4.1 above to KEXIM in respect of the KEXIM Guarantee Fee (or any part thereof) shall be an absolute obligation and shall not be affected by any matter whatsoever. Any refund of the KEXIM Guarantee Fee (or any part thereof) shall be made in accordance with the KEXIM Guarantee which provides that the KEXIM Guarantee Fee shall only be refundable to the KEXIM Covered Facility Lenders in accordance with the provisions of the KEXIM Guarantee, namely only in the following cases and percentages:

(a)
in the event of a full (but not part) prepayment of a KEXIM Covered Facility Advance made under clause 7.4 (Voluntary prepayment), refund in an amount equal to 75% of the KEXIM Guarantee Fee paid for such KEXIM Covered Facility Advance;

(b)
in the event of a full (but not part) cancellation of a KEXIM Covered Facility Advance or of the corresponding Ship Commitment made under clause 7.3 (Voluntary cancellation) or clause 7.8 (Automatic cancellation) or in the event that a KEXIM Covered Facility Advance is not utilised by its Last Availaility Date for any reason whatsoever, refund in an amount equal to 100% of the KEXIM Guarantee Fee paid for such KEXIM Covered Facility Advance; and

(c)
in the event of a prepayment of a KEXIM Covered Facility Advance made in respect of a sale (but not in the event of Total Loss) of a Mortgaged Ship pursuant to clause 7.6 (Sale or Total Loss), refund in an amount equal to 75% of the KEXIM Guarantee Fee paid for such KEXIM Covered Facility Advance, in each case, reduced pro rata to take into account the period for which KEXIM has been liable under the KEXIM Guarantee for such prepaid or cancelled or undrawn amount (as applicable) until the actual date of prepayment or cancellation or the relevant Last Availability Date (as the case may be), and otherwise subject to the terms of the KEXIM Guarantee. Any refund to the KEXIM Covered Facility Lenders shall be in turn refundable by the KEXIM Facility Lenders to the Borrower in accordance with and subject to clause 11.4.3 below.

11.4.3
If a Finance Party receives a refund of the KEXIM Guarantee Fee from KEXIM and if all amounts due and owing by the Borrower at that time have been discharged in full, such refund shall be payable to the Borrower. A Finance Party which has not received a refund of the KEXIM Guarantee Fee to which it is entitled pursuant to the relevant KEXIM Guarantee, shall take any appropriate steps in order to receive such refund.

11.4.4
The Borrower acknowledges that the amount of the KEXIM Guarantee Fee (and any agreement to refund any part of the same) has been solely determined by KEXIM and no Finance Party is in any way involved in the determination of the amount of the KEXIM Guarantee Fee (or of any such refund) and agree that the Borrower shall have no claim or defence against any Finance Party in connection with the amount of the KEXIM Guarantee Fee (or of any such refund).

SECTION 6 - ADDITIONAL PAYMENT OBLIGATIONS
12	TAX GROSS-UP AND INDEMNITIES
12.1	Definitions
12.1.1	In this Agreement:
Protected Party means a Finance Party or, in relation to clause 14.5 (Indemnity concerning security) and clause 14.8 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.5 (Indemnity concerning security), any Indemnified Person, which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document or the KEXIM Guarantee.
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a Hedging Contract) or the KEXIM Guarantee other than a FATCA Deduction.
12.1.2	Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.
12.1.3	This clause 12.1 shall not apply in respect of any payments under any Hedging Contract, where the gross-up provisions of the Hedging Master Agreement itself shall apply.
12.2	Tax gross-up
12.2.1	Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.
12.2.2
The Borrower shall, promptly upon any of them becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

12.2.3
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor under the relevant Finance Document shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.5
Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party (including by way of receipts) that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.2.6	This clause 12.2 shall not apply in respect of any payments under any Hedging Contract, where the gross-up provisions of the Hedging Master Agreement itself shall apply.
12.3	Tax indemnity
12.3.1	Each Obligor who is a Party shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or the KEXIM Guarantee.
12.3.2	Clause 12.3.1 above shall not apply:
(a)	with respect to any Tax assessed on a Finance Party:
(i)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;
(b)	to the extent a loss, liability or cost is compensated for by an increased payment under clause 12.2 (Tax gross-up);
(c)	to the extent a loss, liability or cost is compensated for by a payment under clause 12.4 (Indemnities on after Tax basis); or
(d)	to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party.
12.3.3
A Protected Party making, or intending to make a claim under clause 12.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower and the Guarantors.

12.3.4	A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Agent.
12.4	Indemnities on after Tax basis
12.4.1
If and to the extent that any sum payable to any Protected Party by the Borrower under any Finance Document by way of indemnity or reimbursement proves to be insufficient, by reason of any Tax suffered thereon, for that Protected Party to discharge the corresponding liability to a third party, or to reimburse that Protected Party for the cost incurred by it in discharging the corresponding liability to a third party, the Borrower shall pay that Protected Party such additional sum as (after taking into account any Tax suffered by that Protected Party on such additional sum) shall be required to make up the relevant deficit.

12.4.2
If and to the extent that any sum (the Indemnity Sum) constituting (directly or indirectly) an indemnity to any Protected Party but paid by the Borrower to any person other than that Protected Party, shall be treated as taxable in the hands of the Protected Party, the Borrower shall pay to that Protected Party such sum (the Compensating Sum) as (after taking into account any Tax suffered by that Protected Party on the Compensating Sum) shall reimburse that Protected Party for any Tax suffered by it in respect of the Indemnity Sum.

12.4.3
For the purposes of this clause 12.4 a sum shall be deemed to be taxable in the hands of a Protected Party if it falls to be taken into account in computing the profits or gains of that Protected Party for the purposes of Tax and, if so, that Protected Party shall be deemed to have suffered Tax on the relevant sum at the rate of Tax applicable to that Protected Party's profits or gains for the period in which the payment of the relevant sum falls to be taken into account for the purposes of such Tax.

12.5	FATCA Information
12.5.1	Subject to clause 12.5.3 below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:
(a)	confirm to that other Party whether it is:
(i)	a FATCA Exempt Party; or
(ii)	not a FATCA Exempt Party;
(b)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(c)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

12.5.2
If a Party confirms to another Party pursuant to clause 12.5.1(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.5.3
Clause 12.5.1 above shall not oblige any Finance Party to do anything, and paragraph (c) of clause 12.5.1 above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;
(b)	any fiduciary duty; or
(c)	any duty of confidentiality.
12.5.4
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (a) and (b) (including, for the avoidance of doubt, paragraph (c), where it applies) of clause 12.5.1, then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.5.5
If the Borrower is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(a)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(b)	where the Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date;
(c)	the date a new US Tax Obligor accedes as the Borrower; or
(d)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:
(i)	a withholding certificate on Form W-8 or Form W-9 or any other relevant form; or

(ii)	any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this clause 12.5.5 to the Borrower.
12.5.6
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to clause 12.5.5 above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

12.5.7
The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to clause 12.5.5 or 12.5.6 above without further verification. The Agent shall not be liable for any action taken by it under or in connection with clause 12.5.5 or 12.5.6 above or this clause 12.5.7.

12.6	FATCA Deduction
12.6.1
Each Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.6.2
Each Party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Finance Parties and the Agent shall notify the other Finance Parties.

12.7	Stamp taxes
The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document or the KEXIM Guarantee provided that this clause 12.7 shall not apply in respect of any such stamp duty or Tax which is payable in respect of an assignment or transfer by a Finance Party of any of its rights and/or obligations under any Finance Document or the KEXIM Guarantee, except if such assignment or transfer:
(a)	is required, requested or initiated by KEXIM; and/or
(b)	is required by the terms of the Finance Documents or the KEXIM Guarantee; and/or
(c)	is made to or in favour of KEXIM,
in respect of which this clause 12.7 shall apply in any event.
12.8	Value added tax
12.8.1
All amounts set out, or expressed in a Finance Document to be payable by any party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause 12.8.3 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Finance Document, that party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such party).
12.8.2
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any party to a Finance Document other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration):

(a)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (a) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

12.8.3
Where a Finance Document requires any party to it to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment of in respect of such VAT from the relevant tax authority.

12.8.4
Any reference in this clause 12.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

12.8.5
In relation to any supply made by a Finance Party to any party under a Finance Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

13	INCREASED COSTS
13.1	Increased Costs
13.1.1
Subject to clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates which:

(a)
arises as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement; and/or

(b)	is a Basel III Increased Cost.
13.1.2	In this Agreement Increased Costs means:
(a)	a reduction in the rate of return from the Facilities or on a Finance Party's (or its Affiliate's) overall capital;
(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.
13.2	Increased Cost claims
13.2.1	A Finance Party intending to make a claim pursuant to clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall notify the Borrower.
13.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
13.3	Exceptions
13.3.1	Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is
(a)	attributable to a Tax Deduction required by law to be made by an Obligor;
(b)
compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.3.2 applied);

(c)	attributable to a FATCA Deduction required to be made by a Party; or
(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
13.3.2	In this clause 13.3, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Definitions).
14	OTHER INDEMNITIES
14.1	Currency indemnity
14.1.1
If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; and/or
(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall, as an independent obligation, within three Business Days of demand by a Finance Party, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
14.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
14.2	Mandatory cost
The Borrower shall, on demand by the Agent, pay to the Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Agent setting out its calculations in reasonably sufficient detail and its good faith determination of the amount necessary to compensate it for complying with:
(a)
in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b)
in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loans.
14.3	Other indemnities
14.3.1
The Borrower and the Guarantors shall (or shall procure that another Obligor will), within three (3) Business Days of demand by a Finance Party, indemnify each Finance Party and KEXIM against any and all Losses incurred by that Finance Party or KEXIM (as the case may be) as a result of:

(a)	the occurrence of any Event of Default;
(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any and all Losses arising as a result of clause 36 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in an Advance requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)	under or pursuant to, the KEXIM Guarantee;
(e)	KEXIM making any payment to or for the account of a Finance Party under the KEXIM Guarantee subject to any withholding or other deduction on account of Tax;
(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower;
(g)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement; or
(h)	the information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect.
14.3.2
The Borrower shall (or shall procure that another Obligor will), within three (3) Business Days of demand by an Indemnified Person, indemnify each Indemnified Person against any and all Losses, joint or several that may be incurred by or asserted or awarded against any Indemnified Person, in each case arising out of or in connection with or relating to any claim investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to this Agreement (or the transactions contemplated hereby) or any use made or proposed to be made with the proceeds of the Facilities (including an Environmental Claim made or asserted against an Indemnified Person if such Environmental Claim would not have been, or been capable of being, made or asserted against an Indemnified Person if the Finance Parties or KEXIM had not entered into any of the Finance Documents or the KEXIM Guarantee and/or exercised any of their rights, powers and discretions thereby conferred and/or performed any of their obligations thereunder and/or been involved in any of the transactions contemplated by the Finance Documents or the KEXIM Guarantee). This indemnity shall apply whether or not such claims, investigation, litigation or proceedings is brought by any Obligor, any other Group Member, any of their shareholders, their Affiliates, or creditors, or an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto, except to the extent such Losses are found in a final non-appealable judgement by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or wilful misconduct. Each Indemnified Person may enforce and enjoy the benefit of this clause 14.3.2 under the Third Parties Act.
14.4	Indemnity to the Agent, the Security Agent, KEXIM Agent and KEXIM
The Borrower and the Guarantors shall promptly indemnify the Agent, the Security Agent, the KEXIM Agent and KEXIM against:
14.4.1	any and all Losses incurred by the Agent or the Security Agent, the KEXIM Agent or KEXIM (acting reasonably) as a result of:
(a)
without prejudice to clause 34.7.2(a) as extended to the Security Agent by clause 34.22 (Application of certain clauses to Security Agent) investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or
(d)
any action taken by the Agent or the Security Agent, the KEXIM Agent or KEXIM or any of its or their representatives, agents or contractors in connection with any powers conferred by any Security Document to enforce any Security Interest thereunder or to remedy any breach of any Obligor's obligations under the Finance Documents; and

14.4.2
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent or the Security Agent or the KEXIM Agent or KEXIM (otherwise than by reason of the Agent's or the Security Agent's or the KEXIM Agent's or KEXIM's gross negligence or wilful default) (or, in the case of any cost, loss or liability pursuant to clause 37.11 (Disruption to payment systems etc.) notwithstanding the Agent's or the Security Agent's or the KEXIM Agent's or the KEXIM's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent or the Security Agent under the Finance Documents.

Further, and without prejudice to clauses 11 (Fees) and 16 (Costs and expenses), the Borrower shall indemnify each KEXIM Covered Facility Lender on demand and hold each of those parties harmless from and against any duly evidenced additional premiums, costs, expenses or fees as provided for under the KEXIM Guarantee which KEXIM may charge, invoice or set-off against amounts owing to such Lenders.
14.5	Indemnity concerning security
14.5.1	The Borrower and the Guarantors shall (or shall procure that another Obligor will) promptly indemnify each Indemnified Person against any and all Losses incurred by it in connection with:
(a)	any failure by the Borrower to comply with clause 16 (Costs and expenses);
(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(c)	the taking, holding, protection or enforcement of the Security Documents;

(d)
the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and/or any other Finance Party and each Receiver by the Finance Documents or by law unless and to the extent that it was caused by its gross negligence or wilful default;

(e)
any claim (whether relating to the environment or otherwise) made or asserted against the Indemnified Person which would not have arisen but for the execution or enforcement of one or more Finance Documents (unless and to the extent it is caused by the gross negligence or wilful default of that Indemnified Person); or

(f)	any breach by any Obligor of any of its obligations expressed to be assumed by it in the Finance Documents.
14.5.2
The Security Agent may, in priority to any payment to the other Finance Parties, indemnify itself out of the Trust Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.5 and shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all monies payable to it.

14.6	Continuation of indemnities
The indemnities by the Borrower in favour of the Indemnified Persons contained in this Agreement shall continue in full force and effect notwithstanding any breach by any Finance Party or the Borrower of the terms of this Agreement, the repayment or prepayment of the Loans, the cancellation of the Total Commitments or the repudiation by the Agent or the Borrower of this Agreement.
14.7	Third Parties Act
Each Indemnified Person may rely on the terms of clauses 12 (Tax gross-up and indemnities), 14.5 (Indemnity concerning security) and 14.8 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.5 (Indemnity concerning security), subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.
14.8	Interest
Moneys becoming due by the Borrower to any Indemnified Person under the indemnities contained in this clause 14 or elsewhere in this Agreement shall be paid on demand made by such Indemnified Person and shall be paid together with interest on the sum demanded from the date of demand therefor to the date of reimbursement by the Borrower to such Indemnified Person (both before and after judgment) at the rate referred to in clause 8.3 (Default interest).
14.9	Exclusion of liability
No Indemnified Person will be in any way liable or responsible to any Obligor (whether as mortgagee in possession or otherwise) who is a Party or is a party to a Finance Document to which this clause applies for any loss or liability arising from any act, default, omission or misconduct of that Indemnified Person, except to the extent caused by its own gross negligence or wilful default. Any Indemnified Person may rely on this clause 14.9 subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.
14.10	Fax and email indemnity
The Borrower shall indemnify each Finance Party against any and all Losses together with any VAT thereon which any of the Finance Parties may sustain or incur as a consequence of any fax or email communication purporting to originate from the Borrower to the Agent or the Security Agent or the KEXIM Agent being made or delivered fraudulently or without proper authorisation (unless such Losses are the direct result of the gross negligence or wilful default of the relevant Finance Party or the Agent or the Security Agent or the KEXIM Agent).

14.11	Waiver
In no event shall any of the Finance Parties be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Obligors hereby waive, release and agree (for and on behalf of themselves and on behalf of themselves and the Group Members and their respective Affiliates and shareholders) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favour.
14.12	Sanctions
14.12.1
Each Obligor shall, within three (3) Business Days of demand by a Finance Party, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of any civil penalty or fine against, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with the defence thereof by, the Agent or any Lender as a result of conduct of any Obligor or any of their partners, directors, officers, employees, agents or advisors, that violates any Sanctions.

14.12.2	The indemnity in clause 14.12.1 above shall cover any Losses incurred by each Finance Party in any jurisdiction arising or asserted under or in connection with any law relating to any Sanctions.
15	MITIGATION BY THE LENDERS
15.1	Mitigation
15.1.1
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax gross-up and indemnities) or clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

15.1.2	Clause 15.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.
15.2	Limitation of liability
15.2.1	The Borrower shall promptly indemnify each Finance Party for all costs and expenses incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation).
15.2.2	A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16	COSTS AND EXPENSES
16.1	Transaction expenses
The Borrower and the Guarantors shall promptly within five (5) Business Days of demand pay the Agent, the KEXIM Agent, the Arranger, the Hedging Provider and the Security Agent and KEXIM the amount of all costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants and advisers) reasonably incurred by any of them (and by any Receiver) in connection with the negotiation, preparation, printing, execution, syndication, registration and perfection and any release, discharge or reassignment of:
(a)	this Agreement, the Hedging Master Agreement and any other documents referred to in this Agreement and the Original Security Documents and the KEXIM Guarantee;
(b)	any other Finance Documents executed or proposed to be executed after the date of this Agreement including any executed to provide additional security under clause 25 (Minimum security value);or

(c)	any Security Interest expressed or intended to be granted by a Finance Document, whether or not the transactions contemplated under the Finance Documents are consummated.
16.2	Amendment costs
If an Obligor requests an amendment, waiver or consent, the Borrower shall, within five (5) Business Days of demand by the Agent or KEXIM, reimburse the Agent or KEXIM for the amount of all costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants and advisers) reasonably incurred by the Agent or by the Security Agent, the KEXIM Agent and KEXIM (and by any Receiver) in responding to, evaluating, negotiating or complying with that request or requirement.
16.3	Enforcement, preservation and other costs
The Borrower and the Guarantors shall, on demand by a Finance Party or KEXIM, pay to each Finance Party and KEXIM (through the Agent) the amount of all costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants, brokers, surveyors and advisers) incurred by that Finance Party or KEXIM in connection with:
(a)
the enforcement of, or the preservation of any rights under, any Finance Document or the KEXIM Guarantee and any proceedings initiated by or against any Indemnified Person and as a consequence of holding the Charged Property or enforcing those rights and any proceedings instituted by or against any Indemnified Person as a consequence of taking or holding the Security Documents or the KEXIM Guarantee or enforcing those rights;

(b)	any valuation carried out under clause 25 (Minimum security value); or
(c)
any inspection carried out under clause 23.8 (Inspection and notice of drydocking) or any survey carried out under clause 23.16 (Survey report) or any inspection carried out under clause 21.15 (Inspection).

SECTION 7 - GUARANTEE
17	GUARANTEE AND INDEMNITY
17.1	Guarantee and indemnity
Each Guarantor hereby irrevocably and unconditionally and jointly and severally with the other Guarantors:
(a)
guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties punctual performance by each other Obligor of all such Obligor's obligations under the Finance Documents, including without limitation, the due and punctual payment of each and every amount owing under the Finance Documents;

(b)
undertakes with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that it will, as an independent and primary obligation, indemnify each Finance Party immediately on demand against any cost, loss or liability it incurs (i) if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal where such cost, loss or liability arises as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Borrower under any Finance Document on the date when it would have been due, or (ii) if as a result (directly or indirectly) of the introduction of or any change in (or the interpretation, administration or application of) any law or regulation, or compliance with any law, regulation or administrative procedure made after entry into this Agreement (a Change in Law), there is a change in the currency, the value of the currency or the timing, place or manner in which any obligation guaranteed by the Guarantors is payable. The amount payable by the Guarantors under this indemnity:

(i)
in respect of paragraph (i) above, shall be the amount it would have had to pay under this clause 17 if the amount claimed had been recoverable on the basis of a guarantee but for any relevant unenforceability, invalidity or illegality; and

(ii)
in respect of paragraph (ii) above, shall include (1) the difference between (x) the amount (if any) received by the Agent and the other Finance Parties from the Borrower and (y) the amount that the Borrower was obliged to pay under the original express terms of the Finance Documents in the currency specified in the Finance Documents, disregarding any Change in Law (the Original Currency), and (2) all further costs, losses and liabilities suffered or incurred by the Agent and the other Finance Parties as a result of a Change in Law.

For the purposes of (1)(x) above, if payment was not received by the Agent or the other Finance Parties in the Original Currency, the amount received by the Agent and the other Finance Parties shall be deemed to be that payment's equivalent in the Original Currency converted, actually or notionally at the Agent's discretion, on the day of receipt at the then prevailing spot rate of exchange of the Agent or if, in the Agent's opinion, it could not reasonably or properly have made a conversion on the day of receipt of the equivalent of that payment in the Original Currency, that payment's equivalent as soon as the Agent could, in its opinion, reasonably and properly have made a conversion of the Original Currency with the currency of payment.
If the Original Currency no longer exists, the Guarantors shall make such payment in such currency as is, in the reasonable opinion of the Agent, required, after taking into account any payments by the Borrower, to place the Agent and the other Finance Parties in a position reasonably comparable to that it would have been in had the Original Currency continued to exist.

17.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. For the avoidance of doubt, it is agreed that, subject to the other terms and conditions of this guarantee and this Agreement (including clause 17.3 (Reinstatement)), any such irrevocable and unconditional intermediate payment or discharge of any amount guaranteed by this guarantee will reduce pro tanto the ultimate balance guaranteed by this guarantee.
17.3	Reinstatement
If any payment is made by an Obligor, or any discharge, release or arrangement is given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) in whole or in part on the basis of any payment, security or other disposition, and the same is avoided or reduced or must be restored in, or as a result of, insolvency, liquidation, administration or any other similar event or otherwise, then:
(a)	the liability of each Obligor under this clause 17 shall continue as if the payment, discharge, release, arrangement, avoidance or reduction had not occurred; and
(b)
each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, release, arrangement, avoidance or reduction had not occurred.

17.4	Waiver of defences
The obligations of each Guarantor under this clause 17 will not be affected by an act, omission, matter or thing (whether or not known to it or any Finance Party) which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 17 including (without limitation):
(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security;
(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency or similar proceedings.
17.5	Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
17.6	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from a Guarantor or on account of the Guarantors' liability under this clause 17.
17.7	Deferral of Guarantors' rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor shall exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 17:
(a)	to be indemnified by another Obligor;
(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;
(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which that Guarantor has given a guarantee, undertaking or indemnity under clause 17 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any other Obligor; and/or
(f)	to claim or prove as a creditor of any other Obligor in competition with any Finance Party.
If any Guarantor receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with clause 37 (Payment mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.
17.8	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
17.9	Guarantors' rights and obligations
17.9.1
The obligations of each Guarantor under the Guarantee and under this Agreement are joint and several. Failure by a Guarantor to perform its obligations under the Guarantee and/or this Agreement shall constitute a failure by all of the Guarantors.

17.9.2	Each Guarantor irrevocably and unconditionally, jointly and severally with the other Guarantors:
(a)	agrees that it is responsible for the performance of the obligations of the other Guarantors under the Guarantee and this Agreement;
(b)	acknowledges and agrees that it is a principal and original debtor in respect of all amounts due from the Guarantors under the Guarantee and this Agreement; and
(c)
agrees with each Finance Party that, if any obligation of the other Guarantors under the Guarantee and this Agreement is or becomes unenforceable, invalid or illegal for any reason it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any and all Losses it incurs as a result of any other Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by any other Guarantor under the Guarantee and/or this Agreement. The amount payable under this indemnity shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

17.10	Guarantors' demand against KEXIM
In no event shall any Guarantor have any right to claim or demand proceeds under the KEXIM Guarantee from KEXIM, whether on the basis that they have performed its obligations under the Guarantee and this Agreement and has acquired by way of subrogation the respective rights of the Borrower or the Lenders or any of them against KEXIM, or otherwise.

SECTION 8 - REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
18	REPRESENTATIONS
Each Obligor who is a Party makes and repeats the representations and warranties set out in this clause 18 to each Finance Party at the times specified in clause 18.37 (Times when representations are made).
18.1	Status
18.1.1
Each Obligor and the Manager is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation as a limited liability company or corporation and (except in relation to Obligors and the Manager incorporated in the Republic of the Marshall Islands) has no centre of main interests, permanent establishment or place of business outside the jurisdiction in which it is incorporated.

18.1.2	Each Obligor and the Manager has power and authority to carry on its business as it is now being conducted and to own its property and other assets.
18.1.3	No Obligor is a US Tax Obligor.
18.2	Binding obligations
Subject to the Legal Reservations, the obligations expressed to be assumed by each Obligor and the Manager in each Finance Document, any Charter Document or any Contract to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations and each Security Document to which an Obligor and the Manager is, or will be, a party, creates or will create the Security Interests which that Security Document purports to create and those Security Interests are or will be valid and effective.
18.3	Power and authority
18.3.1
Each Obligor and the Manager has power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, each Finance Document, any Charter Document or any Contract to which it is or is to be a party.

18.3.2
No limitation on any Obligor's or the Manager's powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Finance Document, any Charter Document or any Contract to which such Obligor or the Manager is, or is to be, a party.

18.4	Non-conflict
The entry into and performance by each Obligor and the Manager of, and the transactions contemplated by the Finance Documents, the Charter Documents and the Contract to which it is, or is to be a party and the granting of the Security Interests purported to be created by the Security Documents do not and will not conflict with:
(a)	any law or regulation applicable to any Obligor or the Manager;
(b)	the Constitutional Documents of any Obligor or the Manager; or
(c)	any agreement or other instrument binding upon any Obligor or the Manager, or constitute a default or termination event (however described) under any such agreement or instrument or result in the creation of any Security Interest (save for a Permitted Maritime Lien or under a Security Document) on any Obligor's assets, rights or revenues.

18.5	Validity and admissibility in evidence
18.5.1	All authorisations required or desirable:
(a)
to enable each Obligor and the Manager lawfully to enter into, exercise its rights and comply with its obligations under each Finance Document and any Charter Document or any Contract to which it is, or is to be, a party;

(b)	to make each Finance Document and any Charter Document or any Contract to which it is, or is to be, a party admissible in evidence in its Relevant Jurisdiction; and
(c)
to ensure that each of the Security Interests created under the Security Documents has the priority and ranking contemplated by them, have been obtained or effected and are in full force and effect except any authorisation or filing referred to in clause 18.11 (No filing or stamp taxes), which authorisation or filing will be promptly obtained or effected within any applicable period.

18.5.2
All authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor and the Manager have been obtained or effected and are in full force and effect if failure to obtain or effect those authorisations might have a Material Adverse Effect.

18.6	Governing law and enforcement
18.6.1
The choice of English law or any other applicable law as the governing law of any Finance Document, any Charter Document or any Contract will be recognised and enforced in each Obligor's and the Manager's Relevant Jurisdiction.

18.6.2	Any judgment obtained in England in relation to an Obligor and the Manager will be recognised and enforced in each Obligor's and the Manager's Relevant Jurisdictions.
18.7	Information
18.7.1	Any Information is true and accurate in all material respects at the time it was given or made.
18.7.2	There are no facts or circumstances or any other information which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.
18.7.3	The Information does not omit anything which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.
18.7.4
All opinions, projections, forecasts or expressions of intention contained in the Information and the assumptions on which they are based have been arrived at after due and careful enquiry and consideration and were believed to be reasonable by the person who provided that Information as at the date it was given or made.

18.7.5
For the purposes of this clause 18.7, Information means: any information provided by any Obligor or any Group Member to any of the Finance Parties in connection with the Finance Documents, the Charter Documents or the Contracts or the transactions referred to in them (including any information memorandum).

18.8	Pari passu ranking
Each Obligor's payment obligations under the Finance Documents to which it is, or is to be, a party rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.9	Ranking and effectiveness of security
Subject to the Legal Reservations and any filing, registration or notice requirements which is referred to in any legal opinion delivered to the Agent under clause 4.1 (Initial conditions precedent), the security created by the Security Documents has (or will have when the Security Documents have been executed) the priority which it is expressed to have in the Security Documents, the Charged Property is not subject to any Security Interest other than Permitted Security Interests and such security will constitute perfected security on the assets described in the Security Documents.
18.10	No insolvency
No corporate action, legal proceeding or other procedure or step described in clause 30.10 (Insolvency proceedings) or creditors' process described in clause 30.11 (Creditors' process) has been taken or, to the knowledge of any Obligor, threatened in relation to any Obligor or the Manager and none of the circumstances described in clause 30.9 (Insolvency) applies to any Obligor or the Manager.
18.11	No filing or stamp taxes
Under the laws of the Relevant Jurisdiction of each Obligor it is not necessary that any Finance Document, any Charter Document or any Contract to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any such Finance Document, any Charter Document or any Contract or the transactions contemplated by the Finance Documents, the Charter Documents or any Contract, except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any legal opinion delivered to the Agent under clause 4.1 (Initial conditions precedent) and which will be made or paid promptly after the date of the relevant Finance Document or the Charter Documents or any Contract.
18.12	Tax
18.12.1
No Obligor is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is, or is to be, a party and no other party is required to make any such deduction from any payment it may make under any, Charter Document or Contract.

18.12.2	The execution or delivery or performance by any Party of the Finance Documents will not result in any Finance Party:
(a)	having any liability in respect of Tax in any Flag State; or
(b)	having or being deemed to have a place of business in any Flag State or any Relevant Jurisdiction of any Obligor.
18.13	No Default
18.13.1
No Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document or any Charter Document or Contract.

18.13.2
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor or to which any Obligor's assets are subject which might have a Material Adverse Effect.

18.14	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency (including, without limitation, investigative proceedings) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, have (to the best of any Obligor's knowledge and belief) been started or threatened against any Obligor.
18.15	No breach of laws
18.15.1	No Obligor nor the Manager has breached any law or regulation which might have a Material Adverse Effect.
18.15.2	No labour dispute is current or, to the best of any Obligor's knowledge and belief (having made due and careful enquiry), threatened against any Obligor which may have a Material Adverse Effect.
18.15.3	No Obligor has breached any of the Obligors' general risk management policies, which breach might have a Material Adverse Effect.
18.16	Environmental matters
18.16.1	No Environmental Law applicable to any Fleet Vessel and/or any Obligor and/or the Manager has been violated in a manner or circumstances which might have, a Material Adverse Effect.
18.16.2	All consents, licences and approvals required under such Environmental Laws have been obtained and are currently in force.
18.16.3
No Environmental Claim has been made or threatened or is pending against any Obligor or the Manager or any Fleet Vessel where that claim might have a Material Adverse Effect, and there has been no Environmental Incident which has given, or might give, rise to such a claim.

18.17	Tax compliance
18.17.1	No Obligor is materially overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax.
18.17.2
No claims or investigations are being, or are reasonably likely to be, made or conducted against any Obligor with respect to Taxes such that a liability of, or claim against, any Obligor is reasonably likely to arise and which might have a Material Adverse Effect.

18.17.3	Each Obligor is in compliance with its Tax obligations within the jurisdiction of its incorporation.
18.18	Anti-corruption law
Each Obligor and the Manager has conducted its businesses in compliance with applicable anti-corruption and anti-bribery laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
18.19	Security and Financial Indebtedness
18.19.1	No Security Interests exist over all or any of the present or future assets of any Obligor in breach of this Agreement (other than Permitted Security Interests).
18.19.2	No Obligor has any Financial Indebtedness outstanding in breach of this Agreement.
18.19.3	No Security Interests exist over any of the shares of the Borrower or an Owner or over any of the rights deriving from or related to such shares.

18.20	Legal and beneficial ownership
18.20.1	Ownership of assets
Each Obligor is the sole legal and beneficial owner of the respective assets over which it purports to grant a Security Interest under the Security Documents.
18.20.2	Ownership of shares
(a)	Each Owner is a direct wholly-owned Subsidiary of the Borrower.
(b)	The Borrower is a direct wholly-owned Subsidiary of the Parent.
(c)	Not less than 50% of all of the issued voting share capital of, the Parent, is legally and ultimately beneficially owned by the Permitted Holders.
(d)	The Permitted Holders control the Parent.
(e)	Not less than 100% of the issued share capital of, and all of the issued voting share capital of, the Manager, is legally and ultimately beneficially owned by the Permitted Holders.
18.21	Shares
The shares of each Obligor are fully paid and not subject to any option to purchase or similar rights. The Constitutional Documents of each Obligor do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security Documents. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of each Obligor (including any option or right of pre-emption or conversion).
18.22	Accounting Reference Date
The financial year-end of each Obligor and each Group Member is the Accounting Reference Date.
18.23	No adverse consequences
18.23.1	It is not necessary under the laws of the Relevant Jurisdiction of any Obligor:
(a)	in order to enable any Finance Party to enforce its rights under any Finance Document; or
(b)	by reason of the execution of any Finance Document or the performance by any Obligor of its obligations under any Finance Document to which it is, or is to be, a party, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of such Relevant Jurisdictions.
18.23.2
No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

18.24	Copies of documents
The copies of the Charter Documents, the Contracts and the Constitutional Documents of the Obligors delivered to the Agent under clause 4 (Conditions of Utilisation) or under any other provision of this Agreement will be true, complete and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to any Charter Document or Contract which would materially affect the transactions or arrangements contemplated by any Charter

Document or Contract or modify or release the obligations of any party under that Charter Document or Contract.
18.25	No breach of any Contract or any Charter Document
No Obligor nor (so far as the Obligors are aware) any other person is in breach of any Charter Document or Contract to which it is a party nor has anything occurred which entitles or may entitle any party to any Charter Document or Contract to rescind or terminate it or decline to perform their obligations under it.
18.26	No immunity
No Obligor nor the Manager or any of its assets is immune to any legal action or proceeding.
18.27	Ship status
Each Ship shall on the first day of the relevant Mortgage Period be:
(a)	registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;
(b)	operationally seaworthy and in every way fit for service;
(c)	classed with the relevant Classification, free of all requirements and recommendations of the relevant Classification Society; and
(d)	insured in the manner required by the Finance Documents.
18.28	Ship's employment
Each Ship shall, on the first day of the relevant Mortgage Period be free of any other charter commitment which, if entered into after that date, would require approval under the Finance Documents.
18.29	Address commission
There are no rebates, commissions or other payments in connection with any Contract or any Charter other than those referred to in it.
18.30	No Money Laundering
In relation to the borrowing by the Borrower of the Loans, the performance and discharge of the Obligors' obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by this Agreement and the Finance Documents, the Obligors are acting for their own account and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat Money Laundering (as defined in clause 21.16 (Bribery and corruption)).
18.31	Use of proceeds
The proceeds of each Utilisation have been or (as the case may be) on the relevant Utilisation Date will be used exclusively for the purposes specified in clause 3 (Purpose).
18.32	Maintenance of properties
Each Obligor has maintained in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

18.33	Sanctions
18.33.1	No Obligor, nor any Group Member, nor the Manager, nor any of their respective joint ventures, nor any of their respective directors, officers, employees, agents or representatives:
(a)	has breached any Sanctions;
(b)	is a Restricted Person; or
(c)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions.
18.33.2	No proceeds of any Advance:
(a)
shall be made available, directly or indirectly, to or for the benefit of a Restricted Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions; or

(b)	will be used by any Obligor or the Manager:
(i)	to finance equipment or sectors under embargo decisions of the United Nations or the World Bank; or
(ii)	in breach of the provisions of any Sanctions.
18.34	No corrupt practices
No Advance will be used by any Obligor for and no Obligor nor the Manager shall engage in:
(a)	Corrupt Practices, Fraudulent Practices, Collusive Practices or Coercive Practices, including the procurement or the execution of any contract for goods or works relating to its functions; and
(b)	the Financing of Terrorism.
For the purposes of this clause 18.34 the defined terms of clause 21.16 (Bribery and corruption) shall apply.
18.35	Most favoured nation
Neither the Borrower nor the Guarantors nor any Group Member nor any other Parent Group Member has granted in favour of any lender or creditor of any indebtedness of any Group Member or Parent Group Member as at that date of this Agreement any financial covenants more favourable than those granted to the Finance Parties under clause 20 (Financial covenants) of this Agreement as long as such financial covenants relate to the Borrower and/or the Parent and/or the Group and/or the Parent Group.
18.36	Original Financial Statements
18.36.1	The Original Financial Statements were prepared in accordance with GAAP consistently applied.
18.36.2	The Original Financial Statements give a true and fair view of the consolidated financial condition and results of operations of the Parent and the Borrower during the relevant financial year.
18.36.3
There has been no material adverse change in the assets, business or financial condition or operations of any Obligor (or the assets, business or operations or consolidated financial condition of the Group or the Parent Group taken as a whole, in the case of the Borrower or the Parent, respectively) since the date of the Original Financial Statements.

18.37	Times when representations are made
18.37.1	All of the representations and warranties set out in this clause 18 (other than Ship Representations) are deemed to be made and repeated on the dates of:
(a)	this Agreement;
(b)	each Utilisation Request; and
(c)	each Utilisation.
18.37.2	The Repeating Representations are also deemed to be made and repeated on the first day of each Interest Period.
18.37.3	All of the Ship Representations are deemed to be made and repeated on the first day of the Mortgage Period for the relevant Ship.
18.37.4
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances then existing at the date the representation or warranty is deemed to be made.

19	INFORMATION UNDERTAKINGS
Each Obligor who is a Party undertakes that this clause 19 will be complied with throughout the Facility Period.
In this clause 19:
Annual Financial Statements means the audited consolidated financial statements for a financial year of the Parent and the Borrower, respectively, delivered pursuant to clause 19.1.1 (Financial statements).
Quarterly Financial Statements means the unaudited consolidated management accounts for a financial quarter of a financial year of the Parent and the Borrower, respectively, delivered pursuant to clause 19.1.1 (Financial statements).
19.1	Financial statements
19.1.1	The Obligors who are a Party shall supply to the Agent:
(a)
the audited consolidated financial statements of each of the Parent and the Borrower for each financial year (but commencing with the financial year ending on 31 December 2017) as soon as the same become available, but in any event within 180 days after the end of each financial year; and

(b)
the unaudited consolidated management accounts of each of the Parent and the Borrower for each financial quarter of each financial year (but commencing with the financial quarter ending on 30 September 2017) as soon as the same become available, but in any event within 90 days after the end of each such financial quarter.

19.2	Provision and contents of Compliance Certificate and valuations
19.2.1	The Obligors shall supply to the Agent:
(a)
with each set of Annual Financial Statements and Quarterly Financial Statements, a Compliance Certificate (including any supporting schedules or other information and evidence as the Agent may require); and

(b)
with each set of Annual Financial Statements and Quarterly Financial Statements for the second financial quarter of each financial year, valuations of each Fleet Vessel and each Parent Fleet Vessel, each as defined in clause 20.1 (Financial definitions), each made in accordance with clause 25 (Minimum security value) at the cost and expense of the Borrower and showing the value of each such Fleet Vessel and Parent Fleet Vessel (and for such purposes, the provisions of such clause 25 (Minimum security value) shall apply to each such Fleet Vessel and Parent Fleet Vessel and this paragraph (b) mutatis mutandis as if each such Fleet Vessel and Parent Fleet Vessel were a Mortgaged Ship).

19.2.2
Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with clause 20.2 (Financial condition) and shall be signed by two authorised signatories of the Borrower and the Parent.

19.3	Requirements as to financial statements
19.3.1
The Obligors shall procure that each set of management accounts and financial statements includes a profit and loss account, a balance sheet and a cashflow statement and that, in addition, each set of Annual Financial Statements shall be audited by the Auditors.

19.3.2	Each set of management accounts and financial statements delivered pursuant to clause 19.1 (Financial statements) shall:
(a)	be prepared in accordance with GAAP;
(b)
give a true and fair view of (in the case of Annual Financial Statements), or fairly represent (in other cases), the financial condition (consolidated where applicable) and operations of the Borrower and the Parent, respectively, as at the date as at which those management accounts or, as the case may be, financial statements were drawn up; and

(c)	in the case of Annual Financial Statements, not be the subject of any qualification in the Auditors' opinion.
19.3.3
The Obligors shall procure that each set of management accounts and financial statements delivered pursuant to clause 19.1 (Financial statements) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Borrower notifies the Agent that there has been a change in GAAP or the accounting practices and the Auditors deliver to the Agent:

(a)
a description of any change necessary for those financial statements to reflect the GAAP or accounting practices and reference periods upon which corresponding Original Financial Statements were prepared; and

(b)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 20 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.
19.4	Presentations
If required by the Agent, once in every financial year (or more frequently if requested to do so by the Agent if the Agent reasonably suspects a Default is continuing or may have occurred or may occur), the Borrower shall procure that a representative of the Borrower gives a presentation to the Finance Parties about the on-going business and financial performance of the Group and any other matter which a Finance Party may reasonably request.

19.5	Year-end
The Borrower shall procure that each financial year-end of each Obligor and each Group Member falls on the Accounting Reference Date.
19.6	Information: miscellaneous
The Borrower shall supply to the Agent:
(a)
at the same time as they are dispatched, copies of all documents dispatched by the Borrower or any other Obligor to its shareholders generally (or any class of them) or dispatched by the Borrower or any other Obligor to its creditors generally (or any class of them);

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or Group Member, and which, if adversely determined, might have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding $2,000,000 (or its equivalent in other currencies);

(c)	promptly, such information as the Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents;
(d)
promptly upon becoming aware of them, details of any claim, action, suit, proceeding or investigation with respect to Sanctions against it, any other Obligor or Group Member, any of their respective direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives promptly upon becoming aware of the same; and

(e)
promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any Obligor and/or any Group Member as any Finance Party through the Agent (or the KEXIM Agent, as applicable) may reasonably request.

19.7	Notification of Default
19.7.1
The Borrower shall notify the Agent and KEXIM of any Default (and the steps, if any, being taken to remedy it) promptly upon any Obligor becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

19.7.2	If required by the Agent, the Borrower shall supply to the Agent a certificate as to whether a Default is continuing (and if it is, the steps, if any, being taken to remedy it).
19.8	Sufficient copies
The Borrower, if so requested by the Agent, shall deliver sufficient copies of each document to be supplied under the Finance Documents to the Agent to distribute to each of the Lenders and the Hedging Provider.
19.9	Use of websites
19.9.1
Unless otherwise agreed, the Borrower shall satisfy their obligation under this Agreement to deliver any information by submitting the information to the Agent for posting onto the Intralinks or Debt domain system or other electronic website designated by the Agent (the Designated Website).

19.9.2
The Agent shall supply each Lender and the Borrower with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent in order for the Borrower and the Lenders to obtain their respective passwords.

19.9.3	The Borrower and the Lenders shall promptly upon any of them becoming aware of its occurrence notify the Agent if:
(a)	the Designated Website cannot be accessed due to technical failure;
(b)	the password specifications for the Designated Website change;
(c)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(d)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(e)	the Borrower or any Lender becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Agent is notified under paragraphs (a) or (e) above, and until the Agent and each Lender is satisfied that the circumstances giving rise to the notification are no longer continuing (i) all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied to the Agent in paper form and (ii) any Lender may request that the Borrower supplies such Lender, through the Agent, with a paper copy of any information required to be provided under this Agreement. The Borrower shall comply with any such request within ten Business Days.
19.10	"Know your customer" checks
19.10.1	If:
(a)	the introduction of or any change in (or in the interpretation, administration or application of) any internal policy or any law or regulation made after the date of this Agreement;
(b)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or
(c)
a proposed assignment or transfer by a Lender or the Hedging Provider of any of its rights and/or obligations under this Agreement or any Hedging Contract to a party that is not already a Lender or the Hedging Provider prior to such assignment or transfer, obliges the Agent, the Security Agent, the Hedging Provider or any Lender (or, in the case of paragraph (c) above, any prospective new Lender or Hedging Provider) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent, the Security Agent, or any Lender or the Hedging Provider supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or the Hedging Provider) or any Lender, the Security Agent or the Hedging Provider (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender, the Security Agent, the Agent or the Hedging Provider) in order for the Agent, the Security Agent, such Lender or the Hedging Provider or, in the case of the event described in paragraph (c) above, any prospective new Lender or the Hedging Provider to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
19.10.2
Each Finance Party shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself) in order for it to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all internal policies, applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.11	Money Laundering
The Borrower will:
19.11.1
provide the Agent with information, certificates and any documents required by the Agent or any other Finance Party to ensure compliance with any law official requirement or other regulatory measure or procedure implemented to combat Money Laundering (as defined in clause 21.16 (Bribery and corruption)) throughout the Facility Period; and

19.11.2
notify the Agent as soon as it becomes aware of any matters evidencing that a breach of any law official requirement or other regulatory measure or procedure implemented to combat Money Laundering (as defined in clause 21.16 (Bribery and corruption) may or is about to occur or that the person(s) who have or will receive the commercial benefit of this Agreement have changed from the date hereof.

For the purposes of this clause 19.11 the defined terms of clause 21.16 (Bribery and corruption) shall apply. 1
19.12	KEXIM notification and information
The Borrower shall promptly provide the Agent (and the Agent shall provide each Lender) with copies of all financial or other information required by the Agent to satisfy any request for information by KEXIM pursuant to the KEXIM Guarantee.
20	FINANCIAL COVENANTS
Each Obligor who is a Party undertakes that this clause 20 will be complied with throughout the Facility Period.
20.1	Financial definitions
In clauses 20.2 (Financial condition) and 20.3 (Financial testing):
Cash and Cash Equivalents means, at any relevant time, the aggregate of:
(a)	cash in hand or on deposit with any bank; and
(b)	any other marketable instrument, security or investment approved by the Majority Lenders, which are free from any Security Interest and/or restrictions and to which a Parent Group Member is beneficially entitled at that time and which are readily available to the Parent Group Members and capable of being applied against Financial Indebtedness, but also including any cash deposit which is blocked and/or otherwise restricted and/or subject to a Security Interest if the sole purpose of such deposit and/or restriction and/or Security Interest is the maintenance of a minimum liquidity covenant under borrowing arrangements of any Parent Group Member, as demonstrated by the then most recent Financial Statements in respect of the Parent Group.
Debt Service means, at any relevant time and in respect of any period, the aggregate of:
(a)
all repayment instalments of principal (excluding any balloon payments) and interest payments thereon under any loan or facility agreement (including this Agreement) entered into by Group Members or guaranteed by Group Members;

(b)	any net payment under any interest rate hedging agreement or instrument entered into by Group Members, taking into account any premiums payable (including any Hedging Contracts);
(c)	any bareboat obligations of Group Members; and

(d)	any other payments and deductions of similar effect by Group Members (including the capital and interest element of any finance leases), in each case, which were made by Group Members during such period, each as shown in the then most recent Financial Statements in respect of the Group and in the Compliance Certificate and approved by the Majority Lenders.
EBITDA means, at any time and in relation to any Measurement Period, the consolidated net pre-taxation profits of the Group for the twelve-month period ending at the end of such Measurement Period, as demonstrated by the then most recent Financial Statements in respect of the Group and all as adjusted by:
(a)	adding back Net Interest Expense for such twelve-month period;
(b)	taking no account of any exceptional or extraordinary item;
(c)	adding back depreciation and amortisation of assets; and
(d)
taking no account of any other non-cash items, including (without limitation) any non-cash gain or loss on sale or cancellation of vessels, any unrealised gain or loss on derivative contracts or asset impairments.

Financial Statements means any of the Annual Financial Statements or the Quarterly Financial Statements of each of the Parent and the Borrower referred to and defined as such in clause 19.1 (Financial statements).
Fleet Market Value means, as of the date of calculation, the aggregate of:
(a)	the Vessel Values of the Mortgaged Ships; and
(b)
the aggregate market value of all other Fleet Vessels (other than the Mortgaged Ships), as most recently determined pursuant to valuations of such vessels provided to the Agent together with each Compliance Certificate under clause 19.2 (Provision and contents of Compliance Certificate and valuations) and made in accordance with the provisions of clause 25 (Minimum security value) which shall apply for the purposes of this paragraph mutatis mutandis to each Fleet Vessel as if each such vessel were a Ship.

Fleet Vessels means each of the Fleet Vessels as defined in clause 1.1 (Definitions) (including, but not limited to, the Ships but excluding vessels under construction) but only to the extent owned by the Group Members and Fleet Vessel means any of them.
Market Adjusted Equity means, at any time and in relation to any Measurement Period, the Total Market Adjusted Assets (Borrower) minus Total Liabilities (Borrower), as shown in the then most recent Financial Statements in respect of the Group.
Measurement Period means each financial year of each of the Parent and the Borrower and each financial quarter of each financial year of each of the Parent and the Borrower for which Financial Statements are to be delivered to the Agent under clause 19.1 (Financial statements).
Net Interest Expense means, at any time and in relation to any Measurement Period, all interest and other financing charges incurred or paid by the Group, minus all interest income accrued for the benefit of or paid by the Group during the twelve-month period ending at the end of such Measurement Period, as demonstrated by the then most recent Financial Statements in respect of the Group.
Parent Fleet Market Value means, as of the date of calculation, the aggregate of:
(a)	the Vessel Values of the Mortgaged Ships; and

(b)
the aggregate market value of all other Parent Fleet Vessels (other than the Mortgaged Ships), as most recently determined pursuant to valuations of such vessels provided to the Agent together with each Compliance Certificate under clause 19.2 (Provision and contents of Compliance Certificate and valuations) and made in accordance with the provisions of clause 25 (Minimum security value) which shall apply for the purposes of this paragraph mutatis mutandis to each Parent Fleet Vessel as if each such vessel were a Ship.

Parent Fleet Vessels means each Mortgaged Ship and any other vessel owned by any Parent Group Member (including, but not limited to, the Ships but excluding vessels under construction) and Parent Fleet Vessel means any of them.
Parent Group means the Parent and its Subsidiaries (including the Borrower and the Owners) for the time being and any other entity required to be treated as a subsidiary in the Parent's consolidated accounts in accordance with GAAP and/or any applicable law.
Parent Group Member means the Parent, the Borrower, the Owners, each Obligor and any other entity which is part of the Parent Group.
Total Liabilities (Borrower) means, at any time, the book value of the "Total Liabilities" of the Borrower as demonstrated by the then most recent Financial Statements in respect of the Group.
Total Liabilities (Parent) means, at any time, the book value of the "Total Liabilities" of the Parent as demonstrated by the then most recent Financial Statements in respect of the Parent Group.
Total Market Value Adjusted Assets (Borrower) means, at any time and in relation to any Measurement Period, the aggregate of (a) the book value of the "Total Assets" of the Group (excluding Fleet Vessels) as demonstrated by the then most recent Financial Statements in respect of the Group and (b) the Fleet Market Value.
Total Market Value Adjusted Assets (Parent) means, at any time and in relation to any Measurement Period, the aggregate of (a) the book value of the "Total Assets" of the Parent Group (excluding Parent Fleet Vessels) as demonstrated by the then most recent Financial Statements in respect of the Parent Group and (b) the Parent Fleet Market Value.
Total Net Liabilities (Parent) means, at any time and in relation to any Measurement Period, Total Liabilities minus Cash and Cash Equivalents, each as demonstrated by the then most recent Financial Statements in respect of the Parent Group.
Working Capital means, at any time, the current assets less the current liabilities of the Group (each as shown in, and calculated in accordance with, the then most recent Financial Statements in respect of the Group, but not including the current portion of any long term debt, namely any liabilities which are payable more than six (6) months after the relevant date).
20.2	Financial condition
Each Obligor who is a Party shall ensure that:
(a)
Debt service cover ratio: in respect of each Measurement Period (but starting with the annual Measurement Period ending on 31 December 2018), the ratio of (i) EBITDA to (ii) Debt Service, each for the twelve month period ending at the end of such Measurement Period, shall not be lower than:

(i)	1.10:1.00 for each Measurement Period up to the first Measurement Period falling after the fifth anniversary of the first Utilisation; and
(ii)	1.00:1.00 for each subsequent Measurement Period.

(b)	Solvency: the ratio of Market Adjusted Equity to Total Market Value Adjusted Assets (Borrower) shall, at all times during and in respect of each Measurement Period, be higher than 0.25:1.00.
(c)	Working Capital: at all times during and in respect of each Measurement Period, the Working Capital shall be higher than zero (0).
(d)
Parent Group Consolidated leverage ratio: the ratio of (i) Total Net Liabilities (Parent) to (ii) Total Market Value Adjusted Assets (Parent) minus Cash and Cash Equivalents shall, at all times during and in respect of each Measurement Period, be lower than 0.70:1.00.

(e)	Parent Group Minimum liquidity: at all times the Cash and Cash Equivalents of the Parent Group (on a consolidated basis) shall be not less than $15,000,000.
(f)
Owner Minimum liquidity: each Owner who owns a Mortgaged Ship shall maintain at all times cash balances in its Earnings Account in an amount of not less than Seven hundred and fifty thousand dollars ($750,000) (namely, $750,000 per Mortgaged Ship).

20.3	Financial testing
The financial covenants set out in clause 20.2 (Financial condition) shall be calculated in accordance with GAAP on a consolidated basis for the Group and the Parent Group (as applicable) and tested by reference to each of the Financial Statements of the Group or the Parent Group (as applicable) delivered pursuant to, and defined as such in, clause 19.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to clause 19.2 (Provision and contents of Compliance Certificate and valuations).
20.4	Most favoured nation
Without prejudice to clause 20.2 (Financial condition), in the event that and each time that the Borrower or the Parent or any other Group Member agrees to, or grants, or agrees to grant, any financial covenants (but as long as such financial covenants relate to the Borrower and/or the Parent) to, for the benefit of, or in favour of, any lender or creditor of any indebtedness of any Group Member or Parent Group Member (the more favourable rights), which are in any respect more favourable to such lender or creditor than clause 20.2 (Financial condition) are for the Finance Parties, the Borrower and the Parent undertake and agree with the Finance Parties:
(a)	to notify the Agent within five (5) days after the granting of or any agreement to grant (as the case may be) such more favourable rights;
(b)
without prejudice to paragraph (c) below, within thirty (30) days after the date when such more favourable rights have been agreed or granted, to agree to, provide and grant, such more favourable rights also in favour of the Agent under or in connection with this Agreement, by entering into (and/or by procuring that any Obligor or any other person entering into) such documentation as the Agent shall reasonably require, immediately after the Finance Parties' request to the Borrower; and

(c)
notwithstanding paragraph (b) above, that any such more favourable rights shall in any event apply to this Agreement and the other Finance Documents automatically from the time they are granted to the other lenders or creditors, and irrespective of whether the Borrower and the other Obligors have complied with their obligations under clause 20.2 (Financial condition), except if the Agent at any time advises the Borrower that such or certain of such more favourable rights will not so apply and always without prejudice to the terms and conditions of this Agreement and the other Finance Documents.

21	GENERAL UNDERTAKINGS
Each Obligor who is a Party undertakes with each Finance Party that this clause 21 will be complied with throughout the Facility Period.
21.1	Use of proceeds
The proceeds of the Utilisations will be used exclusively for the purposes specified in clause 3 (Purpose).
21.2	Authorisations
Each Obligor and the Manager will promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	supply certified copies to the Agent of, any authorisation required under any law or regulation of a Relevant Jurisdiction to:
(i)	enable it to perform its obligations under the Finance Documents, the Charter Documents and the Contracts;
(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document, Charter Document or Contract; and
(iii)	carry on its business, where failure to do so has, or is reasonably likely to have, a Material Adverse Effect.
21.3	Compliance with laws and Sanctions
21.3.1
Each Obligor, the Manager and each other Group Member will comply in all respects with its Constitutional Documents and all laws and regulations (including Environmental Laws) to which it may be subject.

21.3.2	Each Obligor, the Manager and each other Group Member will comply in all respects with all Sanctions.
21.4	Tax Compliance
21.4.1	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within such time period as may be allowed by law without incurring penalties unless and only to the extent that:
(a)	such payment is being contested in good faith;
(b)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 19.1 (Financial statements); and

(c)	such payment can be lawfully withheld.
21.4.2	Except as approved by the Majority Lenders, each Obligor shall ensure that it is and it remains in compliance with its Tax obligations in the jurisdiction in which it is incorporated.

21.5	Change of business
Except as approved by the Majority Lenders, no substantial change will be made to the general nature of the business of the Borrower, the Owners, the Parent, the other Obligors or the Group taken as a whole from that carried on at the date of this Agreement.
21.6	Merger
Except as approved by the Majority Lenders, no Owner nor the Borrower nor the Parent will enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, corporate redomicilation or change its legal name or legal type.
21.7	Further assurance
21.7.1
Each Obligor and the Manager shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent may reasonably require):

(a)
to perfect the Security Interests created or intended to be created by that Obligor (as the case may be) under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or any other Finance Party provided by or pursuant to the Finance Documents or by law;

(b)
to confer on the Security Agent and/or any other Finance Party Security Interests over any property and assets of that Obligor (as the case may be) located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents;

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents;
(d)	to facilitate the accession by a New Lender to any Security Document following an assignment in accordance with clause 32.1 (Assignments and transfers by the Lenders); and/or
(e)	to satisfy any reasonable request of information made by KEXIM.
21.7.2
Each Obligor and the Manager shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent and/or any other Finance Party by or pursuant to the Finance Documents.

21.8	Negative pledge in respect of Charged Property or Borrower's and Owners' shares
21.8.1	Except as approved by the Majority Lenders and save for Permitted Maritime Liens, no Obligor will grant or allow to exist any Security Interest over any Charged Property.
21.8.2	No Obligor will grant or allow to exist any Security Interest over any of the shares in any of the Borrower or the Owners or over any of the rights deriving from or related to such shares.
21.9	Environmental matters
21.9.1
The Borrower shall notify the Agent as soon as reasonably practicable of any Environmental Claim being made against any Group Member or any other Obligor or the Manager or any Fleet Vessel which, if successful to any extent, might have a Material Adverse Effect and of any Environmental Incident which may give rise to such a claim and they will keep the Agent regularly and promptly informed in reasonable detail of the nature of, and response to, any such Environmental Incident and the defence to any such claim.
21.9.2
The Borrower will procure that all Environmental Laws (and any consents, licences or approvals obtained under them) applicable to Fleet Vessels will not be violated in a way which might have a Material Adverse Effect.

21.10	Maintenance of satisfactory properties and insurances
21.10.1	Each Obligor shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.
21.10.2
Each Obligor shall maintain insurances (in addition to the Insurances required to be maintained under clause 24 (Insurance)) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

21.11	Minimum liquidity
Each Owner who owns a Mortgaged Ship shall maintain at all times cash balances in its Earnings Account in an amount as required to be maintained under paragraph (f) of clause 20.2 (Financial condition).
21.12	Pari passu
Each Obligor will ensure that its obligations under the Finance Documents shall, without prejudice to the security intended to be created by the Security Documents, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract.
21.13	Syndication
The Borrower will provide reasonable assistance to the Arranger in the preparation of the primary syndication of the Facilities (including, without limitation, by making the senior management of the Borrower available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication (as and when such completion is determined by the Agent to have occurred).
21.14	Borrower's own account
Each Obligor will ensure that any borrowing by it and/or the performance of its obligations hereunder and under the other Finance Documents to which it is a party will be for its own account and will not involve any breach by it of any law, or regulatory measure relating to Money Laundering (as defined in clause 21.16 (Bribery and corruption)).
21.15	Inspection
Each Obligor who is a party undertakes with the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents, upon the request of the Agent it shall provide the Finance Parties or any of their representatives, professional advisors and contractors with access to, and permit inspection of, books and records of any Obligor, in each case at reasonable times and upon reasonable notice.
21.16	Bribery and corruption
21.16.1	No Obligor nor the Manager shall engage in:
(a)	Corrupt Practices, Fraudulent Practices, Collusive Practices or Coercive Practices, including the procurement or the execution of any contract for goods or works relating to its functions;

(b)	Money Laundering or acted in breach of any applicable law relating to Money Laundering; or
(c)	the Financing of Terrorism.
21.16.2	Without prejudice to the generality of clause 21.16.1:
(a)
no Obligors, other Group Member or the Manager will directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010 or the United States Foreign Corrupt Practices Act of 1977;

(b)	each Obligor shall:
(i)	conduct its businesses in compliance with the Bribery Act 2010 or the United States Foreign Corrupt Practices Act of 1977; and
(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.
21.16.3	For the purposes of this clause 21.16 and clauses 19.11 (No Money Laundering) and 18.34 (No corrupt practices), the following definitions shall apply:
Coercive Practice means impairing or harming or threatening to impair or harm, directly or indirectly, any party or its property or to improperly influence the actions of that party.
Collusive Practice means an arrangement between two or more parties without the knowledge, but designed to improperly influence the actions, of another party.
Corrupt Practice means the offering, giving, receiving, or soliciting, directly or indirectly, anything of value to improperly influence the actions of another party.
Financing of Terrorism means the act of providing or collecting funds with the intention that they be used, or in the knowledge that they are to be used, in order to carry out terrorist acts.
Fraudulent Practice means any action, including misrepresentation, to obtain a financial or other benefit or avoid an obligation, by deception.
Money Laundering means:
(a)
the conversion or transfer of property, knowing it is derived from a criminal offence, for the purpose of concealing or disguising its illegal origin or of assisting any person who is involved in the commission of the crime to evade the legal consequences of its actions;

(b)	the concealment or disguise of the true nature, source, location, disposition, movement, rights with respect to, or ownership of, property knowing that it is derived from a criminal offence; or
(c)	the acquisition, possession or use of property knowing at the time of its receipt that it is derived from a criminal offence.
21.17	Sanctions
(a)
Each Obligor, the Manager and any Group Member shall ensure that none of their director, officer, agent, employee or person acting on behalf of the foregoing, is a Restricted Person and acts directly or indirectly on behalf of a Restricted Person.

(b)
No Obligor shall, and shall procure that each Group Member and the Manager shall not use any revenue or benefit derived from any activity or dealing with a Restricted Person in discharging any obligation due or owing to the Finance Parties.

(c)
Each Obligor and the Manager shall procure that no proceeds from any activity or dealing with a Restricted Person are credited to any bank account held with any Finance Party in its name or in the name of any Group Member.

(d)	Each Obligor shall ensure that it, and each Group Member and the Manager, takes reasonable measures to ensure compliance with Sanctions.
(e)
Each Obligor shall, and shall procure that each Group Member and the Manager shall, to the extent permitted by law, promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.

21.18	Use of proceeds
The Obligors shall not, and shall procure that each Group Member and any Affiliate of any of them shall not, permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Loans or other transactions contemplated by this Agreement to fund or facilitate trade, business or other activities: (a) involving or for the benefit of any Restricted Person or (b) in any other manner that could result in any Obligor or a Finance Party being in breach of any Sanctions or becoming a Restricted Person.
21.19	KEXIM requirements
No Obligor shall act (or omit to act) in a manner that is inconsistent with any requirement of KEXIM under or in connection with the KEXIM Guarantee and, in particular:
(a)	each Obligor shall do all that is necessary to ensure that all requirements (to which it is subject) of KEXIM under or in connection with each KEXIM Guarantee are complied with;
(b)
each Obligor shall refrain from acting in any manner which might be reasonably expected to result in a breach of any requirements of KEXIM under or in connection with the KEXIM Guarantee or affect the validity of any of them; and

(c)	each Obligor shall do all that is necessary to satisfy any reasonable request for information made by KEXIM.
21.20	KEXIM cover
If at any time in the opinion of the KEXIM Agent, any provision of a Finance Document contradicts or conflicts with any provision of the KEXIM Guarantee, the Borrower will:
(a)	take all steps as the Agent, the KEXIM Agent and/or KEXIM shall reasonably require to remove such contradiction or conflict; and
(b)	take all steps as the Agent, the KEXIM Agent and/or KEXIM shall reasonably require to ensure that the KEXIM Guarantee remains in full force and effect.
Upon the Borrower's written request, the Agent and/or the KEXIM Agent may deliver a copy of the executed KEXIM Guarantee (and each Finance Party and KEXIM hereby authorise such action) to the Borrower.
21.21	IPO
21.21.1	The Obligors hereby agree to procure that no IPO will be attempted, commenced or completed unless the following conditions are met:

(a)
no Default has occurred at the times when the Obligor's relevant request for consent of such IPO under paragraph (d) below is made to the Finance Parties (if applicable), when such IPO commences and when such IPO completes or immediately thereafter;

(b)	upon and immediately following the completion of such IPO, no IPO Change of Control occurs;
(c)	no public offering may be made of any shares of any Obligor (except the Parent) or any Group Member except for an IPO in respect of the Borrower; and
(d)
the Finance Parties (through a decision obtained by all Lenders) and KEXIM have provided their written consent to such IPO provided that, for the avoidance of doubt, if conditions (a), (b) and (c) above are satisfied no such written consent is required.

21.21.2
If an IPO compliant with this clause 21.21 and the other provisions of the Finance Documents has been completed, then the Obligors who are Party hereby agree to procure that by no later than 30 days after completion of the IPO, each Obligor will enter into amendment agreements to the Finance Documents (including a supplemental agreement to this Agreement) for the purpose of implementing any consequential changes to the Finance Documents as may be required as a result of the IPO and any provisions of the Finance Documents in relation to the IPO, in each case in such form and substance as may be required by the Agent and at the cost and expense of the Borrower.

21.22	Spin-off
21.22.1	The Obligors hereby agree to procure that no Spin-off will be attempted, commenced or completed unless the following conditions are met:
(a)
no Default has occurred at the times when the Obligors' relevant request for consent of such Spin-off under paragraph (d) below is made to the Finance Parties (if applicable), when such Spin-off commences and when such Spin-off completes or immediately thereafter;

(b)	upon and immediately following the completion of such Spin-off, no Spin-off Change of Control occurs;
(c)
no transfer or other disposal may be made of any shares of any Obligor (except the Borrower) or any Group Member except pursuant to a Spin-off (and subject to the provisions of clause 21.21 (IPO) in respect of an IPO compliant with such clause); and

(d)
the Finance Parties (through a decision obtained by all Lenders) and KEXIM have provided their written consent to such Spin-off provided that, for the avoidance of doubt, if conditions (a), (b) and (c) above are satisfied no such written consent is required.

21.22.2
If a Spin-off compliant with this clause 21.22 and the other provisions of the Finance Documents has been completed, then the Obligors who are Party hereby agree to procure that by no later than 30 days after completion of the Spin-off, each Obligor will enter into amendment agreements to the Finance Documents (including a supplemental agreement to this Agreement) for the purpose of implementing any consequential changes to the Finance Documents as may be required as a result of the Spin-off and any provisions of the Finance Documents in relation to the Spin-off, in each case in such form and substance as may be required by the Agent and at the cost and expense of the Borrower.

21.23	Condition subsequent; delivery under the relevant Charter
The Obligors shall, no later than five (5) Business Days after Delivery of each Ship:
(a)
procure delivery of the relevant Ship to the Charterer under the relevant Charter and provide the Agent with evidence that the relevant Ship has been accepted by the relevant Charterer under the relevant Charter together with any other documents or evidence of the type referred to in Schedule 3 (Conditions precedent) in relation to such delivery as the Agent may require; and
(b)	procure delivery to the Agent of the Quiet Enjoyment Agreement for the relevant Ship, duly executed by the relevant Owner, the Security Agent and the relevant Charterer.
22	DEALINGS WITH SHIPS
Each Obligor undertakes that this clause 22 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship's Mortgage Period.
22.1	Ship's name and registration
(a)	The Ship's name shall only be changed after prior notice of at least 3 Business Days to the Agent.
(b)
The Ship shall be registered with the relevant Registry under the laws of its Flag State. Except with approval by all the Lenders and KEXIM, the Ship shall not be registered under any other flag or at any other port or fly any other flag (other than that of its Flag State) provided that no such approval shall be required for the registration of a Ship under the flag of another Approved Flag State as long as replacement Security Interests are granted in respect of that Ship (which are, in the opinion of the Lenders, equivalent to those in place prior to such registration) in favour of the Security Agent immediately following the registration of such ship under the flag of that Approved Flag State. If that registration is for a limited period, it shall be renewed at least 15 days before the date it is due to expire and the Agent shall be notified of that renewal at least 15 days before the date it is due to expire.

(c)
Nothing will be done and no action will be omitted if that might result in such registration being forfeited or imperilled or the Ship being required to be registered under the laws of another state of registry.

22.2	Sale or other disposal of Ship
Except with approval of the Agent (acting on the instructions of all the Lenders), an Owner will not sell, or agree to, transfer, abandon or otherwise dispose of its Ship or any share or interest in it if the net proceeds of sale would be insufficient to discharge the prepayment obligations of the Borrower in respect of such sale under clause 7.6 (Sale or Total Loss), or if an Event of Default exists. Where no approval is required under this clause, the Borrower shall provide advance notice to the Agent of any such proposed sale and such sale shall be subject to the provisions of the same clause 7.6 (Sale or Total Loss).
22.3	Manager
A manager of the Ship (other than TMS) shall not be appointed unless that manager and the terms of its appointment are approved (which approval of such manager shall not be required if such manager has the same ultimate beneficial owner as TMS has on the date of this Agreement) and it and the relevant Owner have delivered a duly executed Manager's Undertaking to the Security Agent. The relevant Owner shall not agree to any change to the terms of appointment of a manager which have been approved unless such change is approved by the Majority Lenders.
22.4	Copy of Mortgage on board
A properly certified copy of the relevant Mortgage shall be kept on board the Ship with its papers and shown to anyone having business with the Ship which might create or imply any commitment or Security Interest over or in respect of the Ship (other than a lien for crew's wages and salvage) and to any representative of the Agent or the Security Agent.

22.5	Notice of Mortgage
A framed printed notice of the Ship's Mortgage shall be prominently displayed in the navigation room and in the Master's cabin of the Ship. The notice must be in plain type and read as follows:
"NOTICE OF MORTGAGE
This Ship is subject to a first mortgage in favour of [here insert name of mortgagee] of [here insert address of mortgagee]. Under the said mortgage and related documents, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew's wages and salvage".
No-one will have any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew's wages and salvage.
22.6	Conveyance on default
Where the Ship is (or is to be) sold in exercise of any power conferred by the Security Documents, the relevant Owner shall, upon the Agent's request, immediately execute such form of transfer of title to the Ship as the Agent may require.
22.7	Chartering
22.7.1	Except with approval by the Majority Lenders, the relevant Owner shall not enter into any charter commitment for a Ship (except for the Charter for each Ship, where applicable) which is:
(a)	a bareboat or demise charter or passes possession and operational control of the Ship to another person;
(b)	capable of lasting more than 12 months;
(c)
on terms as to payment or amount of hire which are materially less beneficial to it than the terms which at that time could reasonably be expected to be obtained on the open market for vessels of the same age and type as the Ship under charter commitments of a similar type and period; or

(d)	to another Group Member.
22.7.2
Without prejudice to the rights of the Finance Parties under clause 22.7.1 above and any other provisions of the Finance Documents, the Borrower shall advise the Agent and the KEXIM Agent promptly of any proposed charter commitment (other than a Charter) of a Ship, and:

(a)	forthwith after its execution deliver a certified copy of each such charter commitment to the Agent and the KEXIM Agent;
(b)
forthwith following demand by the Agent, acting on the instructions of the Majority Lenders or KEXIM, procure that the relevant Owner executes in favour of the Security Agent an assignment in respect of such charter commitment in form substantially similar to that of a Charter Assignment and any notice of assignment required in connection therewith and promptly procure the service of any such notice of assignment on the relevant charterer and use its reasonable endeavours to procure the acknowledgement of such notice by the relevant charterer;

(c)
deliver to the Agent and the KEXIM Agent such documents and evidence of the type referred to in Schedule 3 (Conditions precedent), in relation to any such charter assignment or any other related matter referred to in this clause 22.7.2, as the Agent (acting on the instructions of the Majority Lenders in their sole discretion) shall require; and

(d)
pay on demand by the Agent all legal and other costs properly incurred by the Agent and/or the KEXIM Agent and/or the Lenders and/or KEXIM and/or the Security Agent in connection with each such charter assignment.

22.8	Merchant use
The relevant Owner shall use the Ship only as a civil merchant trading ship.
22.9	Sharing of Earnings
Except with approval by the Majority Lenders, the relevant Owner shall not enter into any arrangement under which its Earnings from the Ship may be shared with anyone else.
22.10	Payment of Earnings
The relevant Owner's Earnings from the Ship shall be paid in the way required by the Ship's General Assignment or Deed of Covenant. If any Earnings are held by brokers or other agents, they shall be paid to the Security Agent or the Agent (as the case may be), if it requires this after the Earnings have become payable to it under the Ship's General Assignment or Deed of Covenant.
22.11	Lay up
Except with approval by the Majority Lenders (such approval not to be unreasonably withheld), no Ship shall be laid up or deactivated. If approval has been obtained for a Ship to be laid up or deactivated, the relevant Owner and the other Obligors shall make sure that a safe, sustainable and socially and environmentally responsible dismantling of such Ship shall take place.
22.12	Performance of Contract Documents
The relevant Owner shall duly and punctually observe and perform all the conditions and obligations imposed on it by the Contract Documents in relation to the Ship.
22.13	Arbitration under Contract Documents
The relevant Owner shall promptly notify the Agent:
(a)	if either party to the Contract Documents begins an arbitration under the Contract Documents in relation to the Ship;
(b)	of the identity of the arbitrators; and
(c)	of the conclusion of the arbitration and the terms of any arbitration award and, as soon as reasonably practicable, a copy of such arbitration award.-
22.14	Notification of certain events
The relevant Owner shall notify the Agent immediately if either party to the Contract Documents cancels, rescinds, repudiates or otherwise terminates any Contract Document in relation to the Ship (or purports to do so) or rejects the Ship (or purports to do so) or if a dispute arises under such Contract Documents.
23	CONDITION AND OPERATION OF SHIPS
Each Obligor undertakes with each Finance Party that this clause 23 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship's Mortgage Period.

23.1	Defined terms
In this clause 23 and in Schedule 3 (Conditions precedent):
applicable code means any code or prescribed procedures required to be observed by the Ship or the persons responsible for its operation under any applicable law (including but not limited to those currently known as the ISM Code and the ISPS Code).
applicable law means all laws and regulations applicable to vessels registered in the Ship's Flag State or which for any other reason apply to the Ship or to its condition or operation at any relevant time.
applicable operating certificate means any certificates or other document relating to the Ship or its condition or operation required to be in force under any applicable law or any applicable code.
23.2	Repair
The Ship shall be kept in a good, safe and efficient state of repair. The quality of workmanship and materials used to repair the Ship or replace any damaged, worn or lost parts or equipment shall be sufficient to ensure that the Ship's value is not reduced.
23.3	Modification
Except with approval by the Majority Lenders, the structure, type or performance characteristics of the Ship shall not be modified in a way which could or might materially alter the Ship or materially reduce its value.
23.4	Removal of parts
Except with approval by the Majority Lenders, no material part of the Ship or any equipment shall be removed from the Ship if to do so would materially reduce its value (unless at the same time it is replaced with equivalent parts or equipment owned by the relevant Owner free of any Security Interest except under the Security Documents).
23.5	Third party owned equipment
Except with approval by the Majority Lenders, equipment owned by a third party shall not be installed on the Ship if it cannot be removed without risk of causing damage to the structure or fabric of the Ship or incurring significant expense.
23.6	Maintenance of class; compliance with laws and codes
The Ship's class shall be the relevant Classification with the relevant Classification Society and neither the Classification nor the Classification Society of the Ship shall be changed without the prior consent of the Lenders and KEXIM (such consent not to be unreasonably withheld). The Ship and every person who owns, operates or manages the Ship shall comply with all applicable laws and the requirements of all applicable codes and regulations (including but not limited to all Environmental Laws and all Sanctions). There shall be kept in force and on board the Ship or in such person's custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board the Ship or to be in such person's custody (including but not limited to the Green Passport or any other applicable equivalent document acceptable to the Agent in its sole discretion).
23.7	Surveys
The Ship shall be submitted to continuous surveys and any other surveys which are required for it to maintain the Classification as its class. Copies of reports of those surveys shall be provided promptly to the Agent if it so requests.

23.8	Inspection and notice of drydockings
The Agent and/or surveyors or other persons appointed by it for such purpose shall be allowed to board the Ship at all reasonable times to inspect it and given all proper facilities needed for that purpose. The Agent shall be given reasonable advance notice of any intended drydocking of the Ship (whatever the purpose of that drydocking).
23.9	Prevention of arrest
All debts, damages, liabilities and outgoings which have given, or may give, rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, its Earnings or Insurances shall be promptly paid and discharged.
23.10	Release from arrest
The Ship, its Earnings and Insurances shall promptly be released from any arrest, detention, attachment or levy, and any legal process against the Ship shall be promptly discharged, by whatever action is required to achieve that release or discharge.
23.11	Information about Ship
The Agent shall promptly be given any information which it may reasonably require about the Ship or its employment, position, use or operation, including details of towages and salvages, and copies of all its charter commitments entered into by or on behalf of any Obligor and copies of any applicable operating certificates.
23.12	Notification of certain events
The Agent shall promptly be notified of:
(a)	any damage to the Ship where the cost of the resulting repairs may exceed the Major Casualty Amount for such Ship;
(b)	any occurrence which may result in the Ship becoming a Total Loss;
(c)	any requisition of the Ship for hire;
(d)	any Environmental Incident involving the Ship and any Environmental Claim being made in relation to such an incident;
(e)	any withdrawal or threat to withdraw any applicable operating certificate;
(f)	the issue of any operating certificate required under any applicable code;
(g)	the receipt of notification that any application for such a certificate has been refused;
(h)
any requirement or recommendation made in relation to the Ship by any insurer or the Ship's Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended; and

(i)	any arrest, hijacking or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances.
23.13	Payment of outgoings
All tolls, dues and other outgoings whatsoever in respect of the Ship and its Earnings and Insurances shall be paid promptly. Proper accounting records shall be kept of the Ship and its Earnings.

23.14	Evidence of payments
The Agent shall be allowed proper and reasonable access to those accounting records when it requests it and, when it requires it, shall be given satisfactory evidence that:
(a)	the wages and allotments and the insurance and pension contributions of the Ship's crew are being promptly and regularly paid;
(b)	all deductions from its crew's wages in respect of any applicable Tax liability are being properly accounted for; and
(c)	the Ship's master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress.
23.15	Repairers' liens
Except with approval by the Majority Lenders, the Ship shall not be put into any other person's possession for work to be done on the Ship if the cost of that work will exceed or is likely to exceed the Major Casualty Amount for the Ship unless that person gives the Security Agent a written undertaking in approved terms not to exercise any lien on the Ship or its Earnings for any of the cost of such work.
23.16	Survey report
As soon as reasonably practicable after the Agent requests it, the Agent shall be given a report on the seaworthiness and/or safe operation of the Ship, from surveyors or inspectors approved by the Agent (acting on the instructions of the Majority Lenders). If any recommendations are made in such a report they shall be complied with in the way and by the time recommended in the report.
23.17	Lawful use
The Ship shall not be employed:
(a)	in any way or in any activity which is unlawful under international law or the domestic laws of any relevant country;
(b)	in carrying illicit or prohibited goods;
(c)	in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated; or
(d)	if there are hostilities in any part of the world (whether war has been declared or not), in carrying contraband goods, and the persons responsible for the operation of the Ship shall take all necessary and proper precautions to ensure that this does not happen, including participation in industry or other voluntary schemes available to the Ship and in which leading operators of ships operating under the same flag or engaged in similar trades generally participate at the relevant time.
23.18	War zones
No Ship shall enter or remain in any zone which has been declared a war zone by any government entity or that Ship's war risk insurers except if any requirements of the Agent and/or that Ship's insurers necessary to ensure that such Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) are complied with.

24	INSURANCE
Each Obligor undertakes that this clause 24 shall be complied with in relation to each Mortgaged Ship and its Insurances throughout the relevant Ship's Mortgage Period.
24.1	Insurance terms
In this clause 24:
excess risks means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value.
excess war risk P&I cover means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks.
hull cover means insurance cover against the risks identified in clause 24.2(a).
minimum hull cover means, in relation to a Mortgaged Ship, an amount equal to or greater than its Vessel Value and which, when taken together with the insured value of the other Mortgaged Ships, is at the relevant time 120 per cent of the aggregate of the Advances at such time.
P&I risks means the usual risks (including liability for oil pollution, excess war risk P&I cover) covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover).
24.2	Coverage required
The Ship (including its hull and machinery, hull interest, freight interest, disbursements and/or increased value) shall at all times be insured at the Ship's Owner's cost:
(a)
against (i) fire and usual marine risks (including excess risks) and (ii) war risks (including war protection and indemnity risks and terrorism, piracy and confiscation risks) on an agreed value basis, in each case, for at least its minimum hull cover and in the case of sub-section (i), provided that the hull and machinery insurances for the Ship shall at all times cover at least 100 per cent. of its Vessel Value and the remaining minimum hull cover may be insured by way of excess risks cover;

(b)
against P&I risks for the highest amount then available in the insurance market for vessels of similar age, size and type as the Ship (but, in relation to liability for oil pollution, for an amount of not less than $1,000,000,000);

(c)	against such other risks and matters which the Agent notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and
(d)	on terms which comply with the other provisions of this clause 24.
24.3	Placing of cover
The insurance coverage required by clause 24.2 (Coverage required) shall be:
(a)
in the name of the Ship's Owner and any Manager and (in the case of the Ship's hull cover) no other person (other than the Security Agent and any other Finance Party if required by the Agent) (unless such other person is approved and, if so required by the Agent, has duly executed and delivered a first priority assignment of its interest in the Ship's Insurances to the Security Agent or the other Finance Parties in an approved form and provided such supporting documents and opinions in relation to that assignment as the Agent requires);
(b)	in dollars or another approved currency;
(c)	arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations;
(d)	in full force and effect; and
(e)	on approved terms and with approved insurers or associations.
24.4	Deductibles
The aggregate amount of any excess or deductible under the Ship's hull cover shall not exceed an approved amount.
24.5	Mortgagee's insurance
The Owners and the Borrower shall promptly reimburse to the Agent the cost (as conclusively certified by the Agent) of taking out and keeping in force in respect of the Ship and the other Mortgaged Ships on terms approved by the Agent (acting on the instructions of the Majority Lenders), or in considering or making claims under:
(a)
a mortgagee's interest insurance and a mortgagee's additional perils (all P&I risks) cover for the benefit of the Finance Parties for an aggregate amount up to 120% of the aggregate of the Advances at any relevant time; and

(b)
any other insurance cover which the Agent reasonably requires in respect of any Finance Party's interests and potential liabilities (whether as mortgagee of the Ship or beneficiary of the Security Documents).

24.6	Fleet liens, set off and cancellations
If the Ship's hull cover also insures other vessels, the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not:
(a)	set off against any claims in respect of the Ship any premiums due in respect of any of such other vessels insured (other than other Mortgaged Ships); or
(b)	cancel that cover because of non-payment of premiums in respect of such other vessels, or the Owners and the Borrower shall ensure that hull cover for the Ship and any other Mortgaged Ships is provided under a separate policy from any other vessels.
24.7	Payment of premiums
All premiums, calls, contributions or other sums payable in respect of the Insurances shall be paid punctually and the Agent when so reasonably requests shall be provided with all relevant receipts or other evidence of payment upon request.
24.8	Details of proposed renewal of Insurances
At least 14 days before any of the Ship's Insurances are due to expire, the Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such

Insurances and the amounts, risks and terms in, against and on which the Insurances are proposed to be renewed.
24.9	Instructions for renewal
At least five days before any of the Ship's Insurances are due to expire, instructions shall be given to brokers, insurers and associations for them to be renewed or replaced on or before their expiry.
24.10	Confirmation of renewal
The Ship's Insurances shall be renewed upon their expiry in a manner and on terms which comply with this clause 24 and confirmation of such renewal given by approved brokers or insurers to the Agent at least five days (or such shorter period as may be approved) before such expiry.
24.11	P&I guarantees
Any guarantee or undertaking required by any protection and indemnity or war risks association in relation to the Ship shall be provided when required by the association.
24.12	Insurance documents
The Agent shall be provided with pro forma copies of all insurance policies and other documentation issued by brokers, insurers and associations in connection with the Ship's Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents relating to the Ship's Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Agent or some other approved person.
24.13	Letters of undertaking
Unless otherwise approved where the Agent (upon the instructions of the Majority Lenders) is satisfied that equivalent protection is afforded by the terms of the relevant Insurances and/or any applicable law and/or a letter of undertaking provided by another person, on each placing or renewal of the Insurances, the Agent shall be provided promptly with letters of undertaking in an approved form (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.
24.14	Insurance Notices and Loss Payable Clauses
The interest of the Security Agent or any other Finance Parties as assignees of the Insurances shall be endorsed on all insurance policies and other documents by the incorporation of a Loss Payable Clause and an Insurance Notice in respect of the Ship and its Insurances signed by its Owner and, unless otherwise approved, each other person assured under the relevant cover (other than the Security Agent or any other Finance Party, if it is itself an assured).
24.15	Insurance correspondence
If so reasonably required by the Agent, the Agent shall promptly be provided with copies of all written communications between the assureds and brokers, insurers and associations relating to any of the Ship's Insurances as soon as they are available.
24.16	Qualifications and exclusions
All requirements applicable to the Ship's Insurances shall be complied with and the Ship's Insurances shall only be subject to approved exclusions or qualifications.

24.17	Independent report
If the Agent requires and obtains a detailed report from an approved independent firm of marine insurance brokers giving their opinion on the adequacy of the Ship's Insurances then the Borrower shall reimburse the Agent for the cost of obtaining that report.
24.18	Collection of claims
All documents and other information and all assistance required by the Agent to assist it and/or the Security Agent in trying to collect or recover any claims under the Ship's Insurances shall be provided promptly.
24.19	Employment of Ship
24.19.1
The Ship shall only be employed or operated in conformity with the terms of the Ship's Insurances (including any express or implied warranties) and not in any other way (unless the insurers have consented and any additional requirements of the insurers have been satisfied).

24.19.2
The Ship shall not enter or remain in any zone which has been declared a war, conditional or excluded zone by any government entity or the Ship's insurers for war risks and/or allied perils (including piracy) unless:

(a)	appropriate insurances have been taken out by the relevant Owner; and
(b)
any requirements of the Agent and/or the Ship's insurers necessary to ensure that the Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) have been complied with.

24.20	Declarations and returns
If any of the Ship's Insurances are on terms that require a declaration, certificate or other document to be made or filed before the Ship sails to, or operates within, an area, those terms shall be complied with within the time and in the manner required by those Insurances.
24.21	Application of recoveries
All sums paid under the Ship's Insurances to anyone other than the Security Agent shall be applied in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged.
24.22	Settlement of claims
Any claim under the Ship's Insurances for a Total Loss or Major Casualty shall only be settled, compromised or abandoned with prior approval of all the Lenders.
25	MINIMUM SECURITY VALUE
Each Obligor undertakes that this clause 25 will be complied with throughout the Facility Period.
25.1	Valuation of assets
For the purpose of the Finance Documents, the value at any time of any Mortgaged Ship or a Ship before its Delivery or any other Fleet Vessel or Parent Fleet Vessel, or any other asset over which additional security is provided under this clause 25 will be its value as most recently determined in accordance with this clause 25 or, if no such values of a Mortgaged Ship have been obtained under this clause 25, its value determined under any valuation made pursuant to Part 2 of Schedule 3 (Ships and security conditions precedent).

25.2	Valuation frequency
Valuation of each Mortgaged Ship or each Ship before its Delivery, each Fleet Vessel and each Parent Fleet Vessel and each such other asset in accordance with this clause 25 may be required by the Agent at any time (but in any event not less frequently than twice per calendar year together with the Compliance Certificate delivered with the Annual Financial Statements and the Quarterly Financial Statements in respect of the second quarter of each financial year (each as defined in clause 19 (Information undertakings)), as required by clause 19.2 (Provision and contents of Compliance Certificate and valuations).
25.3	Expenses of valuation
The Borrower shall bear, and reimburse to the Agent where incurred by the Agent, all costs and expenses of providing:
(a)
one set of valuations of each Mortgaged Ship made under this clause 25 twice per calendar year and one set of valuations of each Fleet Vessel and Parent Fleet Vessel made and delivered under clause 19.2 (Provision and contents of Compliance Certificate and valuations) twice per calendar year (which shall not include the costs and expenses of providing any valuations required under clause 4 (Conditions of Utilisation) which shall also be for the account of the Borrower);

(b)
in addition to those referred to in (a) above, any sets of valuations of the Mortgaged Ships, Fleet Vessels or Parent Fleet Vessels carried out at any time when (i) an Event of Default has occurred, (ii) an IPO or a Spin-off has occured or (iii) a Mortgaged Ship becomes a Total Loss or is sold; and

(c)	in addition to those referred to in (a) and (b) above, any sets of valuations of the Ships obtained under clause 4 (Conditions of Utilisation) in connection with any Utilisation.
25.4	Valuations procedure
The value of any Ship before its Delivery and the value of any Mortgaged Ship and any other Fleet Vessel or Parent Fleet Vessel shall be determined in accordance with, and by valuers approved and appointed in accordance with, this clause 25. Additional security provided under this clause 25 shall be valued in such a way, on such a basis and by such persons (including the Agent itself) as may be approved by the Majority Lenders or as may be agreed in writing by the Borrower and the Agent (on the instructions of the Majority Lenders).
25.5	Currency of valuation
Valuations shall be provided by valuers in dollars or, if a valuer is of the view that the relevant type of vessel is generally bought and sold in another currency, in that other currency. If a valuation is provided in another currency, for the purposes of this Agreement it shall be converted into dollars at the Agent's spot rate of exchange for the purchase of dollars with that other currency as at the date to which the valuation relates.
25.6	Basis of valuation
Each valuation will be addressed to the Agent in its capacity as such, it will be no more than 30 days' old and made:
(a)	without physical inspection (unless required by the Agent, acting on the instructions of the Majority Lenders);
(b)	on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm's length on normal commercial terms between a willing buyer and a willing seller; and
(c)	without taking into account the benefit of any charter commitment.

25.7	Information required for valuation
The Borrower shall promptly provide to the Agent and any such valuer any information which they reasonably require for the purposes of providing such a valuation.
25.8	Approved Brokers
All valuers must be Approved Brokers. The Agent may from time to time notify the Borrower and the Lenders of any additional independent ship brokers which have been approved by the Borrower and the Agent (acting on the instructions of the Majority Lenders) as Approved Brokers for the purposes of this clause 25.
25.9	Appointment of Approved Brokers
When a valuation is required for the purposes of this clause 25, the Borrower shall promptly appoint the relevant Approved Brokers to provide such a valuation. If the Borrower fails to do so promptly, the Agent may appoint the relevant Approved Brokers to provide that valuation.
25.10	Number of valuers
Each valuation must be carried out by two (2) Approved Brokers both of whom shall be nominated by the Borrower. If the Borrower fails promptly to nominate an Approved Broker then the Agent may nominate that Approved Broker.
25.11	Differences in valuations
(a)
If valuations provided by individual Approved Brokers differ, the value of the relevant Ship or (as the case may be) Mortgaged Ship or Fleet Vessels or Parent Fleet Vessels for the purposes of the Finance Documents will be the mean average of those valuations. In the event that the two (2) valuations differ by more than ten per cent (10%), then the Agent may, in its sole discretion obtain a third valuation of the relevant Ship, Mortgaged Ship, Fleet Vessel or Parent Fleet Vessel from another Approved Broker appointed by the Agent (acting on the instructions of the Majority Lenders in their sole discretion) and made on the same basis referred to in this clause 25. In that case the mean average of the three (3) valuations shall constitute the value of the Ship, Mortgaged Ship, Fleet Vessel or Parent Fleet Vessel (as the case may be) for the purposes of this clause 25.

(b)
If any Approved Broker provides a range of values for a Ship or (as the case may be) Mortgaged Ship, Fleet Vessel or Parent Fleet Vessel, its value for the purpose of the Finance Documents will be the mean average of the values comprising such range.

25.12	Security shortfall
If at any time the Security Value is less than the Minimum Value, the Agent may, and shall, if so directed by the Majority Lenders, by notice to the Borrower require that such deficiency be remedied. The Borrower shall then within thirty (30) days of receipt of such notice ensure that the Security Value equals or exceeds the Minimum Value. For this purpose, the Borrower may:
(a)	provide additional security over other assets approved by the Majority Lenders in accordance with this clause 25 (including in the form of charged and/or pledged dollar cash deposits); and/or
(b)
prepay part of the Loans under clause 7.4 (Voluntary prepayment) but on three (3) Business Days' notice instead of the period required by such clause. Any such amount prepaid shall be applied in reduction of all outstanding Advances pro rata.

25.13	Creation of additional security
The value of any additional security which the Borrower offers to provide to remedy all or part of a shortfall in the amount of the Security Value will only be taken into account for the purposes of determining the Security Value if and when:
(a)
that additional security, its value and the method of its valuation have been approved by the Majority Lenders, it being agreed that cash collateral provided in pledged and/or charged dollar cash deposits or in the form of letters of credit denominated in dollars shall always be acceptable to the Lenders, and shall be valued at par;

(b)	a Security Interest over that security has been constituted in favour of the Security Agent or (if appropriate) the Finance Parties in an approved form and manner;
(c)	this Agreement has been unconditionally amended in such manner as the Agent requires in consequence of that additional security being provided; and
(d)
the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to that amendment and additional security including documents and evidence of the type referred to in Schedule 3 (Conditions precedent) in relation to that amendment and additional security and its execution and (if applicable) registration.

26	CHARTERING UNDERTAKINGS
Each Obligor undertakes that this clause 26 will be complied with in relation to each Mortgaged Ship and its Charter Documents throughout the Facility Period.
26.1	Variations
Except with approval by the Majority Lenders, the Charter Documents shall not be varied (and, for the avoidance of doubt, any assignment, transfer or novation of a Charter Document, whether from the relevant Owner or the relevant Charterer, without approval shall constitute a variation), and the relevant Owner shall not grant any consent to the relevant Charterer in respect of any such variation.
26.2	Releases and waivers
Except with approval by the Majority Lenders, there shall be no release by the relevant Owner of any material obligation of any other person under the Charter Documents (including by way of novation, assignment or transfer), no waiver of any breach of any such material obligation and no consent to anything which would otherwise be such a breach.
26.3	Termination by Owner
Except with approval by the Majority Lenders, the relevant Owner shall not terminate or rescind any Charter Document or withdraw the Ship from service under the Charter or take any similar action.
26.4	Charter performance
The relevant Owner shall perform its obligations under the Charter Documents and use its best endeavours to ensure that each other party to them performs their obligations under the Charter Documents.
26.5	Notice of assignment
The relevant Owner shall give notice of assignment of the Charter Documents to the other parties to such documents in the form specified by the Charter Assignment for the relevant Charter and Ship and shall use its reasonable endeavours to ensure that the Agent receives a copy of that notice acknowledged by each addressee in the form specified therein and any relevant Quiet

Enjoyment Agreement as soon as practically possible after the relevant Charter Assignment has been executed and in any event at the times required under clause 4 (Conditions of Utilisation) and Schedule 3 (Conditions precedent) as applicable.
26.6	Termination Cure
Without prejudice to the Obligors' other obligations under the Finance Documents and the rights of the Finance Parties under clause 30.22.2 (Charters), if a Charter is cancelled or rescinded or (except as a result of the relevant Ship becoming a Total Loss) frustrated, or if any Ship is withdrawn from service under a Charter before the time that Charter was scheduled to expire, then the Borrower shall use its best endeavours to ensure that:
(a)	as soon as reasonably possible and in any event no later than 90 days after such cancellation, rescission, frustration or withdrawal:
(i)
the relevant Owner of that Ship will enter into an approved time charter commitment in respect of that Ship on terms (including as to tenor, charter hire and credit standing of the charterer) which are in the opinion of the Agent (acting on the instructions of the Majority Lenders in their absolute and unfettered discretion) not less favourable to the relevant Owner, the Group and the Finance Parties than these of the original Charter for that Ship; and

(ii)	the relevant Ship has been delivered for service to, and has been accepted by, the relevant charterer under the relevant charter commitment; and
(b)
forthwith after the entry into such charter commitment, the relevant Owner will grant in favour of the Security Agent a Security Interest in respect of such charter commitment in a document in an agreed form and will provide and deliver to the Agent in respect of the same, any documents and evidence of the nature described in Schedule 3 (Conditions precedent) as reasonably required by the Agent.

26.7	Quiet Enjoyment
If required by the charterer of a replacement charter commitment referred to in clause 26.6 (Termination Cure) as a condition to entering into the same, the Lenders agree to instruct the Security Agent to enter into a quiet enjoyment agreement with such charterer in respect of any such replacement charter commitment on substantially the same terms as the Quiet Enjoyment Agreements.
26.8	Payment of Charter Earnings
All Earnings which the relevant Owner is entitled to receive under the Charter Documents shall be paid in the manner required by the Security Documents.
27	BANK ACCOUNTS
Each Obligor undertakes that this clause 27 will be complied with throughout the Facility Period.
27.1	Earnings Account
27.1.1	Each Owner shall be the holder(s) of one or more Accounts with an Account Bank which is designated as an "Earnings Account" for the purposes of the Finance Documents.
27.1.2
The Earnings of the Mortgaged Ships and all moneys payable to each Owner under each Ship's Insurance and any net amount payable to the Borrower under any Hedging Contract shall be paid by the persons from whom they are due to an Earnings Account unless required to be paid to the Security Agent or any other Finance Parties under the relevant Finance Documents.

27.1.3	The relevant Account Holder(s) shall not withdraw amounts standing to the credit of an Earnings Account except as permitted by clause 27.1.4.
27.1.4
If there is no continuing Default, the relevant Account Holder(s) may withdraw any amounts from such Earnings Account for the following purposes (and then only provided that in doing so they remain in compliance with their undertaking of clause 21.11 (Minimum liquidity)):

(a)	payments then due to Finance Parties under the Finance Documents;
(b)	payments to another Account;
(c)	payments of the proper costs and expenses of insuring, repairing, operating and maintaining any Mortgaged Ship;
(d)	payments to purchase other currencies in amounts and at times required to make payments referred to above in the currency in which they are due; and
(e)	payments of dividends to the extent permitted by clause 28.12 (Distributions and other payments).
27.2	Retention Account
27.2.1	The Borrower shall be the holder of an Account denominated in dollars with an Account Bank which is designated as the "Retention Account" for the purposes of the Finance Documents.
27.2.2
There shall be paid into the Retention Account such amounts as will ensure that, on any date for any Advance, the amount credited to the Retention Account is at least equal to the aggregate of the required retention balances for all Advances for that date.

27.2.3	In this clause a retention date for an Advance means:
(a)	the first retention date for that Advance; and
(b)	each of the dates falling at monthly intervals after that first retention date.
27.2.4	In this clause the first retention date for an Advance means the date falling 30 days after the Utilisation Date for that Advance.
27.2.5	In this clause the required retention balance for an Advance for a date means an amount equal to:
(a)
the relevant fraction of the net amount of interest payable on each such Advance under clause 8 (Interest) during and at the end of the Interest Period for the relevant Advance current on that date; plus

(b)	the relevant fraction of the instalment of the relevant Advance due to be repaid under clause 6.1 (Repayment) on the next Repayment Date for that Advance after that date.
27.2.6	The relevant fraction of such an amount of interest on, or such a repayment instalment of, an Advance as at a date will be the fraction:
(a)	whose numerator is the number of retention dates for that Advance up to and including the relevant date after:
(i)	in the case of interest, the first day of the relevant Interest Period for that Advance; or
(ii)	in the case of such an instalment, the date which is:

A)	where the First Repayment Date for that Advance has already occurred before the relevant date, the previous Repayment Date for that Advance; or
B)	where the First Repayment Date for that Advance has not yet occurred before the relevant date, the Utilisation Date for that Advance; and
(b)	whose denominator is the number of retention dates for that Advance falling:
(i)	in the case of interest, after the first day of the relevant Interest Period for the relevant Advance up to and including the last day of that Interest Period; or
(ii)	in the case of such an instalment, after the date referred to in paragraph (a)(ii) above and up to and including the next Repayment Date for that Advance.
27.2.7	The Borrower shall not withdraw amounts standing to the credit of the Retention Account except as permitted by clause 27.2.8 below.
27.2.8
If (i) there is no continuing Default and (ii) (unless the payment is to a new Retention Account), after the withdrawal, the balance on the Retention Account will be at least the minimum amount required by clause 27.2.2 above at that time, the Borrower may withdraw the following amounts from the Retention Account:

(a)	payments of interest due under clause 8 (Interest) and repayments of the Loans due under clause 6.1 (Repayment); and
(b)	payment to an Earnings Account of any amount by which the balance on the Retention Account exceeds that minimum amount.
27.3	Debt Service Reserve Account
27.3.1	The Borrower shall be the holder of an Account denominated in dollars with the Account Bank which is designated as a "Debt Service Reserve Account" for the purposes of the Finance Documents.
27.3.2
If at any time the Charterer of Ship A or Ship B does not exercise any one of the three (3) Charterer's options to extend any Charter in respect of Ship A or Ship B for (a) an additional 12 months (at a rate of $975,000 per month) and/or (b) another 12 months (at a rate of $1,075,000 per month) and/or (c) a further 12 months (at a charter rate of $1,175,000 per month), in each case as specified in the relevant Charter at the date of this Agreement, then the Borrower shall, immediately upon becoming aware of any decision or election of the Charterer to not exercise any such option to so extend any such Charter, deposit in the Debt Service Reserve Account an amount of not less than the then applicable Six-month Debt Service in respect of the Advance of the Ship to which such Charter relates.

27.3.3	The Borrower shall:
(a)	maintain such credit balance paid in the Debt Service Reserve Account in respect of each such Ship and its relevant Advance; and
(b)
ensure (by adding further funds to the credit to this effect as and when necessary) that at all times thereafter there are maintained in it credit balances in respect of each such Ship and such Advance equal to the Six-month Debt Service for such Advance at any relevant time, until:
(i)	the relevant Owner enters into a new charter commitment in respect of the relevant Ship in accordance with clause 26.6 (Termination Cure);

(ii)	the Obligors are otherwise in compliance with such clause 26.6 (Termination Cure) in respect of the same;
(iii)
the charter commitment is for a firm period of not less than 36 months and is otherwise acceptable in form and substance in all respects to the Majority Lenders and KEXIM in their absolute discretion; and

(iv)	the relevant Ship has been delivered for service to, and has been accepted by, the relevant Charterer under such relevant charter commitment.
27.3.4	The Account Holder(s) shall not withdraw amounts standing to the credit of the Debt Service Reserve Account except as permitted by clause 27.3.5 below.
27.3.5
If (i) there is no continuing Event of Default and (ii) after the relevant withdrawal the credit balance on the Debt Service Reserve Account will be at least the minimum amount then required by clause 27.3.2 and clause 27.3.3 at the time, the relevant Account Holder(s) may withdraw amounts from the Debt Service Reserve Account for the following purposes:

(a)	to make payments of interest due under clause 8 (Interest) and repayments of the Advances due under clause 6 (Repayment); and
(b)	to make payments to another Account.
27.3.6	For the purposes of this clause 27.3:
Six-month Debt Service means, at any relevant time of calculation and in respect of each of Advance A or Advance B, the aggregate of all scheduled amounts of principal and interest in relation to such Advance which, in the opinion of the Agent (acting on the instructions of the Majority Lenders), are to fall due for payment by the Borrower under this Agreement during the 6-month period starting on the date of calculation.
27.4	Other provisions
27.4.1	An Account may only be designated for the purposes described in this clause 27 if:
(a)
such designation is made in writing by the Agent and acknowledged by the Borrower and specifies the names and addresses of the relevant Account Bank and the Account Holder(s) and the number and any designation or other reference attributed to the Account;

(b)	an Account Security has been duly executed and delivered by the relevant Account Holder(s) in favour of the Security Agent or the other Finance Parties;
(c)	any notice required by the Account Security to be given to an Account Bank has been given to, and acknowledged by, the Account Bank in the form required by the relevant Account Security; and
(d)
the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to the Account and the Account Security including documents and evidence of the type referred to in Schedule 3 (Conditions precedent) in relation to the Account and the relevant Account Security.

27.4.2
The rates of payment of interest and other terms regulating any Account will be a matter of separate agreement between the relevant Account Holder(s) and Account Bank. If an Account is a fixed term deposit account, the relevant Account Holder(s) may select the terms of deposits until the relevant Account Security has become enforceable and the Security Agent directs otherwise.

27.4.3
The relevant Account Holder(s) shall not close any Account or alter the terms of any Account from those in force at the time it is designated for the purposes of this clause 27 or waive any of its rights in relation to an Account except with approval.

27.4.4
The relevant Account Holder(s) shall deposit with the Security Agent all certificates of deposit, receipts or other instruments or securities relating to any Account, notify the Security Agent of any claim or notice relating to an Account from any other party and provide the Agent with any other information it may request concerning any Account.

27.4.5
Each of the Agent and the Security Agent agrees that if it is an Account Bank in respect of an Account then there will be no restrictions on creating a Security Interest over that Account as contemplated by this Agreement and it shall not (except with the approval of the Majority Lenders) exercise any right of combination, consolidation or set-off which it may have in respect of that Account in a manner adverse to the rights of the other Finance Parties.

28	BUSINESS RESTRICTIONS
Except as otherwise approved by the Majority Lenders and KEXIM, each Obligor undertakes that throughout the Facility Period this clause 28 will be complied with by and in respect of each Obligor to which each of the provisions below is expressed to apply.
28.1	General negative pledge
28.1.1	In this clause 28.1, Quasi-Security means an arrangement or transaction described in clause 28.1.3.
28.1.2	No Owner shall permit any Security Interest to exist, arise or be created or extended over all or any part of its assets.
28.1.3	(Without prejudice to clauses 28.2 (Financial Indebtedness) and 28.6 (Disposals)), no Owner shall:
(a)
sell, transfer or otherwise dispose of any of its assets on terms whereby that asset is or may be leased to, or re-acquired by, any other Obligor other than pursuant to disposals permitted under clause 28.6 (Disposals);

(b)	sell, transfer, factor or otherwise dispose of any of its receivables on recourse terms (except for the discounting of bills or notes in the ordinary course of business);
(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(d)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
28.1.4	Clauses 28.1.2 and 28.1.3 above do not apply to any Security Interest or (as the case may be) Quasi-Security, listed below:
(a)	those granted or expressed to be granted by any of the Security Documents;
(b)	in relation to a Mortgaged Ship, Permitted Maritime Liens; and
(c)
any rights of pledge and set-off created pursuant to the general banking conditions of a Finance Party applicable to any contracts made between that Finance Party and each Obligor which is made pursuant to the Finance Documents.

28.2	Financial Indebtedness
No Owner shall incur or permit to exist, any Financial Indebtedness owed by it to anyone else except:
(a)	Financial Indebtedness incurred under the Finance Documents;

(b)
Financial Indebtedness owed to another Owner or the Borrower or a Guarantor or any other Group Member or any other Affiliate or shareholder (provided that any such Financial Indebtedness owed by an Owner is unsecured and subordinated to the Finance Documents and any claims thereunder are assigned to the Finance Parties, in each case on approved terms and by documents in agreed form);

(c)	Financial Indebtedness owed to trade creditors of an Owner given in the ordinary course of its business;
(d)	Financial Indebtedness permitted under clause 28.3 (Guarantees); and
(e)	Financial Indebtedness permitted under clause 28.4 (Loans and credit).
28.3	Guarantees
No Owner shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else except:
(a)	guarantees in favour of its own trade creditors given in the ordinary course of its business; and
(b)	guarantees which are Financial Indebtedness permitted under clause 28.2 (Financial Indebtedness).
28.4	Loans and credit
No Owner shall make, grant or permit to exist any loans or any credit by it to anyone else other than:
(a)	loans or credit to another Owner or the Borrower or a Guarantor or any Group Member permitted under clause 28.2 (Financial Indebtedness); and
(b)	trade credit granted by it to its customers on normal commercial terms in the ordinary course of its trading activities.
28.5	Bank accounts and other financial transactions
No Owner shall:
(a)
maintain any current or deposit account with a bank or financial institution except for the Accounts and the deposit of money, operation of current accounts and the conduct of electronic banking operations through the Accounts;

(b)	hold cash in any account other than the Accounts;
(c)	enter into any obligations under any operating leases relating to assets; or
(d)	be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 28.
28.6	Disposals
28.6.1
No Owner shall enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any asset except for any of the following disposals so long as they are not prohibited by any other provision of the Finance Documents:

(a)	disposals of assets made in (and on terms reflecting) the ordinary course of trading of the disposing entity;

(b)
disposals of obsolete assets, or assets which are no longer required for the purpose of the business of the relevant Owner, in each case for cash on normal commercial terms and on an arm's length basis;

(c)	disposals permitted by clauses 22.2 (Sale or other disposal of Ship), 28.1 (General negative pledge) or 28.2 (Financial Indebtedness);
(d)	dealings with its own trade creditors with respect to book debts in the ordinary course of trading; and
(e)	the application of cash or cash equivalents in the acquisition of assets or services in the ordinary course of its business.
28.7	Contracts and arrangements with Affiliates
No Obligor shall be party to any arrangement or contract with any of its Affiliates unless such arrangement or contract is on an arm's length basis.
28.8	Subsidiaries
No Owner shall establish or acquire a company or other entity.
28.9	Acquisitions and investments
No Owner shall acquire any person, business, assets or liabilities or make any investment in any person or business or enter into any joint-venture arrangement except:
(a)	acquisitions of assets in the ordinary course of business (not being new businesses or vessels);
(b)	the incurrence of liabilities in the ordinary course of its business;
(c)	any loan or credit not otherwise prohibited under this Agreement; or
(d)	pursuant to any Finance Documents, Contracts or Charter Documents to which it is party.
28.10	Reduction of capital
No Owner nor the Borrower shall redeem or purchase or otherwise reduce any of its equity or any other share capital or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner.
28.11	Increase in capital
No Owner nor the Borrower shall issue shares or other equity interests to anyone other than its shareholder.
28.12	Distributions and other payments
None of the Owners nor the Borrower shall:
(a)
declare or pay (including by way of set-off, combination of accounts or otherwise) any dividend or redeem or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital or any warrants for the time being in issue; or

(b)
make any payment (including by way of set-off, combination of accounts or otherwise) by way of interest, or repayment, redemption, purchase or other payment, in respect of any shareholder loan, loan stock or similar instrument, except if (i) no Default is continuing at the time of the declaration or payment of any such dividend, distribution or other payment, (ii) no Default would result from the declaration or payment of the same, (iii) the Security Value is not less than the Minimum Value at the time of, and immediately after, declaration and payment of the same and (iv) the Obligors would be in compliance with their obligations under clause 20 (Financial covenants) immediately after declaration and payment of the same if the financial covenants were tested then.
29	HEDGING CONTRACTS
The Borrower undertakes that this clause 29 will be complied with throughout the Facility Period.
29.1	Hedging
29.1.1
If, at any time during the Facility Period, the Borrower wishes to enter into any Treasury Transaction so as to hedge all or any part of their exposure under this Agreement to interest rate fluctuations, it shall advise the Agent in writing. The Borrower agrees that it shall not enter into a speculative hedging transaction (which would include hedging transactions which are (i) not entered into to hedge a real risk or exposure which the Obligors or any of them have under this Agreement or (ii) entered into by the Obligors or any of them for the main purpose of financial losses or gains) under any Treasury Transaction with the Hedging Provider.

29.1.2	Any such Treasury Transaction shall be concluded by the Borrower only, with the Hedging Provider on the terms of the Hedging Master Agreement.
29.1.3	If and when any such Treasury Transaction has been concluded, it shall constitute a Hedging Contract for the purposes of the Finance Documents.
29.2	Unwinding of Hedging Contracts
If, at any time, and whether as a result of any repayment, prepayment (in whole or in part) of the Loans or any cancellation (in whole or in part) of any Commitment or otherwise, the aggregate notional principal amount under all Hedging Transactions in respect of the Loans entered into by the Borrower exceeds or will exceed the amount of the Loans outstanding at that time after such prepayment or cancellation, then (unless otherwise approved by the Majority Lenders) the Borrower shall immediately wholly or partially reverse, offset, unwind or otherwise terminate one or more of the Hedging Transactions (any reversing or offsetting a Hedging Transaction made not by way of cash settlement to be made only at the Hedging Provider's discretion) as are necessary to ensure that the aggregate notional principal amount under the remaining continuing Hedging Transactions equals, and will in the future be equal to, the amount of the Loans at that time and as scheduled to be repaid from time to time thereafter pursuant to clause 6.2 (Scheduled repayment of Advances).
29.3	Releases and waivers
Except with approval, there shall be no release by the Borrower of any obligation of any other person under the Hedging Contracts (including by way of novation), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.
29.4	Assignment of Hedging Contracts by the Borrower
Except with approval or pursuant to the Hedging Contract Security, the Borrower shall not assign or otherwise dispose of their rights under any Hedging Contract.

29.5	Performance of Hedging Contracts by the Borrower
The Borrower shall perform its obligations under the Hedging Contracts to which it is party.
29.6	Information concerning Hedging Contracts
The Borrower shall provide the Agent with any information it may request concerning any Hedging Contract, including all reasonable information, accounts and records that may be necessary or of assistance to enable the Agent to verify the amounts of all payments and any other amounts payable under the Hedging Contracts.
30	EVENTS OF DEFAULT
Each of the events or circumstances set out in clauses 30.1 (Non-payment) to 30.22 (Charters) is an Event of Default.
30.1	Non-payment
An Obligor does not pay on the due date, any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, unless:
(a)	its failure to pay is caused by administrative or technical error or by a Payment Disruption Event; and
(b)	such payment is made within 3 Business Days of its due date.
30.2	Hedging Contracts
30.2.1	An Event of Default or Potential Event of Default (in each case as defined in the Hedging Master Agreement) has occurred and is continuing under any Hedging Contract.
30.2.2	An Early Termination Date (as defined in the Hedging Master Agreement) has occurred or been or become capable of being effectively designated under any Hedging Contract.
30.2.3	A person entitled to do so gives notice of such an Early Termination Date under any Hedging Contract except with approval or as may be required by clause 29.2 (Unwinding of Hedging Contracts).
30.2.4
Any Hedging Contract is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with approval or as may be required by clause 29.2 (Unwinding of Hedging Contracts).

30.3	Financial covenants and other key covenants; KEXIM cover
(a)
The Obligors do not comply with clause 20 (Financial covenants), clause 21.3.2 (Compliance with laws and Sanctions), clause 21.17 (Sanctions), clause 21.18 (Use of proceeds) or clause 27.3 (Debt Service Reserve Account).

(b)	The Obligors do not comply with clause 21.19 (KEXIM requirements) or clause 21.20 (KEXIM cover).
30.4	Value of security
The Obligors do not comply with clause 25 (Minimum security value).

30.5	Insurance
30.5.1	The Insurances of a Mortgaged Ship are not placed and kept in force in the manner required by clause 24 (Insurance).
30.5.2	Any insurer either:
(a)	cancels any such Insurances; or
(b)	disclaims liability under them or asserts its liability under them is or should be reduced by reason of any mis-statement or failure or default by any person.
30.6	Other obligations
30.6.1
An Obligor or the Manager does not comply with any provision of the Finance Documents (other than those referred to in clauses 30.1 (Non-payment), 30.2 (Hedging Contracts), 30.3 (Financial covenants and other key covenants; KEXIM cover), 30.4 (Value of security), 30.5 (Insurance) or in any other provision of this clause 30).

30.6.2
No Event of Default under clause 30.6.1 above will occur if the Agent (acting on the instructions of the Majority Lenders) considers that the failure to comply is capable of remedy and the failure is remedied within ten (10) Business Days of the Agent giving notice to the Borrower.

30.7	Misrepresentation
Any representation or statement made or deemed to be made by an Obligor or the Manager in the Finance Documents or any other document delivered by or on behalf of any Obligor or the Manager under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.
30.8	Cross default
30.8.1	Any Financial Indebtedness of any Obligor or any other Parent Group Member is not paid when due nor within any originally applicable grace period.
30.8.2
Any Financial Indebtedness of any Obligor or any other Parent Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

30.8.3
Any commitment for any Financial Indebtedness of any Obligor or any other Parent Group Member is cancelled or suspended by a creditor of that Obligor or that other Parent Group Member as a result of an event of default (however described).

30.8.4
The counterparty to a Treasury Transaction entered into by any Obligor or any other Parent Group Member becomes entitled to terminate that Treasury Transaction early by reason of an event of default (however described).

30.8.5
Any creditor of any Obligor or any other Parent Group Member becomes entitled to declare any Financial Indebtedness of that Obligor or that other Parent Group Member due and payable prior to its specified maturity as a result of an event of default (however described).

30.8.6
No Event of Default will occur under this clause 30.8 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 30.8.1 to 30.8.5 above in relation to any Obligor or any other Parent Group Member is less than $7,000,000 (or its equivalent in any other currency or currencies).

30.9	Insolvency
30.9.1
An Obligor or any other Parent Group Member is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

30.9.2	The value of the assets of any Obligor or any other Parent Group Member is less than its liabilities (taking into account contingent and prospective liabilities).
30.9.3
A moratorium is declared in respect of any indebtedness of any Obligor or any other Parent Group Member. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

30.10	Insolvency proceedings
30.10.1	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any other Parent Group Member;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any other Parent Group Member;
(c)
the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any other Parent Group Member or any of its assets (including the directors of any Obligor or any other Parent Group Member requesting a person to appoint any such officer in relation to it or any of its assets); or

(d)	enforcement of any Security Interest over any assets of any Obligor or any other Parent Group Member, or any analogous procedure or step is taken in any jurisdiction.
30.10.2
Clause 30.10.1 shall not apply to any winding-up petition (or analogous procedure or step) which is frivolous or vexatious and is discharged, stayed or dismissed within seven days of commencement or, if earlier, the date on which it is advertised.

30.11	Creditors' process
30.11.1
Any expropriation, attachment, sequestration, distress, execution or analogous process affects any asset or assets of any Obligor or any other Parent Group Member having an aggregate value in excess of $1,000,000 and is not discharged within seven (7) days.

30.11.2
Any judgment or order having an aggregate value for an amount in excess of $1,000,000 is made against any Obligor or any other Parent Group Member and is not stayed or complied with within seven (7) days.

30.12	Unlawfulness and invalidity
30.12.1
It is or becomes unlawful for an Obligor or the Manager to perform any of its obligations under the Finance Documents or any Security Interest created or expressed to be created or evidenced by the Security Documents ceases to be effective.

30.12.2
Any obligation or obligations of any Obligor or the Manager under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

30.12.3
Any Finance Document or any Security Interest created or expressed to be created or evidenced by the Security Documents ceases to be in full force and effect or is alleged by a party to it (other than a Finance Party) to be ineffective for any reason.

30.12.4
Any Security Document does not create legal, valid, binding and enforceable security over the assets charged under that Security Document or the ranking or priority of such security is adversely affected.

30.13	Cessation of business
Any Obligor or any other Parent Group Member suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.
30.14	Expropriation; suspension of trading
(a)
The authority or ability of any Obligor or any other Parent Group Member to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any other Parent Group Member or any of its assets.

(b)	The shares of the Parent are de-listed from, or suspended from trading (whether permanently or temporarily for a period of at least five (5) consecutive days) on, NASDAQ.
30.15	Repudiation and rescission of Finance Documents
An Obligor (or any other relevant party) or the Manager repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or purports to rescind a Finance Document.
30.16	Litigation
Any litigation, alternative dispute resolution, arbitration or administrative proceeding is taking place against any Obligor (including, without limitation, investigative proceedings) or any of its assets, rights or revenues which, if adversely determined, might have a Material Adverse Effect.
30.17	Material Adverse Effect
Any event or circumstance or series of events (including any Environmental Incident or any change of law) occurs which the Majority Lenders reasonably believe has, or might have, or is reasonably likely to have, a Material Adverse Effect.
30.18	Security enforceable
Any Security Interest (other than a Permitted Maritime Lien) in respect of Charged Property becomes enforceable.
30.19	Arrest of Ship
Any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the relevant Owner fails to procure the release of such Ship within a period of 30 days thereafter (or such longer period as may be approved).
30.20	Ship registration
Except with approval of the Majority Lenders, the registration of any Mortgaged Ship under the laws and flag of its Flag State is cancelled or terminated or, where applicable, not renewed at least fifteen (15) days prior to expiry of such registration or, if such Ship is only provisionally registered on the date of its Mortgage, such Ship is not permanently registered under such laws within 90 days of such date.
30.21	Political risk
The Flag State of any Mortgaged Ship or any Relevant Jurisdiction of an Obligor becomes involved in hostilities or civil war or there is a seizure of power in the Flag State or any such Relevant Jurisdiction by unconstitutional means if, in any such case, such event or circumstance, in the reasonable opinion of the Agent, has or is reasonably likely to have, a Material Adverse Effect and, within 14 days of notice from the Agent to do so, such action as the Agent may require to ensure that such event or circumstance will not have such an effect has not been taken by the Borrower.
30.22	Charters
30.22.1	An Owner does not comply with clause 21.23 (Conditions subsequent; delivery under the relevant Charter) at the times and in the manner referred to therein in respect of any Ship.
30.22.2
Except with approval of the Majority Lenders, a Charter of any Ship is cancelled or rescinded or (except as a result of the relevant Ship becoming a Total Loss) frustrated or any Ship is withdrawn from service under a Charter before the time that Charter was scheduled to expire (any such Ship, an Affected Ship), provided however that no Event of Default shall occur under this clause 30.22.2 in relation to a Charter or Affected Ship, if the relevant Owner has entered into a new charter commitment in respect of the Affected Ship in accordance with clause 26.6 (Termination Cure) and the Ship has been delivered for service and accepted thereunder and the Obligors are otherwise in compliance with such clause 26.6 (Termination Cure) in respect of the same within the 90 day period and other deadlines referred to therein, and such charter commitment is otherwise acceptable in form and substance in all respects to the Majority Lenders in their absolute discretion.

30.23	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders and KEXIM:
(a)	by notice to the Borrower:
(i)	cancel the Total Commitments at which time they shall immediately be cancelled; and/or
(ii)
declare that all or part of the Advances, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Advances be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or
(iv)	declare that no withdrawals be made from any Account; and/or
(b)	exercise or direct the Security Agent and/or any other beneficiary of the Security Documents to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
31	POSITION OF HEDGING PROVIDER
31.1	Rights of Hedging Provider
The Hedging Provider is a Finance Party and as such, will be entitled to share in the security constituted by the Security Documents in respect of any liabilities of the Borrower under the

Hedging Contracts with the Hedging Provider in the manner and to the extent contemplated by the Finance Documents.
31.2	No voting rights
The Hedging Provider shall not be entitled to vote on any matter where a decision of the Lenders alone is required under this Agreement, whether before or after the termination or close out of the Hedging Contracts with the Hedging Provider, provided that the Hedging Provider shall be entitled to vote on any matter where a decision of all the Finance Parties is expressly required.

SECTION 9 - CHANGES TO PARTIES
32	CHANGES TO THE LENDERS
32.1	Assignments and transfers by the Lenders
Subject to this clause 32, a Lender (the Existing Lender) may assign any of its rights to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or to KEXIM (the New Lender).
32.2	Conditions of assignment
32.2.1	The consent of the Borrower is required for an assignment by a Lender, unless:
(a)	the assignment is to another Lender or to KEXIM or an Affiliate of a Lender or KEXIM; or
(b)	an Event of Default has occurred and is continuing.
The Agent will as soon as practicable advise the Borrower of the assignment.
32.2.2
The consent of KEXIM is required for an assignment by a KEXIM Covered Facility Lender of its KEXIM Covered Facility Commitments and/or its participation in the KEXIM Covered Facility and any such KEXIM Covered Facility Lender must comply with any other requirements of the KEXIM Guarantee in respect of any such assignment.

32.2.3
The Borrower's consent may not be unreasonably withheld or delayed and will be deemed to have been given five Business Days after the Lender has requested consent unless consent is expressly refused within that time.

32.2.4	The consent of the Agent shall also be required for an assignment by a Lender (such consent not to be unreasonably withheld or delayed).
32.2.5	An assignment will only be effective:
(a)
on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrower and the other Finance Parties as it would have been under if it was an Original Lender;

(b)
on the New Lender entering into any documentation required for it to accede as a party to any Security Document to which the Original Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements;

(c)
if an assignment takes effect after there has been a Utilisation, the assignment of an Existing Lender's participation in each Utilisation under a Facility shall take effect in respect of the same fraction of each such Utilisation under that Facility;

(d)
if the aggregate amount of the Commitment and participation in the Loans which are the subject of the assignment is more than $10,000,000 (or such other amount as the Agent and the Borrower may agree);

(e)
on the New Lender having submitted to the Agent all necessary "know your customer" information and documentation and the performance by the Agent of all "know your customer" or other checks under all applicable laws and regulations relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and
(f)	if that Existing Lender assigns equal fractions of its Commitment and participation in the Loans and each Utilisation (if any) under any one Facility to which the assignment relates.
32.2.6
Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the assignment and/or transfer becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

32.2.7
If a Lender assigns all its rights under this Agreement under clause 31.1 (Rights of Hedging Provider) and provided that the Hedging Provider is the same legal entity with that Lender or an Affiliate of that Lender, the Hedging Provider shall be entitled in its absolute discretion to assign and/or transfer to any third party all its rights and obligations under any Hedging Transactions with the prior consent of the Borrower (such consent not to be unreasonably withheld and/or delayed) unless the assignment is to another Lender or an Affiliate of a Lender or of the Hedging Provider.

32.3	Fee
The New Lender shall (save for KEXIM in respect of an assignment to it), on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $5,000.
32.4	Limitation of responsibility of Existing Lenders
32.4.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
(b)	the financial condition of any Obligor;
(c)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents;
(d)	the application of any Basel II Regulation or any Basel III Regulation to the transactions contemplated by the Finance Documents; or
(e)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, .
and any representations or warranties implied by law are excluded
32.4.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(a)	has made (and shall continue to make) its own independent investigation and assessment of:
(i)	the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and
(ii)	the application of any Basel II Regulation or any Basel III Regulation to the transactions contemplated by the Finance Documents,

and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document;
(b)	will continue to make its own independent appraisal of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and
(c)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

32.4.3	Nothing in any Finance Document obliges an Existing Lender to:
(a)	accept a re-assignment from a New Lender of any of the rights assigned under this clause 32; or
(b)
support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or by reason of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents or otherwise.

32.5	Procedure for assignment and transfer
32.5.1
Subject to the conditions set out in clause 32.2 (Conditions of assignment) an assignment may be effected in accordance with clause 32.5.5 below when (a) the Agent executes an otherwise duly completed Transfer Certificate and (b) the Agent executes any document required under clause 32.2.4 which it may be necessary for it to execute in each case delivered to it by the Existing Lender (which must be so delivered at least five (5) Business Days prior to any proposed Transfer Date) and the New Lender duly executed by them and, in the case of any such other document, any other relevant person. The Agent shall, subject to clause 32.5.5, as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document.

32.5.2	The Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultations with them.
32.5.3
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

32.5.4	For the avoidance of doubt, the Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultations with them.
32.5.5	Subject to clause 32.8 (Pro rata interest settlement), on the Transfer Date:
(a)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Transfer Certificate;
(b)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Transfer Certificate (but the obligations owed by the Obligors under the Finance Documents shall not be released); and

(c)	the New Lender shall become a Party to the Finance Documents as a "Lender" and as a "Commercial Facility Lender" and/or a "KEXIM Covered Facility Lender" and/or a "KEXIM

Facility Lender" (as applicable) for the purposes of all the Finance Documents and will be bound by obligations equivalent to the Relevant Obligations.
32.5.6
The Lenders may utilise procedures other than those set out in this clause 32.5 (Procedure for assignment and transfer) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 32.5 (Procedure for assignment and transfer) to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders or the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 32.2 (Conditions of assignment).

32.6	Copy of Transfer Certificate to Borrower
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and any other document required under clause 32.2.4, send a copy of that Transfer Certificate and such documents to the Borrower.
32.7	Security over Lenders' rights
In addition to the other rights provided to the Lenders under this clause 32.7, each Lender may without consulting with or obtaining consent from an Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and
(b)
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

32.8	Pro rata interest settlement
If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any assignment pursuant to clause 32.5 (Procedure for assignment and transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):
32.8.1
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Interest Period); and

32.8.2	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(a)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(b)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 32.8, have been payable to it on that date, but after deduction of the Accrued Amounts.

32.9	Transfer to KEXIM
32.9.1
If a KEXIM Covered Facility Lender receives a payment from KEXIM under the KEXIM Guarantee in respect of its participation in the KEXIM Covered Loan, then, to the extent that it is required to do so by KEXIM pursuant to the terms of the KEXIM Guarantee, that KEXIM Covered Facility Lender shall, at the cost of the Borrower and without the Borrower's consent, assign to KEXIM a part of its participation in the KEXIM Covered Loan equal to the amount paid to it by KEXIM (but the assignment shall not limit the rights of that KEXIM Covered Facility Lender to recover any remaining part of its participation in the KEXIM Covered Loan or of any other moneys owing to it), provided however that if KEXIM makes any payment to the KEXIM Covered Facility Lenders under the KEXIM Guarantee:

(a)	the obligations of the Obligors and the Finance Parties (and of any of them) under this Agreement and each of the Finance Documents shall not be discharged, reduced nor affected in any way;
(b)	KEXIM shall be subrogated to the respective rights of the KEXIM Covered Facility Lenders against the Obligors and the Finance Parties under this Agreement and the other Finance Documents;
(c)
KEXIM shall be entitled to the extent of such payment to exercise the respective rights of the KEXIM Covered Facility Lenders (whether present or future) against the Obligors (and against any of them) and the Finance Parties (and against any of them) pursuant to this Agreement and the Finance Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued thereon are fully reimbursed to KEXIM; and

(d)
with respect to the obligations and liabilities of the Obligors owed to the KEXIM Covered Facility Lenders under this Agreement and the Finance Documents (or any of them), such obligations and liabilities shall additionally be owed to KEXIM by way of subrogation of the rights of the KEXIM Covered Facility Lenders.

32.9.2
The Borrower shall indemnify KEXIM and each KEXIM Covered Facility Lender in respect of any costs or expenses (including legal fees) suffered or incurred by KEXIM or such KEXIM Covered Facility Lender in connection with the transfer referred to hereinabove or in connection with any review by KEXIM of any Default or dispute between the Borrower and any of the Finance Parties occurring prior to the transfer referred to hereinabove.

32.9.3	The Borrower shall indemnify KEXIM in respect of any costs or expenses (including legal fees) suffered or incurred by KEXIM in connection with any transfer referred to in this clause 32.9.
32.9.4
The Obligors agree to cooperate with the Agent and the relevant KEXIM Covered Facility Lender in giving effect to any transfer or subrogation referred to above, and to take all actions requested by the Agent, such KEXIM Covered Facility Lender or KEXIM, in each case to the extent capable of being done by it, to implement or give effect to such transfer or subrogation. All agreements, representations and warranties made in this Agreement in favour of the relevant Lender shall survive any transfer made pursuant to this clause and shall also inure to the benefit of KEXIM.

32.10	Existing consents and waivers
A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

32.11	Exclusion of Agent's liability
In relation to any assignment or transfer pursuant to this clause 32, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of the eligibility as a Lender.
33.	CHANGES TO THE OBLIGORS/RESTRICTION ON DEBT PURCHASE TRANSACTIONS
33.1	Changes to the Obligors
33.1.1	Except with the prior written consent of all the Lenders and KEXIM, no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.
33.2	Prohibition on Debt Purchase Transactions by the Group
The Obligors shall not, and the Obligors shall procure that each Group Member shall not, enter into any Debt Purchase Transaction or be a Lender or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.
33.3	Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates
33.3.1
For so long as a Parent Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(a)
in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, such Commitment shall be deemed to be zero; and

(b)
for the purposes of clause 43.2 (Exceptions), such Parent Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless, in the case of a person not being a Parent Affiliate, it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

33.3.2
Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Parent Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part 1 of Schedule 8 (Forms of Notifiable Debt Purchase Transaction Notice).

33.3.3	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:
(a)	is terminated; or
(b)	ceases to be with a Parent Affiliate,
such notification to be substantially in the form set out in Part 2 of Schedule 8 (Forms of Notifiable Debt Purchase Transaction Notice).
33.3.4	Each Parent Affiliate that is a Lender agrees that:
(a)
in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(b)
in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

SECTION 10 - THE FINANCE PARTIES
34	ROLES OF AGENT, SECURITY AGENT, KEXIM AGENT AND ARRANGER
34.1	Appointment of the Agent
34.1.1	Each other Finance Party (other than the Security Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents and the KEXIM Guarantee.
34.1.2	Each such other Finance Party (other than the Security Agent) authorises the Agent:
(a)
to perform the duties, obligations and responsibilities and o exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents and the KEXIM Guarantee together with any other incidental rights, powers, authorities and discretions; and

(b)	to execute each of the Security Documents and all other documents that may be approved by the Majority Lenders for execution by it.
34.1.3
The Agent accepts its appointment under clause 34.1.1 as agent for the Finance Parties (for so long as they are Finance Parties) on and subject to the terms of this clause 34 and any Finance Documents to which it is a Party.

34.2	Instructions to Agent
34.2.1	The Agent shall:
(a)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(i)	all Lenders or the Majority Lenders and/or KEXIM (as the case may be) if the relevant Finance Document stipulates the matter requires such decision; and
(ii)	in all other cases, the Majority Lenders; and
(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above.
34.2.2
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender, group of Lenders or KEXIM, from that Lender, group of Lenders or KEXIM) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

34.2.3
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders or KEXIM under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

34.2.4
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders or KEXIM until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

34.2.5	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
34.2.6
The Agent is not authorised to act on behalf of a Lender or the Hedging Provider (without first obtaining that Lender's or the Hedging Provider's consent) in any legal or arbitration proceedings relating to any Finance Document or the KEXIM Guarantee. This clause 34.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

34.3	Duties of the Agent
34.3.1	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
34.3.2	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
34.3.3	Without prejudice to clause 32.6 (Copy of Transfer Certificate to Borrower), clause 34.3.2 shall not apply to any Transfer Certificate.
34.3.4	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
34.3.5
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties and KEXIM through the KEXIM Agent.

34.3.6
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or an Arranger or the Security Agent for their own account) under this Agreement it shall promptly notify the other Finance Parties and KEXIM through the KEXIM Agent.

34.3.7	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
34.4	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.
34.5	No fiduciary duties
34.5.1	Nothing in this Agreement constitutes the Agent, the KEXIM Agent or the Arranger as a trustee or fiduciary of any other person.
34.5.2
None of the Agent, the Security Agent, the KEXIM Agent or the Arranger shall be bound to account to any Lender or the Hedging Provider for any sum or the profit element of any sum received by it for its own account or have any obligations to the other Finance Parties beyond those expressly stated in the Finance Documents.

34.6	Business with the Group
The Agent, the Security Agent, the KEXIM Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or any Group Member of their Affiliates and shall not be obliged to account to the other Finance Parties for any profits.

34.7	Rights and discretions of the Agent
34.7.1	The Agent may:
(a)
rely on any representation, communication, notice or document (including, without limitation, any notice given by a Lender pursuant to clauses 33.3.2 and 33.3.3 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates)) believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:
(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and
(c)	rely on a certificate from any person:
(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate.
34.7.2	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:
(a)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 30.1 (Non-payment));
(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised;
(c)	any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors; and
(d)	no Notifiable Debt Purchase Transaction:
(i)	has been entered into;
(ii)	has been terminated; or
(iii)	has ceased to be with a Parent Affiliate.
34.7.3
The Agent may engage, and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts in the conduct of its obligations and responsibilities under the Finance Documents.

34.7.4
Without prejudice to the generality of clause 34.7.3 or clause 34.7.5, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

34.7.5
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

34.7.6	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:
(a)	be liable for any error of judgment made by any such person; or
(b)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful default.
34.7.7	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
34.7.8
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. The Agent and the Arranger may do anything which in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

34.7.9
Without prejudice to the generality of clause 34.7.7, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrower and shall disclose the same upon the written request of the Majority Lenders.

34.7.10
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

34.7.11
Neither the Agent nor the Arranger shall be obliged to request any certificate, opinion or other information under clause 19 (Information undertakings) unless so required in writing by a Lender or the Hedging Provider, in which case the Agent shall promptly make the appropriate request of the Borrower if such request would be in accordance with the terms of this Agreement.

34.7.12
Except with KEXIM's prior consent, the Agent shall not be entitled to exercise or refrain from exercising any right, power, authority or discretion, or give or withhold any consent, the exercise or giving of which, by the terms of this Agreement, would require KEXIM's prior consent and any amendment or waiver which relates to any matter which, by the terms of any Finance Document, requires the prior consent of KEXIM shall not be entered into or provided by the Agent until KEXIM has agreed to its terms.

34.8	Responsibility for documentation and other matters
Neither the Agent nor the Arranger is responsible or liable for:
(a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document, the KEXIM Guarantee or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, the KEXIM Guarantee or of any representations in any Finance

Document or the KEXIM Guarantee or of any copy of any document delivered under any Finance Document or the KEXIM Guarantee;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, or any Charter Documents or the KEXIM Guarantee or any Contract or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Charter Document or any Contract;

(c)	the application of any Basel II Regulation or Basel Ill Regulation to the transactions contemplated by the Finance Documents or the KEXIM Guarantee;
(d)
any loss to the Trust Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing;

(e)	accounting to any person for any sum or the profit element of any sum received by it for its own account;
(f)	the failure of any Obligor, KEXIM or any other party to perform its obligations under any Finance Document, any Charter Document or the KEXIM Guarantee or the financial condition of any such person;
(g)
ascertaining whether all deeds and documents which should have been deposited with it (or the Security Agent and/or any other beneficiary of a Security Document) under or pursuant to any of the Security Documents have been so deposited;

(h)	investigating or making any enquiry into the title of any Obligor to any of the Charged Property or any of its other property or assets;
(i)	failing to register any of the Security Documents with the Registrar of Companies or any other public office;
(j)	failing to register any of the Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Charged Property;
(k)
failing to take or require any Obligor to take any steps to render any of the Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

(l)
(unless it is the same entity as the Security Agent) the failure of the Security Agent and/or any other beneficiary of a Security Document failing to perform or discharge any of its duties or obligations under the Security Documents or the KEXIM Guarantee;

(m)
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise;

(n)
making any investigation in respect of or in any way be liable whatsoever for the existence, accuracy or sufficiency of any legal or other opinions, reports, certificates or investigations delivered or obtained or required to be delivered or obtained at any time in connection herewith;

(o)
any unsuitability, inadequacy or unfitness of any Charged Property as security for the Loans and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Charged Property as security for the Loan; or

(p)
any damage to or any unauthorised dealing with the Charged Property nor shall it have any responsibility or liability arising from the fact that the Charged Property, or documents relating thereto, may be registered in its name or held by it or any other bank or agent selected by the Agent or the Security Agent.

34.9	No duty to monitor
The Agent shall not be bound to enquire:
(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)	whether any other event specified in any Finance Document has occurred.
34.10	Exclusion of liability
34.10.1
Without limiting clause 34.10.2 (and without prejudice to any other provision of the Finance Documents excluding or limiting the liability of the Agent) the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(a)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Charged Property or the KEXIM Guarantee, unless directly caused by its gross negligence or wilful default. For the avoidance of doubt and notwithstanding anything contained in the Finance Documents, the Agent shall not in any event be liable for any indirect or consequential loss (including, without limitation, loss of profit, business or goodwill) regardless of whether it was informed of the likelihood of such loss and irrespective of whether any such claim is made for breach of contract, in tort or otherwise;

(b)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Charged Property, the KEXIM Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Charged Property, or the KEXIM Guarantee unless directly caused by the gross negligence or wilful default of the Agent and in the course of the exercise or non-exercise by it of any right, power, authority or discretion given to it expressly under a Finance Document or the KEXIM Guarantee; or

(c)	without prejudice to the generality of paragraphs (a) and (b) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(i)	any act, event or circumstance not reasonably within its control; or
(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Payment Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
34.10.2	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or the KEXIM Guarantee and any officer, employee or agent of the Agent may rely on this clause 34.10 subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.
34.10.3
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

34.10.4	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:
(a)	any "know your customer" or other checks in relation to any person; or
(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender or the Hedging Provider and each Lender and the Hedging Provider confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.
34.10.5
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Charged Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. This clause 34.10.5 shall survive the termination or discharge of this Agreement and retirement of the Agent.

34.10.6
The Agent may take and instruct any delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities, including but not limited to the interception and investigation of transactions on the depositor's accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of the depositor's accounts. In the event that such action delays or prevents the processing of the depositor's instructions, the settlement of transactions over the depositor's accounts or the Agent's performance of its obligations under this Agreement, the Agent will, where possible, endeavour to notify the depositor of the existence of such circumstances. Neither the Agent nor any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Agent or any delegate pursuant to this clause 34.10.6.

34.11	Lenders' indemnity to the Agent
34.11.1	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total
Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against:
(a)
any Losses for negligence or any other category of liability whatsoever incurred by the Agent in the circumstances contemplated pursuant to clause 37.11 (Disruption to payment systems etc) notwithstanding the Agent's negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent); and
(b)
any other Losses (otherwise than by reason of the Agents gross negligence or wilful default) including the costs of any person engaged in accordance with clause 34.7 (Rights and discretions of the Agent) and any Receiver in acting as its agent under the Finance Documents, in each case incurred by the Agent in acting as such under the Finance Documents and to the extent applicable the KEXIM Guarantee (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document or out of the Trust Property) and this clause 34.11 as applied in favour of the Security Agent pursuant to clause 34.22 (Application of certain clauses to Security Agent) shall be without prejudice to any right to indemnity by law given to trustees generally and any other indemnity in the Security Agent's favour in any other Finance Document.
The indemnities contained in this clause 34.11 shall survive the termination or discharge of this Agreement.
34.11.2	Subject to clause 34.11.3, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to clause 34.11.1.
34.11.3	Clause 34.11.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.
34.12	Resignation of the Agent
34.12.1
The Agent may resign without giving any reason therefor and appoint one of its Affiliates as successor by giving notice to the Lenders, the Hedging Provider, the Security Agent, the KEXIM Agent and the Borrower.

34.12.2
Alternatively the Agent may resign without giving any reason therefor by giving thirty (30) days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

34.12.3
If the Majority Lenders have not appointed a successor Agent in accordance with clause 34.12.2 above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

34.12.4
If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under clause 34.12.3, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this clause 34 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to any agency fees payable under this Agreement which are consistent with the successor Agents normal fee rates and those amendments will (subject to approval by the Majority Lenders, which approval shall not be unreasonably withheld or delayed) bind the Parties.

34.12.5
The retiring Agent shall, either at the Lenders' expense if it has been required to resign pursuant to clause 34.13 (Replacement of the Agent) or otherwise at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

34.12.6
The Agent's resignation notice shall only take effect upon the appointment of a successor but where the Agent has indicated that it wishes to resign but no successor has been appointed it shall not, unless it otherwise agrees, be obliged to carry out any further agency function under this Agreement.

34.12.7
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 34.12.5) but shall remain entitled to the benefit of clause 14.4 (Indemnity to the Agent and the Security Agent, KEXIM Agent and KEXIM) and this clause 34 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

34.12.8
The Agent shall resign in accordance with clause 34.12.2 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to clause 34.12.3 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)
the Agent fails to respond to a request under clause 12.5 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)
the information supplied by the Agent pursuant to clause 12.5 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.
34.13	Replacement of the Agent
34.13.1	After consultation with the Borrower, the Majority Lenders may, by giving thirty (30) days' notice to the Agent replace the Agent by appointing a successor Agent.
34.13.2
The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

34.13.3
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 34.13.2) but shall remain entitled to the benefit of clause 14.4 (Indemnity to the Agent and the Security Agent, KEXIM Agent and KEXIM) and this clause 34 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

34.13.4	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
34.14	Confidentiality
34.14.1	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its department, division or team directly responsible for the management of the Finance

Documents which shall be treated as a separate entity from any other of its divisions, departments or teams.
34.14.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
34.14.3
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

34.15	Relationship with the Lenders and the Hedging Provider
34.15.1
Subject to clause 32.8 (Pro rata interest settlement) the Agent may treat the person shown in its records as Lender or as the Hedging Provider at the opening of business (in the place of its principal office as notified to the Finance Parties from time to time) as the Lender or (as the case may be) the Hedging Provider acting through its Facility Office:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and
(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days prior notice from that Lender or (as the case may be) the Hedging Provider to the contrary in accordance with the terms of this Agreement.
34.15.2
Any Lender or the Hedging Provider may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender or (as the case may be) the Hedging Provider under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 39.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender or (as the case may be) the Hedging Provider for the purposes of clause 39.2 (Addresses) and clause 39.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender or (as the case may be) the Hedging Provider.

34.15.3
Each Lender and the Hedging Provider shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent or the Security Agent to perform its functions as Agent or Security Agent. Each Lender and the Hedging Provider shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

34.16	Credit appraisal by the Lenders and the Hedging Provider
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and the Hedging Provider confirms to each other Finance Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each Obligor and any Group Member;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document , any Charter Document or any Contract or the KEXIM Guarantee and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Charter Document or any Contract or the KEXIM Guarantee;

(c)	the application of any Basel II Regulation or Basel Ill Regulation to the transactions contemplated by the Finance Documents or the KEXIM Guarantee;
(d)
whether any Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document or the KEXIM Guarantee, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(e)
the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, any Charter Document or any Contract or the KEXIM Guarantee, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Charter Document or any Contract or the KEXIM Guarantee; and

(f)
the right of title of any person to, or the value or sufficiency of, any part of the Charged Property, the priority of the Security Documents or the existence of any Security Interest affecting the Charged Property.

34.17	Reference Banks
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.
34.18	Agent's management time and additional remuneration
Any amount payable to the Agent under clause 14.4 (Indemnity to the Agent and the Security Agent, KEXIM Agent and KEXIM), clause 16 (Costs and expenses) and clause 34.11 (Lenders' indemnity to the Agent) (and in the case of the Security Agent, as extended to it by virtue of clause 34.22 (Application of certain clauses to Security Agent)) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 11 (Fees).
34.19	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
34.20	Common parties
Although the Agent and the Security Agent may from time to time be the same entity, that entity will have entered into the Finance Documents (to which it is party) in its separate capacities as agent for the Finance Parties and (as appropriate) security agent and trustee for the Finance Parties. Where any Finance Document provides for the Agent or Security Agent to communicate with or provide instructions to the other, while they are the same entity, such communication or instructions will not be necessary.
34.21	Security Agent
34.21.1
Each other Finance Party appoints the Security Agent to act as its agent and (to the extent permitted under any applicable law) trustee under and in connection with the Security Documents and confirms that the Security Agent shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all monies payable to the beneficiaries of those Security Documents.

34.21.2	Each other Finance Party authorises the Security Agent:
(a)
to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(b)	to execute each of the Security Documents and all other documents that may be approved by the Agent and/or the Majority Lenders for execution by it.
34.21.3
The Security Agent accepts its appointment under clause 34.21 (Security Agent) as trustee of the Trust Property with effect from the date of this Agreement and declares that it holds the Trust Property on trust for, and for the benefit of, itself and the other Finance Parties (for so long as they are Finance Parties) on and subject to the terms set out in clauses 34.21 (Security Agent) - 34.28 (Indemnity from Trust Property) (inclusive) and the Security Documents to which it is a party.

34.22	Application of certain clauses to Security Agent
34.22.1
Clauses 34.7 (Rights and discretions of the Agent), 34.8 (Responsibility for documentation and other matters), clause 34.9 (No duty to monitor), 34.10 (Exclusion of liability), clause 34.11 (Lenders' indemnity to the Agent), 34.12 (Resignation of the Agent), clause 34.13 (Replacement of the Agent), 34.14 (Confidentiality), 34.15 (Relationship with the Lenders and the Hedging Provider), 34.16 (Credit appraisal by the Lenders and the Hedging Provider), 34.18 (Agent's management time and additional remuneration) and 34.19 (Deduction from amounts payable by the Agent) shall each extend so as to apply to the Security Agent in its capacity as such and for that purpose each reference to the "Agent" in these clauses shall extend to include in addition a reference to the "Security Agent" in its capacity as such and, in clause 34.7 (Rights and discretions of the Agent), references to the Lenders and a group of Lenders shall refer to the Agent.

34.22.2
In addition, clause 34.12 (Resignation of the Agent) and clause 34.13 (Replacement of the Agent) shall, for the purposes of their application to the Security Agent pursuant to clause 34.22.1, have the following additional sub-clause inserted after them:

"At any time after the appointment of a successor, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the retiring Security Agent (except where the Security Agent is retiring under clause 34.12.5 as extended to it by clause 34.22.1, in which case such costs shall be borne by the Lenders (in proportion (if no part of the Loans is then outstanding) to their share of the Total Commitments or (at any other time) to their participations in the Loan)).".
34.22.3	Clause 34.7 (Rights and discretions of the Agent) shall, for the purposes of its application to the Security Agent pursuant to clause 34.22.1 shall read as follows:

"The Security Agent may, at the cost of the Borrower, rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party), whether or not liability thereunder is limited by reference to monetary cap or otherwise, and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.".
34.22.4	Clause 34.10 (Exclusion of liability) shall, for the purposes of its application to the Security Agent pursuant to clause 34.22.1 shall include the following after sub clause 34.10.1(b):
"(c) any shortfall which arises on the enforcement or realisation of the Transaction Security."
34.22.5
Clause 34.14 (Confidentiality) shall, for the purposes of its application to the Security Agent pursuant to clause 34.22.1, be read and construed as to refer to "its agency and trust department" instead of "its department, division or team directly responsible for the management of the Finance Documents".

34.22.6
Without prejudice to the generality of any other provision of this Agreement or any other Security Document, the entry into possession of the Charged Property shall not render the Security Agent or any Receiver liable to account as mortgagee in possession thereunder (or its equivalent in any other applicable jurisdiction) or take any action which would expose it to any liability in respect of Environmental Claims in respect of which it has not been indemnified and/or secured and/or pre-funded to its satisfaction or to be liable for any loss on realisation or for any default or omission on realisation or for any default or omission for which a mortgagee in possession might be liable unless such loss, default or omission is caused by its own gross negligence or wilful default.

34.22.7
The Security Agent shall not be bound to take any steps to ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the Security Agent or any agent under this Agreement or the other Security Documents has happened or to monitor or supervise the observance and performance by the Borrower, any agent or any of the other parties thereto of their respective obligations thereunder and, until it shall have actual knowledge or express notice to the contrary, the Security Agent shall be entitled to assume that no such event, condition or act has happened and that the Borrower, the agents and the other parties thereto are observing and performing all their respective obligations thereunder.

34.23	Instructions to Security Agent
34.23.1	The Security Agent shall:
(a)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent; and

(b)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above even though it may subsequently be found that there was a defect on the giving of such instruction.

34.23.2
The Security Agent shall be entitled to (but not obliged to) request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

34.23.3
Unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

34.23.4
The Security Agent may refrain from acting in accordance with any instructions of the Agent until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT or other applicable tax) which it may incur in complying with those instructions.

34.23.5
For the avoidance of doubt, no provision of this Agreement shall require the Security Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security and/or prefunding against such risk or liability is not assured to it.

34.23.6	In the absence of instructions, the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.
34.23.7
The Security Agent is not authorised to act on behalf of a Lender or the Hedging Provider (without first obtaining that Lender's or the Hedging Provider's consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 34.23.7 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

34.23.8
The Security Agent shall have no responsibility whatsoever to the Borrower, the Agent, or any Finance Party as regards any deficiency which might arise because the Security Agent is subject to any Tax in respect of all or any of the Charged Property, the income therefrom or the proceeds thereof.

34.23.9
Until the delivery of an enforcement notice pursuant to clause 30.23 (Acceleration), the moneys standing to the credit of any accounts comprised in the Security Documents shall be dealt with in accordance with the provisions of this Agreement and the Security Documents and the Security Agent shall not be responsible in such circumstances or at any other time for any liabilities (howsoever described) suffered by any person, whether by reason of depreciation in value or by fluctuation in exchange rates or otherwise.

34.24	Order of application
34.24.1
The Security Agent agrees to apply the Trust Property and each other beneficiary of the Security Documents agrees to apply all moneys received by it in the exercise of its rights under the Security Documents (other than any amounts received under the KEXIM Guarantee, which are for the account of the KEXIM Covered Facility Lenders, as specified therein), in accordance with the following respective claims:

(a)
first, as to a sum equivalent to the amounts payable to the Security Agent under the Finance Documents (excluding any amounts received by the Security Agent pursuant to clause 34.11 (Lenders' indemnity to the Agent) as extended to the Security Agent pursuant to clause 34.22 (Application of certain clauses to Security Agent)), for the Security Agent absolutely;

(b)
secondly, as to a sum equivalent to the amounts payable to the Agent under the Finance Documents (excluding any amounts received by the Agent pursuant to clause 34.11 (Lenders' indemnity to the Agent)), for the Agent absolutely;

(c)
thirdly, as to a sum equivalent to the aggregate amount then due and owing to the other Finance Parties (including the Hedging Provider) under the Finance Documents (including Hedging Contracts), for those Finance Parties absolutely for application between them in accordance with clause 37.5 (Partial payments);

(d)
fourthly, until such time as the Security Agent is satisfied that all obligations owed to the Finance Parties (including the Hedging Provider) have been irrevocably and unconditionally discharged in full, held by the Security Agent on a suspense account for payment of any further amounts owing to those Finance Parties (including the Hedging Provider) under the Finance Documents (including any Hedging Contracts), and further application in accordance with this clause 34.24.1 as and when any such amounts later fall due;
(e)	fifthly, to such other persons (if any) as are legally entitled thereto in priority to the Obligors; and
(f)	sixthly, as to the balance (if any), for the Obligors by or from whom or from whose assets the relevant amounts were paid, received or recovered or other person entitled to them.
34.24.2
The Security Agent and each other beneficiary of the Security Documents shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Agent), any such other beneficiary of the Security Documents or any receiver or administrator may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent, such other beneficiary of the Security Documents or such receiver or administrator may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrower or any other person liable.

34.24.3
The Security Agent and/or any other beneficiary of the Security Documents shall obtain a good discharge in respect of the amounts expressed to be due to the other Finance Parties as referred to in this clause 34.24 by paying such amounts to the Agent for distribution in accordance with clause 37 (Payment mechanics).

34.25	Powers and duties of the Security Agent as trustee of the security
In its capacity as trustee in relation to the Trust Property, the Security Agent:
(a)
shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this Agreement and/or any Security Document but so that the Security Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement;

(b)
shall (subject to clause 34.24 (Order of application)) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by any Finance Document which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately, by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent's gross negligence or wilful default and shall not be liable to account for an amount of interest greater than the standard amount that would be payable to an independent customer;

(c)
may, in the conduct of its obligations under and in respect of the Security Documents instead of acting personally, employ and pay any agent (whether being a lawyer or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) or may delegate to any person on any terms (including the power to sub-delegate) and on the basis that (i) any such agent or delegate engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his or her in connection with such employment and (ii) the Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent or delegate if the Security Agent shall have exercised reasonable care in the selection of such agent;
(d)
may place all deeds and other documents relating to the Trust Property which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Agent or with any firm of solicitors or company whose business includes undertaking the safe custody of documents selected by the Security Agent and may make any such arrangements as it thinks fit for allowing Obligors access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors or company:

(e)
may, unless and to the extent the express provisions of any Security Document provide otherwise, do any act or thing in the exercise of any of its duties under the Finance Documents which in its absolute discretion (in the absence of any instructions of the Agent as to the doing of such act or thing) it deems advisable for the protection and benefit of all the Finance Parties;

(f)
may, unless the express provisions of any such Security Document provide otherwise, if authorised by the Agent following instructions of all the Lenders or the Majority Lenders (as the case may be) and, where applicable under the terms of this Agreement, KEXIM, amend or vary the terms of or waive breaches of or defaults under, or otherwise excuse performance of any provision of, or grant consents under any of the Security Documents to which it is a party, any such amendment, variation, waiver or consent so authorised to be binding on all the parties hereto and that Security Agent to be under no liability whatsoever in respect thereof;

(g)
shall not be bound to disclose to any other person (including but not limited to any other Finance Party) (i) any confidential information or (ii) any other information, if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(h)
shall have no responsibility to make any payment, deduction or withholding of any Tax or governmental charge as a result of the Security Agent (i) holding the Transaction Security or (ii) enforcing the Transaction Security;

(i)	shall not have, or be deemed to have, any relationship of trust or agency with any Obligor; and
(j)
shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied) and the role and functions of the Security Agent under this Agreement shall be purely mechanical and administrative in nature and, subject to the terms of this Agreement, acting on the instructions of the Agent.

34.25.2
The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise. Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

34.26	All enforcement action through the Security Agent
34.26.1
None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in favour of the Security Agent only, or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent.

34.26.2
None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in their favour or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except with the prior written consent of the Agent (acting through the Security Agent and on the instructions of the Majority Lenders and where applicable under the terms of this Agreement, KEXIM). If any Finance Party (other than the Security Agent) is a party to any Security Document it shall promptly upon being requested by the Agent to do so grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under such Security Document.

34.27	Co-operation to achieve agreed priorities of application
The other Finance Parties shall co-operate with each other and with the Security Agent and any receiver or administrator under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 34.24 (Order of application).
34.28	Indemnity from Trust Property
34.28.1
In respect of all liabilities, costs or expenses for which the Obligors are liable under this Agreement, the Security Agent and each Affiliate of the Security Agent and each officer or employee of the Security Agent or its Affiliate (each a Relevant Person) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by such Relevant Person:

(a)
in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Finance Documents;

(b)	as a result of any breach by an Obligor of any of its obligations under any Finance Document;
(c)	in respect of any Environmental Claim made or asserted against a Relevant Person which would not have arisen if the Finance Documents had not been executed; and
(d)	in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the Trust Property or the provisions of any of the Finance Documents.
34.28.2
The rights conferred by this clause 34.28 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Finance Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, costs or expenses incurred or suffered by it in connection with any of the Finance Documents or the performance of any duties under any of the Finance Documents. Nothing contained in this clause 34.28 shall entitle the Security Agent or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person's own gross negligence or wilful misconduct.

34.29	Finance Parties to provide information
The other Finance Parties shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by clause 34.24 (Order of application) above and to apply amounts received under, and the proceeds of realisation of, the Security Documents as contemplated by the Security Documents, clause 34.24 (Order of application) and clause 37.5 (Partial payments).
34.30	No Reliance on Security Agent
It is understood and agreed by each Finance Party (other than the Security Agent) that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor and KEXIM and, accordingly, each other Finance Party warrants to the Security Agent that it has not relied and will not hereafter rely on the Security Agent:
(a)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided to it by the Obligors or any other person in connection with any of the Finance Documents, the KEXIM Guarantee, the Charged Property or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Finance Party by the Security Agent);

(b)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any of the Finance Documents, the KEXIM Guarantee, the Charged Property, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents, the KEXIM Guarantee, the Charged Property, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

(c)
to check or enquire on its behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any of the Finance Documents, the KEXIM Guarantee, the Charged Property or any other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)
to check or enquire on its behalf into the ownership, value, existence or sufficiency of any Charged Property, the priority of any of the Security Interests, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same; or

(e)	to assess or keep under review on its behalf the identity, financial condition, creditworthiness, condition, affairs, status or nature of any Obligor or any Group Member or KEXIM.
34.31	Release to facilitate enforcement and realisation
Each Finance Party acknowledges that pursuant to any enforcement action by the Security Agent (or a Receiver) carried out on the instructions of the Agent it may be desirable for the purpose of such enforcement and/or maximising the realisation of the Charged Property being enforced against, that any rights or claims of or by the Security Agent (for the benefit of the Finance Parties) and/or any Finance Parties against any Obligor and/or any Security Interest over any assets of any Obligor (in each case) as contained in or created by any Finance Document, other than such rights or claims or security being enforced, be released in order to facilitate such enforcement action and/or realisation and, notwithstanding any other provision of the Finance Documents, each Finance Party hereby irrevocably authorises the Security Agent

(acting on the instructions of the Agent or the Majority Lenders or all the Lenders and KEXIM (as the case may be), as required under the Finance Documents) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes to execute release documents in the name of and on behalf of the Finance Parties. Where the relevant enforcement is by way of disposal of shares in an Owner, the requisite release shall include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against such Owner and of all Security Interests over the assets of such Owner.
34.32	Undertaking to pay
Each Obligor which is a Party undertakes with the Security Agent on behalf of the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent all money from time to time owing, and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents.
34.33	Additional trustees
The Security Agent shall have power by notice in writing to the other Finance Parties and the Borrower to appoint any person approved by the Borrower (such approval not to be unreasonably withheld or delayed) either to act as separate trustee or as co-trustee jointly with the Security Agent:
(a)	if the Security Agent reasonably considers such appointment to be in the best interests of the Finance Parties;
(b)	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or
(c)	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against any person of a judgment already obtained, and any person so appointed shall (subject to the provisions of this Agreement) have such rights (including as to reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment. The Security Agent shall have power to remove any person so appointed. At the request of the Security Agent, the other parties to this Agreement shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such party irrevocably authorises the Security Agent in its name and on its behalf to do the same. Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent and (subject always to the provisions of this Agreement) have such trusts, powers, authorities, liabilities and discretions (not exceeding those conferred on the Security Agent by this Agreement and the other Finance Documents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment (being no less onerous than would have applied to the Security Agent but for the appointment). The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care, or in any event if acted in accordance with the applicable instructions of the relevant Lenders or other Finance Parties or KEXIM (as applicable), in the selection of such person.
34.34	Non-recognition of trust
It is agreed by all the parties to this Agreement that:
(a)
in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this clause 34, the relationship of the Security Agent and the other Finance Parties shall be construed as one of principal and agent, but to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement; and

(b)
the provisions of this clause 34 insofar as they relate to the Security Agent in its capacity as trustee for the Finance Parties and the relationship between themselves and the Security Agent as their trustee may be amended by agreement between the other Finance Parties and the Security Agent. The Security Agent may amend all documents necessary to effect the alteration of the relationship between the Security Agent and the other Finance Parties and each such other party irrevocably authorises the Security Agent in its name and on its behalf to execute all documents necessary to effect such amendments.

34.35	Security Agent's Ongoing Fees
34.35.1	The Borrower shall pay to the Agent and the Security Agent certain fees in accordance with clause 11 (Fees).
34.35.2	If:
(a)	a Default has occurred; or
(b)
the Security Agent considers it expedient and/or necessary or is requested by the Borrower or any Finance Party or group of Finance Parties to undertake duties which the Security Agent considers to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents (which for the avoidance of doubt shall include any amendments to the Finance Documents and the time incurred in relation thereto), the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable taxes thereon) which shall be calculated by reference to its hourly rates in force from time to time.
34.36	Insurance by Security Agent
Where the Security Agent is named on any insurance policy (including the Insurances) as an insured party and/or loss payee, the Security Agent shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request. The Security Agent shall have no obligation to, nor any liability for any failure to, insure any of the Charged Property.
34.37	Custodians and nominees
The Security Agent may (to the extent legally permitted) appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.
34.38	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors have to any of the Charged Property and shall not be liable for or bound to require any Debtor to remedy any defect in its right or title.
34.39	Refrain from illegality
Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any applicable jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
34.40	Interest on Demand
If the Borrower fails to pay any amount payable by them to the Security Agent under this Agreement on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on such sum) at the rate which is two per cent. (2%) per annum over the rate at which the Security Agent was being offered, by prime banks in the Interbank Market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for such period(s) as the Security Agent may from time to time select.
34.41	Parallel Debt
34.41.1	Additional definitions
In this clause 34.41:
Corresponding Debt means any amount, other than any Parallel Debt, which an Obligor owes to a Finance Party under or in connection with the Finance Documents.
34.41.2	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent any amounts equal to, and in the currency or currencies of, its Corresponding Debt (the Parallel Debt).
34.41.3	The Parallel Debt of an Obligor:
(a)	shall become due and payable at the same time as its Corresponding Debt; and
(b)	is independent and separate from, and without prejudice to, its Corresponding Debt.
34.41.4	For purposes of this clause 34.41, the Security Agent:
(a)	is the independent and separate creditor of each Parallel Debt;
(b)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and
(c)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

34.41.5	The Parallel Debt of an Obligor shall be:
(a)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and
(b)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be:
(i)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and
(ii)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.
34.41.6
All amounts received or recovered by the Security Agent in connection with this clause 34.41 (Parallel Debt) to the extent permitted by applicable law, shall be applied in accordance with clause 34.24 (Order of application).

34.41.7	This clause 34.41 shall apply, with any necessary modifications, to each Finance Document.
34.42	Release of Security
If the Agent, with the approval of all the other Finance Parties and KEXIM, shall determine that all of the amounts owing under the Finance Documents and all other obligations the discharge of which is secured by any of the Security Documents have been fully and finally discharged and none of the Finance Parties or KEXIM is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to the Borrower under or pursuant to this Agreement or any other Finance Document, the trusts herein set out shall be wound up and the Security Agent shall, at the request and cost of the Borrower and acting on the instructions of the Agent, release, without recourse or warranty, all of the security then held by it, whereupon the Security Agent, the Agent, the Hedging Provider, the Lenders and the Obligors shall be released from their obligations hereunder (save for those which arose prior to such winding up).
34.43	Period without role for Agent
34.43.1	In this clause 34.43, a Non-Agent Period means the period in which the Agent has no role pursuant to clause 34.43.2 below.
34.43.2
The Agent shall not have a role under this Agreement, other than entering into the Finance Documents in its capacity as Agent, and the other provisions of this clause 34.43 shall not apply to the extent that they relate to the Agent until one of the following conditions is satisfied:

(a)	the Agent receives notice from a Lender (with a copy to the Borrower) that the Lenders are not only the Original Lenders as at the date of this Agreement; or
(b)	the Agent receives notice from the Borrower (with a copy to the Original Lenders) requesting the Agent to commence acting in its role as agent.
The Agent shall commence acting in its role as agent at the date of receipt of the relevant notice.
34.43.3	During a Non-Agent Period:
(a)
subject to paragraph (c) below, all reference to "the Agent" (other than in this clause 34.43) and all references to "the Agent", or "a Party" in any Finance Document shall, where it relates to the Agent, be construed as references to "the Original Lenders";

(b)	all payments which are expressed to be made to, received by or made available to or by the Agent (as applicable), must be made to, received by or made available to or by the Original Lenders;
(c)	the reference to the "Agent" in:
A)	clause 34.8 (Responsibility for documentation and other matters). to and including clause 34.10 (Exclusion of liability);
B)	clause 14 (Other indemnities); and
C)	clause 16 (Costs and expenses),

must at all times be construed as reference to each of the Agent and the Original Lenders in its former and/or existing role of the Agent pursuant to paragraph 34.43.3(a) above.
34.43.4	Until the date the Agent commences acting in its role as agent, no agency fee or other fees will be payable to the Agent.
34.44	Role of the KEXIM Agent
34.44.1
Each of the the KEXIM Covered Facility Lenders, the Security Agent and the Agent appoints the KEXIM Agent to act as its Agent for the purposes of dealing KEXIM in respect of the KEXIM Guarantee and the KEXIM Agent accepts the appointment on and subject to the terms of this clause 34.44.

34.44.2	The KEXIM Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
34.44.3
The KEXIM Agent shall promptly forward to the Agent the original or a copy of any document which is delivered to the KEXIM Agent for another Party and shall promptly forward to KEXIM (in accordance with the provisions of the KEXIM Guarantee) the original or a copy of any document which is delivered to the KEXIM Agent by any other Party.

34.44.4	Except where a Finance Document specifically provides otherwise, the KEXIM Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
34.44.5
Clauses 34.7.6, 34.7.7 and 34.7.8 (Rights and discretions of the Agent), 34.8 (Responsibility for documentation and other matters), clause 34.9 (No duty to monitor), 34.10 (Exclusion of liability), 34.12 (Resignation of the Agent), 34.14 (Confidentiality), 34.15 (Relationship with the Lenders and Hedging Provider), 34.16 (Credit appraisal by the Lenders and Hedging Provider) and 34.19 (Deduction from amounts payable by the Agent) shall each extend so as to apply to the KEXIM Agent in its capacity as such and for that purpose each reference to the "Agent" in these clauses shall extend to include in addition a reference to the "KEXIM Agent" in its capacity as such, provided, that any change, substitution or resignation of the KEXIM Agent shall be subject to any consent requirement pursuant to the KEXIM Guarantee.

34.44.6
The KEXIM Covered Facility Lenders agree that the KEXIM Agent shall be authorised to take all such actions as it may deem necessary to ensure that all requirements of KEXIM under or in connection with the KEXIM Guarantee are complied with.

34.44.7
All communications between (i) the Finance Parties on the one hand and (ii) KEXIM (in its capacity as provider of the KEXIM Guarantee) on the other hand, shall be carried out exclusively through the KEXIM Agent and/or the Security Agent.

34.44.8	Each Lender shall deal with the KEXIM Agent exclusively through the Agent and shall not deal directly with the KEXIM Agent.
34.45	KEXIM Guarantee
Each KEXIM Covered Facility Lender represents and warrants to the KEXIM Agent that:
34.45.1
no information provided by it in writing to the KEXIM Agent or to KEXIM (in its capacity as provider of the KEXIM Guarantee) prior to the date of this Agreement was untrue or incorrect in any material respect except to the extent that it, in the exercise of reasonable care and due diligence prior to giving such information, could not have discovered the error or omission;

34.45.2
it has not taken (or failed to take), and agrees that it shall not take (or fail to take), any action that would result in the KEXIM Agent being in breach of any of its obligations in its capacity as KEXIM Agent under the KEXIM Guarantee or any of the Finance Documents, or result in the KEXIM Covered Facility Lenders being in breach of any of their respective obligations as insured parties under the KEXIM Guarantee, or which would otherwise prejudice the KEXIM Agent's ability to make a claim on behalf of the KEXIM Covered Facility Lenders under the KEXIM Guarantee;
34.45.3	it has reviewed the KEXIM Guarantee and is aware of its provisions; and
34.45.4	the representations and warranties made by the KEXIM Agent on its behalf under the KEXIM Guarantee are true and correct with respect to it in all respects.
Each KEXIM Covered Facility Lender acknowledges and agrees that it shall have no entitlement to make any claim or to take any action whatsoever under or in connection with the KEXIM Guarantee except through the KEXIM Agent and/or the Security Agent and that all of the rights of the KEXIM Covered Facility Lenders under the KEXIM Guarantee shall only be exercised by the KEXIM Agent and/or the Security Agent.
35	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
35.1	Finance Parties tax affairs
No provision of this Agreement will;
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
35.2	Finance Parties acting together
Notwithstanding clause 2.4 (Finance Parties' rights and obligations), if the Agent makes a declaration under clause 30.23 (Acceleration) the Agent shall, in the names of all the Finance Parties, take such action on behalf of the Finance Parties and conduct such negotiations with the Borrower and any other Group Members and generally administer the Facilities in accordance with the wishes of the Majority Lenders. All the Finance Parties shall be bound by the provisions of this clause and no Finance Party shall be entitled to take action independently against any Obligor or any of its assets without the prior consent of the Majority Lenders.
This clause shall not override clause 34 (Roles of Agent, Security Agent, KEXIM Agent and Arranger) as it applies to the Security Agent.
35.3	Majority Lenders
35.3.1
Where any Finance Document provides for any matter to be determined by reference to the opinion of, or to be subject to the consent, approval or request of, the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders (a majority decision), such majority decision shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such majority decision is required and the relevant majority of Lenders shall have given or issued such majority decision. However (as between any Obligor and the Finance Parties) the relevant Obligor shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Majority Lenders when notified to this effect by the Agent whether or not this is the case.

35.3.2	If, within ten Business Days of the Agent despatching to each Lender a notice requesting instructions (or confirmation of instructions) from the Lenders or the agreement of the Lenders to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (irrespective of whether such Lender responds at a later date) the Agent shall treat any Lender which has not so responded as having indicated a desire to be bound by the wishes of 66.67 per cent. of those Lenders (measured in terms of the Total Commitments of those Lenders) which have so responded.
35.3.3	For the purposes of clause 35.3.2, any Lender which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.
35.3.4	Clauses 35.3.2 and 35.3.3 shall not apply in relation to those matters referred to in, or the subject of, clause 43.2 (Exceptions).
35.4	Conflicts
35.4.1
The Borrower acknowledges that the Arranger and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (together an Arranger Group) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Borrower may have conflicting interests in respect of the Facilities or otherwise.

35.4.2
No member of an Arranger Group shall use confidential information gained from any Obligor by virtue of the Facilities or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of an Arranger Group has as Agent in respect of the Finance Documents. The Borrower also acknowledges that no member of an Arranger Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit.

35.4.3	The terms parent undertaking, subsidiary undertaking and fellow subsidiary undertaking when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006.
35.5	Conflict and KEXIM override
Without limiting in any manner the rights of the Lenders under the Facilities (other than the KEXIM Covered Facility), and subject and without prejudice to any amendments, consents or waivers as may be given, consented or agreed to by the Agent which is contrary to or inconsistent with any vote exercised by the KEXIM Covered Facility Lenders (acting on the instructions of KEXIM (in their capacity as provider of the KEXIM Guarantee));
35.5.1
in case of any conflict between the Finance Documents and the KEXIM Guarantee, the KEXIM Guarantee shall, as between the KEXIM Covered Facility Lenders and KEXIM, prevail, and to the extent of such conflict or inconsistency, none of the KEXIM Covered Facility Lenders or the KEXIM Agent shall assert to KEXIM, the terms of the relevant Finance Documents;

35.5.2
nothing in this Agreement or any Finance Document shall permit or oblige any KEXIM Covered Facility Lender or the KEXIM Agent to act (or omit to act) in a manner that is inconsistent with any requirement of KEXIM under or in connection with the KEXIM Guarantee; and

35.5.3	nothing in this clause 35.5 shall affect the obligations of the Borrower under this Agreement.

35.6	Prior consultation with KEXIM
35.6.1	The Borrower acknowledges that the Agent may, under the terms of this Agreement or the KEXIM Guarantee, be required:
(a)
to consult with the KEXIM Agent (who shall in turn consult with KEXIM), prior to the exercise of decisions under the Finance Documents (including the exercise of such voting rights in relation to any substantial amendment to any Finance Document); and

(b)	to follow certain instructions given by the KEXIM Agent (acting on the instructions of KEXIM), subject to clauses 34.2 (Instructions to Agent) and 34.3 (Duties of the Agent).
35.6.2
Each Finance Party will be deemed to have acted reasonably if it has acted on the instructions of the Agent (given by the KEXIM Agent (acting on the instructions KEXIM)) to the Agent in accordance with the terms of the KEXIM Guarantee) in the making of any such decision or the taking or refraining from taking any action under any Finance Document to which it is a party.

36	SHARING AMONG THE FINANCE PARTIES
36.1	Payments to Finance Parties
If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 37 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:
(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Agent;
(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 37 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 37.5 (Partial payments), but taking into account, for the avoidance of doubt, that any amounts paid under the KEXIM Guarantee are for the account of the KEXIM Covered Facility Lenders as specified in the KEXIM Guarantee.
36.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 37.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.
36.3	Recovering Finance Party's rights
On a distribution by the Agent under clause 36.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor (but not from KEXIM), as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

36.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
36.5	Exceptions
36.5.1
This clause 36 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

36.5.2
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings in accordance with the terms of this Agreement, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and
(b)	the taking legal or arbitration proceedings was in accordance with the terms of this Agreement, that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11 - ADMINISTRATION
37	PAYMENT MECHANICS
37.1	Payments to the Agent
37.1.1
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than a Hedging Contract), that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

37.1.2
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London as specified by the Agent) with such bank as the Agent, in each case specifies.

37.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 37.3 (Distributions to an Obligor) and clause 37.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London as specified by that Party).
37.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with clause 38 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
37.4	Clawback
37.4.1
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

37.4.2
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

37.5	Partial payments
37.5.1
If the Agent receives a payment for application against amounts due under any Finance Documents (other than, for the avoidance of doubt, payments under a KEXIM Guarantee which are for the account of KEXIM Covered Facility Lenders, as specified herein) that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(a)
first, in or towards payment pro rata of any unpaid fees, costs and expenses (ignoring any fees payable under clause 11 (Fees)) of the Agent, the Security Agent or the Arranger under those Finance Documents;

(b)
secondly, in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 34.11 (Lenders' indemnity to the Agent) including any amount resulting from the indemnity to the Security Agent under clause 34.22 (Application of certain clauses to Security Agent);

(c)
thirdly, in or towards payment to the Lenders pro rata of any principal, accrued interest, fee, commission or any other sums due but unpaid under the Finance Documents (excluding the Hedging Contracts); and

(d)	fourthly, in or towards payment to the Hedging Provider of any amounts due but unpaid under the Hedging Contracts.
37.5.2	The Agent shall, if so directed by all the Lenders, KEXIM and the Hedging Provider, vary the order set out in paragraphs (b) to (c) of clause 37.5.1.
37.5.3	Clauses 37.5.1 and 37.5.2 above will override any appropriation made by an Obligor.
37.6	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
37.7	Business Days
37.7.1
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

37.7.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
37.8	Payments on demand
For the purposes of clause 30.1 (Non-payment) and subject to the Agent's right to demand interest under clause 8.3 (Default interest), payments on demand shall be treated as paid when due if paid within three Business Days of demand.
37.9	Currency of account
37.9.1	Subject to clauses 37.9.2 to 37.9.3, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.
37.9.2	A repayment of all or part of the Loans or an Unpaid Sum and each payment of interest shall be made in dollars on its due date.
37.9.3
Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred.

37.9.4
All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale. Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale.

37.10	Change of currency
37.10.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(a)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(b)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

37.10.2
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Interbank Market and otherwise to reflect the change in currency.

37.11	Disruption to payment systems etc.
If either the Agent determines (in its discretion) that a Payment Disruption Event has occurred or the Agent is notified by the Borrower that a Payment Disruption Event has occurred:
(a)
the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Payment Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 43 (Amendments and grant of waivers);

(e)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 37.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
37.12	Contractual recognition of bail-in
37.12.1
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
37.12.2	In this Agreement and (unless otherwise defined in the relevant Finance Document) the other Finance Documents:
Bail-In Action means the exercise of any Write-down and Conversion Power.
 Bail-In Legislation means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.
EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.
Write-down and Conversion Powers means:
(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

38	SET-OFF
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. For the purpose of this clause the term "Finance Party" includes each of the relevant Finance Party's holding companies and subsidiaries and each subsidiary of the relevant Finance Party's holding companies (as defined in the Companies Act 2006).
39	NOTICES
39.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
39.2	Addresses
The address, and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Obligor or Finance Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)	in the case of any Obligor which is a Party, that identified with its name in Schedule 1 (The original parties);
(b)	in the case of any Obligor which is not a Party, that identified in any Finance Document to which it is a party;
(c)	in the case of the Security Agent, the Agent, the KEXIM Agent and any other original Finance Party that identified with its name in Schedule 1 (The original parties); and
(d)	in the case of each Lender or other Finance Party, that notified in writing to the Agent on or prior to the date on which it becomes a Party in the relevant capacity, or, in each case, any substitute address, fax number, or department or officer as an Obligor or Finance Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days' notice.
39.3	Delivery
39.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(a)	if by way of fax, when received in legible form; or
(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 39.2 (Addresses), if addressed to that department or officer.
39.3.2
Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Schedule 1 (The original parties) (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).
39.3.3	All notices from or to an Obligor shall be sent through the Agent.
39.3.4	Any communication or document made or delivered to the Borrower in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.
39.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to clause 39.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.
39.5	Electronic communication
39.5.1
Any communication to be made between the Agent and a Lender, the Hedging Provider or an Obligor under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of the Agent's Intralinks or Debt domain system or other Designated Website, as defined in and pursuant to, clause 19.9 (Use of websites)), if the Agent and the relevant Lender, the Hedging Provider or an Obligor:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;
(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(c)	notify each other of any change to their address or any other such information supplied by them.
39.5.2
Any electronic communication made between the Agent and a Lender or the Hedging Provider or an Obligor will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or the Hedging Provider or an Obligor to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

39.5.3
All Lenders, the Hedging Provider and the Obligors confirm that they have consented to the use of the Agent's Intralinks or Debtdomain systems as an accepted method of communication under or in connection with the Finance Documents and agree that the Intralinks or Debtdomain system will be the primary method of communication between the Agent, the Lenders, the Hedging Provider or the Obligors. The Lenders, the Hedging Provider and the Obligors acknowledge that a communication via Intralinks or Debtdomain will be effective once the communication is posted to Intralinks or Debtdomain by the Agent.

39.6	English language
39.6.1	Any notice given under or in connection with any Finance Document shall be in English.
39.6.2	All other documents provided under or in connection with any Finance Document shall be:
(a)	in English; or
(b)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

40	CALCULATIONS AND CERTIFICATES
40.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
40.2	Certificates and determinations
Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
40.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Interbank Market differs, in accordance with that market practice.
41.	PARTIAL INVALIDITY
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
42	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.
43.	AMENDMENTS AND GRANT OF WAIVERS
43.1	Required consents
43.1.1
Subject to clauses 43.2 (Exceptions) and 43.3 (All Lenders matters) and subject always to the requirements of the KEXIM Guarantee, any term of the Finance Documents may be amended or waived with the consent of the Agent (acting on the instructions of the Majority Lenders and, if it affects the rights and obligations of the Security Agent or the Agent, the consent of the Agent or the Security Agent and, if it affects the rights and obligations of KEXIM, the consent of KEXIM (through the KEXIM Agent)) and any such amendment or waiver agreed or given by the Agent will be binding on the other Finance Parties.

43.1.2	The Agent may (or, in the case of the Security Documents, instruct the Security Agent to) effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.
43.1.3
Each Obligor agrees to any such amendment or waiver permitted by this clause 43 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this clause 43.1.3, require the consent of the Guarantors.

43.2	Exceptions
43.2.1
No amendment or waiver may be made before the date falling ten Business Days after the proposed terms of that amendment or waiver have been notified by the Agent to the Lenders. The Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Borrower.

43.2.2
Without prejudice to the generality of sub-clauses 34.7.3, 34.7.4 and 34.7.5 of clause 34.7 (Rights and discretions of Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

43.2.3	Amendments to or waivers in respect of a Hedging Contract may only be agreed by the Hedging Provider.
43.2.4
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger in their respective capacities as such (and not just as a Lender) may not be effected without the consent of the Agent, Security Agent or the Arranger (as the case may be).

43.2.5	Amendments to or waivers in respect of clause 7.7 (Termination of KEXIM Guarantee) may only be agreed with the consent of each of the KEXIM Covered Facility Lenders.
43.2.6
Notwithstanding clauses 43.1 (Required consents), 43.2.3, 43.2.4 and 43.3.1, the Agent may make technical amendments to the Finance Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any Finance Party without any reference or consent of the Finance Parties.

43.3	All Lenders matters
43.3.1	An amendment, waiver or discharge or release or a consent of, or in relation to, the terms of any Finance Document that has the effect of changing or which relates to:
(a)	the definition of "Change of Control" in clause 1.1 (Definitions) or clause 7.2 (Change of Control — IPO Change of Control — Spin-off Change of Control);
(b)	the definition of "IPO Change of Control" in clause 1.1 (Definitions);
(c)	the definition of "Spin-off Change of Control" in clause 1.1 (Definitions);
(d)	the definition of "Majority Lenders" in clause 1.1 (Definitions);
(e)	the definition of "Last Availability Date" in clause 1.1 (Definitions);
(f)	an extension to the date of payment of any amount under the Finance Documents;
(g)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated;
(h)	an increase in, or an extension of, any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders pro rata under a Facility;
(i)	a change to the Borrower or any other Obligor;
(j)	any provision which expressly requires the consent or approval of all the Lenders;

(k)
clause 2.4 (Finance Parties' rights and obligations), clause 21.3.2 (Compliance with laws and Sanctions), clause 21.17 (Sanctions), clause 32 (Changes to the Lenders), clause 36.1 (Payments to Finance Parties), clause 46 (Governing law), clause 47 (Enforcement) or this clause 43;

(l)	the order of distribution under clause 37.5 (Partial payments);
(m)	the order of distribution under clause 34.24 (Order of application);
(n)	the currency in which any amount is payable under any Finance Document;
(o)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Security Documents are distributed;
(p)	the nature or scope of the guarantee and indemnity granted under clause 17 (Guarantee and Indemnity); or
(q)	the circumstances in which the security constituted by the Security Documents are permitted or required to be released under any of the Finance Documents, shall not be made without the prior consent of all the Lenders and KEXIM.
43.4	Disenfranchisement of Defaulting Lenders
43.4.1
For so long as a Defaulting Lender has any Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitment has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitment will be reduced by the amount of its Commitment.

43.4.2	For the purposes of this clause 43.4, the Agent may assume that the following Lenders are Defaulting Lenders:
(a)	any Lender which has notified the Agent that it has become a Defaulting Lender; and
(b)
any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

43.5	Replacement of a Defaulting Lender
43.5.1
The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days' prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and, to the extent permitted by law such Lender shall) transfer pursuant to clause 32 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Borrower, and which is acceptable to the Agent (acting reasonably) and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents (or at any other purchase price approved by all of the other Lenders who are not Defaulting Lenders at the time).

43.5.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this clause shall be subject to the following conditions:
(a)	the Borrower shall have no right to replace the Agent or the Security Agent or the KEXIM Agent;
(b)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;
(c)	the transfer must take place no later than 20 Business Days after the notice referred to in clause 43.5.1 above; and
(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.
43.6	Releases
Except with the approval of all the Lenders and KEXIM or as is expressly otherwise permitted or required by the Finance Documents, the Agent shall not have authority to authorise the Security Agent to release:
(a)	any Charged Property from the security constituted by any Security Document; or
(b)	any Obligor from any of its guarantee or other obligations under any Finance Document.
44	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
45	CONFIDENTIALITY
45.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 45.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
45.2	Disclosure of Confidential Information
Any Finance Party may disclose (without the consent of the Obligors or KEXIM) to any of its Affiliates, head office, branches and other offices, or any of its employees (including service and settlement employees), officers, directors, representatives or advisers, and to any other person:
(a)	in the case of a Lender, to (or through) whom that Lender assigns (or may potentially assign) all or any of its rights and obligations under the Finance Documents;
(b)	in the case of a Lender, to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 32.7 (Security over Lenders' rights);
(c)
in the case of a Lender, with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor;

(d)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;
(e)	in order to preserve or enforce any rights any Finance Party may have under the Security Documents;
(f)
which is a rating agency (including its professional advisers) or such Finance Party's professional advisers (including auditors, lawyers, accountants, surveyors, valuers, insurers, re-insurers, credit insurers, insurance advisors, insurance and re-insurance brokers and their respective professional advisers); or

(g)	in the case of the Security Agent, in the course of the performance of its functions under the Finance Documents, any information about any Obligor, the Group, the Facilities and the Finance Documents as that Finance Party shall consider appropriate; and any Finance Party may disclose (with the consent of the Borrower) to any other person not included in paragraphs (a) - (f) above, any information about any Obligor, the Group and the Finance Documents as that Finance Party shall consider appropriate.
45.3	Disclosure to numbering service providers
45.3.1
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(a)	names of Obligors;
(b)	country of domicile of Obligors;
(c)	place of incorporation of Obligors;
(d)	date of this Agreement;
(e)	clause 46 (Governing law);
(f)	the names of the Agent and the Arranger;
(g)	date of each amendment and restatement of this Agreement;
(h)	amount of Total Commitments;
(i)	currency of the Facilities;
(j)	type of the Facilities;
(k)	ranking of the Facilities;
(l)	the term of the Facilities;
(m)	changes to any of the information previously supplied pursuant to paragraphs (a) to (I) above; and
(n)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

45.3.2
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

45.3.3	The Borrower represents that none of the information set out in clauses 45.3.1(a) to 45.3.1(n) above is, nor will at any time be, unpublished price-sensitive information.
45.3.4	The Agent shall notify the Borrower and the other Finance Parties of:
(a)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and
(b)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.
45.4	Entire agreement
This clause 45 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
45.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
45.6	Continuing obligations
The obligations in this clause 45 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of:
(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

SECTION 12 - GOVERNING LAW AND ENFORCEMENT
46	GOVERNING LAW
This Agreement and any non-contractual obligations connected with it are governed by English law.
47	ENFORCEMENT
47.1	Jurisdiction of English courts
47.1.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

47.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
47.1.3
This clause 47.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process
Without prejudice to any other mode of service allowed under any relevant law, each Obligor which is a Party:
(a)
irrevocably appoints the person named in Schedule 1 (The original parties) as that Obligor's English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and
(c)
if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten (10) days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
The original parties
Borrower
Name	LPG Investments Inc.
Jurisdiction of incorporation	Republic of the Marshall Islands
Registration number (or equivalent, if any)	88438
English process agent (if not incorporated in England)	Ince Process Agents Ltd, Aldgate Tower, 2 Leman Street, London El 8QN, England
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address for service of notices	TMS CARDIFF GAS LTD., Athens Licensed Shipping Office, 80 Kifisias Avenue, GR 15125, Marousi, Greece Attn: Mr. loannis Psilopoulos
Parent
Name	DryShips Inc.
Jurisdiction of incorporation	Republic of the Marshall Islands
Registration number (or equivalent, if any)	88438
English process agent (if not incorporated in England)	Ince Process Agents Ltd, Aldgate Tower, 2 Leman Street, London El 8QN, England
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address for service of notices	Athens Licensed Shipping Office, 109 Kifisias Avenue & Sina Street, GR 15124, Marousi, Greece Attn: Mr. loannis Psilopoulos
Owners
Name	VLGC Alpha Owning Ltd
Jurisdiction of incorporation	Republic of the Marshall Islands
Registration number (or equivalent, if any)	78718
English process agent (if not incorporated in England)	Ince Process Agents Ltd, Aldgate Tower, 2 Leman Street, London El 8QN, England
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address for service of notices	TMS CARDIFF GAS LTD., Athens Licensed Shipping Office, 80 Kifisias Avenue, GR 15125, Marousi, Greece Attn: Mr. loannis Psilopoulos

Name	VLGC Beta Owning Ltd
Jurisdiction of incorporation	Republic of the Marshall Islands
Registration number (or equivalent, if any)	78721
English process agent (if not incorporated in England)	Ince Process Agents Ltd, Aldgate Tower, 2 Leman Street, London El 8QN, England
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address for service of notices	TMS CARDIFF GAS LTD., Athens Licensed Shipping Office, 80 Kifisias Avenue, GR 15125, Marousi, Greece Attn: Mr. loannis Psilopoulos

Name	VLGC Gamma Owning Ltd
Jurisdiction of incorporation	Republic of the Marshall Islands
Registration number (or equivalent, if any)	78725
English process agent (if not incorporated in England)	Ince Process Agents Ltd, Aldgate Tower, 2 Leman Street, London El 8QN, England
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address for service of notices	TMS CARDIFF GAS LTD., Athens Licensed Shipping Office, 80 Kifisias Avenue, GR 15125, Marousi, Greece Attn: Mr. loannis Psilopoulos

Name	VLGC Delta Owning Ltd
Jurisdiction of incorporation	Republic of the Marshall Islands
Registration number (or equivalent, if any)	78723
English process agent (if not incorporated in England)	Ince Process Agents Ltd, Aldgate Tower, 2 Leman Street, London El 8QN, England
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address for service of notices	TMS CARDIFF GAS LTD., Athens Licensed Shipping Office, 80 Kifisias Avenue, GR 15125, Marousi, Greece Attn: Mr. loannis Psilopoulos

The Original Commercial Facility Lenders
Name	ABN AMRO Bank N.V.
Facility Office, address, fax number and attention details for notices	Address: 93 Coolsingel 3012 AE Rotterdam The Netherlands Fax no: +31 (0) 401 53 23 Attention: ECT Transaction Clients
Commitment $	50,000,000
The Original KEXIM Facility Lenders
Name	The Export-Import Bank of Korea
Facility Office, address, fax number and attention details for notices
Lending Office
The Export-Import Bank of Korea
 38 Eunhaeng-ro
 Youngdeungpo-gu
 Seoul, 07242
 Republic of Korea
 Address for Notices
 The Export-Import Bank of Korea BIFC 20th floor,
  Munhyeongeumyung-ro 40
 Nam-gu, Busan 48400
 Republic of Korea
 Fax:                    +82 51 922 8849
Attention:         Maritime Project Finance Department

KEXIM Facility Commitment ($)	70,000,000
The Original KEXIM Covered Facility Lenders
Name	ABN AMRO Bank N.V.
Facility Office, address, fax number and attention details for notices	Address: 93 Coolsingel 3012 AE Rotterdam The Netherlands Fax no: +31 (0) 401 53 23 Attention: ECT Transaction Clients
KEXIM Covered Facility Commitment ($)	30,000,000

The Agent
Name	ABN AMRO Bank N.V., Singapore Branch
Facility Office, address, fax number and attention details for notices	Address: One Raffles Quay, Level 26, South Tower, Singapore 048583 Fax no: +65 6597 8983 Email: jessica.teo@sg.abnamro.com/ fidelia.koh@sg.abnamro.com Attention: Agency Syndicated Loans
The KEXIM Agent
Name	ABN AMRO Bank N.V., Singapore Branch
Facility Office, address, fax number and attention details for notices	Address: One Raffles Quay, Level 26, South Tower, Singapore 048583 Fax no: N/A Email: sergio.panday@sg.abnamro.com/ exportfinance.asia@sg.abnamro.com Attention: Export Finance Asia
The Security Agent
Name	ABN AMRO Bank N.V., Singapore Branch
Facility Office, address, fax number and attention details for notices	Address: One Raffles Quay, Level 26, South Tower, Singapore 048583 Fax no: +65 6597 8983 Email: jessica.teo@sg.abnamro.com/ fidelia.koh@sg.abnamro.com Attention: Agency Syndicated Loans
The Hedging Provider
Name	ABN AMRO Bank N.V
Facility Office, address, fax number and attention details for notices
Facility office
Address:                 93 Coolsingel
                                 3012 AE Rotterdam
                                 The Netherlands
Notices Address:  Gustav Mahlerlaan 10
   1082 PP Amsterdam
   The Netherlands
Fax no:                     +31 (0) 459 0538
Email:                       mdu@nl.abnamro.com
Attention:               Mr. Marjan Wolhoff, PAC:HQ7216,
    Markets Documentation Unit

The Arranger
Name	ABN AMRO Bank N.V
Facility Office, address, fax number and attention details for notices	Address: 93 Coolsingel 3012 AE Rotterdam The Netherlands Fax no: +31 (0) 401 53 23 Attention: ECT Transaction Clients

Schedule 2
 Ship information
Ship A
Name of Ship:	Hull No. S881 (tbn Anderida)
Owner:	VLGC Alpha Owning Ltd
Builder:	Hyundai Samho Heavy Industries Co., Ltd.
Scheduled Delivery Date (per Contract):	30 June 2017
Date and description of Contract:	Shipbuilding contract dated 10 September 2015 as amended by an amendment agreement No.1 dated 30 September 2016
Contract Price:	$76,750,000
Ship Commitment:	$37,500,000
Flag State:	Republic of Malta
Charter description:	A time charter between VLGC Alpha Owning Ltd and the relevant Charterer documented by a time charter party dated 15 September 2015
Charterer:	Shell Trading International Limited
Classification:	+1A1, Tanker for Liquefied Gas, Ship Type 2G (-50°C, 610kg/m3, 0.275 bar), E0, BIS, TMON, COAT-PSPC(B), NAUTICUS(Newbuilding), BWM-T, ERS, Recyclable
Classification Society:	DNV-GL
Major Casualty Amount:	$1,000,000

Ship B
Name of Ship:	Hull No. S882 (tbn Aisling)
Owner:	VLGC Beta Owning Ltd
Builder:	Hyundai Samho Heavy Industries Co., Ltd.
Scheduled Delivery Date (per Contract):	29 September 2017
Date and description of Contract:	Shipbuilding contract dated 10 September 2015 as amended by an amendment agreement No.1 dated 30 September 2016
Contract Price:	$76,750,000
Ship Commitment:	$37,500,000
Flag State:	Malta
Charter description:	A time charter between VLGC Beta Owning Ltd and the relevant Charterer documented by a time charter party dated 15 September 2015
Charterer:	Shell Trading International Limited
Classification:	+1A1 , Tanker for Liquefied Gas, Ship Type 2G (-50°C, 610kg/m3, 0.275 bar), E0, BIS, TMON, COAT-PSPC(B), NAUTICUS(Newbuilding), BWM-T, ERS, Recyclable
Classification Society:	DNV-GL
Major Casualty Amount:	$1,000,000

Ship C
Name of Ship:	Hull No. S883 (tbn Mont Fort)
Owner:	VLGC Gamma Owning Ltd
Builder:	Hyundai Samho Heavy Industries Co., Ltd.
Scheduled Delivery Date (per Contract):	31 October 2017
Date and description of Contract:	Shipbuilding contract dated 10 September 2015 as amended by an amendment agreement No.1 dated 11 November 2015 and an amendment agreement no.2 dated 30 September 2016
Contract Price:	$76,750,000
Ship Commitment:	$37,500,000
Flag State:	Malta
Charter description:	A time charter between VLGC Gamma Owning Ltd and the relevant Charterer documented by a time charter party dated 10 November 2015
Charterer:	Clearlake Shipping Pte Ltd
Charter Guarantor:	Gunvor Group Ltd.
Charter Guarantee:	A charter guarantee dated 11 November 2015 between VLGC Gamma Owning Ltd and the relevant Charter Guarantor
Classification:	+1A1, Tanker for Liquefied Gas, Ship Type 2G (-50°C, 610kg/m3, 0.275 bar), E0, BIS, TMON, COAT-PSPC(B), NAUTICUS(Newbuilding), BWM-T, ERS, Recyclable
Classification Society:	DNV-GL
Major Casualty Amount:	$1,000,000

Ship D
Name of Ship:	Hull No. S884 (tbn Mont Gelé)
Owner:	VLGC Delta Owning Ltd
Builder	Hyundai Samho Heavy Industries Co., Ltd.
Scheduled Delivery Date (per Contract):	29 December 2017
Date and description of Contract:	Shipbuilding contract dated 10 September 2015 as amended by an amendment agreement No.1 dated 11 November 2015 and an amendment agreement no.2 dated 30 September 2016
Contract Price:	$76,750,000
Ship Commitment:	$37,500,000
Flag State:	Malta
Charter description:	A time charter between VLGC Delta Owning Ltd and the relevant Charterer documented by a time charter party dated 10 November 2015
Charterer:	Clearlake Shipping Pte Ltd
Charter Guarantor:	Gunvor Group Ltd.
Charter Guarantee:	A charter guarantee dated 12 November 2015 between VLGC Gamma Owning Ltd and the relevant Charter Guarantor
Classification:	+1A1, Tanker for Liquefied Gas, Ship Type 2G (-50°C, 610kg/m3, 0.275 bar), E0, BIS, TMON, COAT-PSPC(B), NAUTICUS(Newbuilding), BWM-T, ERS, Recyclable
Classification Society:	DNV-GL
Major Casualty Amount:	$1,000,000

Schedule 3
Conditions precedent
Part 1
Conditions precedent to any Utilisation
1              Original Obligors' corporate documents
(a)	A copy of the Constitutional Documents of each Original Obligor and the Manager.
(b)	A copy of a resolution of the board of directors of each Original Obligor and the Manager (or any committee of such board empowered to approve and authorise the following matters):
(i)
approving the terms of, and the transactions contemplated by, the Finance Documents, any Contract or any Charter (Relevant Documents) to which it is a party and resolving that it executes the Relevant Documents;

(ii)	authorising a specified person or persons to execute the Relevant Documents on its behalf; and
(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Relevant Documents to which it is a party.

(c)	If applicable, a copy of a resolution of the board of directors of the relevant company, establishing any committee referred to in paragraph (b) above and conferring authority on that committee.
(d)	A certified copy of the passport of each person authorised by the resolution referred to in paragraph (b) above.
(e)
A copy of a resolution signed by all the holders of the issued shares in each Original Obligor and the Manager (other than the Parent), approving the terms of, and the transactions contemplated by, the Relevant Documents to which such Obligor or the Manager is a party.

(f)
A certificate of the Borrower (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(g)	A copy of any power of attorney under which any person is to execute any of the Relevant Documents on behalf of any Original Obligor or the Manager.
(h)
A certificate of an authorised signatory of the relevant Original Obligor and the Manager certifying that each copy document relating to it specified in this Part of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney have not been revoked.

(i)	A goodstanding certificate from the Marshall Islands competent authority in respect of each Original Obligor and the Manager not more than 30 days before the first Utilisation is made.

2              Charters
The Charters for each Ship duly executed and with the following terms:
(a)
charter tenors which are no less than 60 months under each Charter in relation to each of Ship A and Ship B at a rate of $899,000 per month including three further Charterer's options to extend each such Charter for at least (i) an additional 12 months at a rate of $975,000 per month, (ii) another 12 months at a rate of $1,075,000 per month and (iii) a further 12 months at a rate of $1,175,000 per month; and

(b)	120 months under each Charter in relation to each of Ship C and Ship D at a rate of $865,000 per month, and otherwise in form and substance satisfactory to the Majority Lenders and KEXIM.
3              Legal opinions
(a)
A legal opinion of Norton Rose Fulbright Greece, addressed to the Arranger, the Security Agent, KEXIM and the Agent on matters of English law, substantially in the form approved by the Agent and KEXIM.

(b)
A legal opinion of the legal advisers to the Arranger, the Security Agent, the Agent and KEXIM in each jurisdiction in which an Obligor or the Manager is incorporated or in which an Account is opened at the relevant time it is established, substantially in the form approved by the Agent and KEXIM.

4              Other documents and evidence
(a)
Evidence that any process agent referred to in clause 47.2 (Service of process) or any equivalent provision of any other Finance Document entered into on or before the first Utilisation Date, if not an Original Obligor or the Manager, has accepted its appointment.

(b)
A copy of any other authorisation or other document, opinion or assurance which the Agent (acting on the instructions of the Majority Lenders) considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document or the KEXIM Guarantee.

(c)
Any Fee Letter duly executed and evidence that the fees, commissions, costs and expenses then due from the Borrower pursuant to clause 11 (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)	The Original Financial Statements.
(e)	Confirmation from KEXIM that it accepts the terms of this Agreement.
5              Bank Accounts
Evidence that any Account required to be established under clause 27 (Bank accounts) have been opened and established, that any Account Security in respect of such Account has been executed and delivered by the relevant Account Holder(s) in favour of the Security Agent and/or any of the other Finance Parties and that any notice required to be given to an Account Bank under that Account Security has been given to it and acknowledged by it in the manner required by that Account Security and that an amount has been credited to it.
6              Contracts
A copy, certified by an approved person to be a true and complete copy, of the Contract for each Ship.

7              Hedging Master Agreement and Hedging Contract Security
Evidence that:
(a)	the Hedging Master Agreement has been executed by the Borrower and the Hedging Provider;
(b)	the Borrower has executed the Hedging Contract Security in favour of the Security Agent; and
(c)
if applicable, any notice required to be given to the Hedging Provider under the Hedging Contract Security has been given to it and acknowledged by it in the manner required by the Hedging Contract Security.

8              Share Security
The Share Security in respect of each Owner duly executed by the Borrower together with all letters, transfers, certificates and other documents required to be delivered under each such Share Security.
9              "Know your customer" information
Such documentation and information as any Finance Party may reasonably request through the Agent or as the Security Agent may reasonably require (including specimen signatures) to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party.
8              KEXIM Guarantee
(a)	The KEXIM Guarantee, duly executed by KEXIM and all other parties to it.
(b)
A legal opinion of legal advisers to the Arrangers and the Agent in South Korea (including in relation to the KEXIM Guarantee and its execution by or on behalf of KEXIM) substantially in the form agreed with all the Lenders and the Agent.

Part 2
 Ships and security conditions precedent
1              Corporate documents
(a)
A certificate of an authorised signatory of the relevant Owner certifying that each copy document relating to it specified in Part 1 of this Schedule remains correct, complete and in full force and effect as at a date no earlier than a date approved for this purpose and that any resolutions or power of attorney referred to in Part 1 of this Schedule in relation to it have not been revoked or amended.

(b)
A certificate of an authorised signatory of each other Obligor or the Manager which is party to any of the Original Security Documents required to be executed at or before Utilisation of the relevant Advance certifying that each copy document relating to it specified in Part 1 of this Schedule remains correct, complete and in full force and effect as at a date no earlier than a date approved for this purpose and that any resolutions or power of attorney referred to in Part 1 of this Schedule in relation to it have not been revoked or amended.

2              Security
(a)	The Mortgage and Deed of Covenant or General Assignment, in respect of the relevant Ship.
(b)	A copy of the Charter in respect of the relevant Ship and any related Charter Documents and a Charter Assignment in respect of such Charter Documents for the relevant Ship.
(c)	A Manager's Undertaking required pursuant to the Finance Documents duly executed by each Manager of the relevant Ship.
(d)	Evidence that the Quiet Enjoyment Agreement for the relevant Ship is in form agreed by the relevant Owner, the Security Agent and the relevant Charterer.
(e)	Duly executed notices of assignment as required by any of the above Security Documents or this Agreement.
3              Delivery and registration of Ship
Evidence that the relevant Ship:
(a)
is, simultaneously with the Utilisation of the relevant Advance, legally and beneficially owned by the relevant Owner and registered in the name of the relevant Owner free from any Security Interests (other than Security Interests created under the Finance Documents) through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(b)	is classed with the relevant Classification free of all requirements and overdue recommendations of the relevant Classification Society; and
(c)	is insured in the manner required by the Finance Documents.
4              Mortgage registration
Evidence that the Mortgage in respect of the relevant Ship has been (or is, simultaneously with the Utilisation of the relevant Advance) registered with first priority against the relevant Ship through the relevant Registry under the laws and flag of the relevant Flag State.

5              Insurance
In relation to the relevant Ship's Insurances:
(a)	an opinion from insurance consultants appointed by the Agent on such Insurances;
(b)	evidence that such Insurances have been placed in accordance with clause 24 (Insurance); and
(c)	evidence that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favour of the Security Agent in an approved form in relation to the Insurances.
6              ISM and ISPS Code; Green Passport
Copies of:
(a)	the document of compliance issued in accordance with the ISM Code to the person who is the operator of the relevant Ship for the purposes of that code;
(b)
the safety management certificate in respect of the relevant Ship issued in accordance with the ISM Code (or evidence that such certificate is to be issued shortly after Delivery of the relevant Ship);

(c)
the international ship security certificate in respect of the relevant Ship issued under the ISPS Code (or evidence that such certificate is to be issued shortly after Delivery of the relevant Ship); and

(d)
the Green Passport and if so requested by the Agent, any other certificates issued under any applicable code required to be observed by the relevant Ship or in relation to its operation under any applicable law.

7              Value of security
Valuations of the relevant Ship dated not more than 30 days before the relevant Utilisation Date of the Advance relevant to such Ship, each prepared by two (2) Approved Brokers, made on the basis of, and in accordance with, clause 25 (Minimum security value), in each case made at the cost and expense of the Borrower.
8              Fees and expenses
Evidence that the fees, commissions, costs and expenses that are due from the Borrower pursuant to clause 11 (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the relevant Utilisation Date.
9              Environmental matters
Copies of the relevant Ship's certificate of financial responsibility and vessel response plan required under United States law and evidence of their approval by the appropriate United States government entity and (if requested by the Agent) an environmental report in respect of the relevant Ship from an approved person.
10            Management Agreement
Where a manager of the relevant Ship is the Manager or has otherwise been approved in accordance with clause 22.3 (Manager), a copy, certified by the legal counsel of the relevant Owner to be a true and complete copy, of the Management Agreement in respect of the relevant Ship, in form and substance satisfactory to the Majority Lenders in their absolute discretion.

11           Delivery
Evidence that, simultaneously with the Utilisation of the relevant Advance, the relevant Ship is ready to be delivered to, and accepted by, the relevant Owner under the relevant Contract in all respects.
12           KEXIM Guarantee Fee
Evidence that the KEXIM Guarantee Fee under the KEXIM Guarantee payable in respect of the relevant Ship and the relevant Advance to be utilised (but also in respect of all other Ships and all other Advances), and any costs and expenses which are then due and payable to KEXIM, have been paid by the Borrower and received by KEXIM in full or will be paid forthwith upon release of the proceeds of the relevant Utilisation.
13           Construction matters
(a)
If such evidence is provided by the relevant Builder to the relevant Owner, evidence that any authorisations required from any government entity for the export of the relevant Ship by the relevant Builder have been obtained or that no such authorisations are required.

(b)
Evidence that the full Contract Price of the relevant Ship (as adjusted in accordance with its Contract) will have been paid upon the relevant Utilisation being made and that the relevant Builder will not have any lien or other right to detain the relevant Ship on its Delivery.

14           Delivery documents
Copies certified by the legal counsel of the Borrower, of the bill of sale evidencing the Contract Price of the relevant Ship, the protocol of delivery and acceptance of such Ship, commercial invoices of such Ship and any other delivery documents to be exchanged between the relevant Owner and the relevant Builder under the relevant Contract on such Ship's Delivery, each duly executed and exchanged in form and substance satisfactory the Agent.
15           Equity
Any funds required to pay the remaining part of the balance of the Contract Price of the relevant Ship which is not being financed by the relevant Advance, have been deposited with the Agent one day before the Utilisation Date.
16           Minimum liquidity
Evidence that the minimum balance required under clause 21.11 (Minimum liquidity) is standing to the credit of the Earnings Account of the Owner of the relevant Ship.
17           Process Agent
Evidence that any process agent referred to in clause 47.2 (Service of process) or any equivalent provision of any other Finance Document entered into on or before the relevant Utilisation Date, if not an Original Obligor or the Manager, has accepted its appointment.
18           Legal Opinions
A legal opinion of the legal advisers to the Arranger, the Security Agent, the Agent, KEXIM and the Original Lenders in England and also in each jurisdiction in which an Obligor or the Manager is incorporated and/or which is or is to be the Flag State of the relevant Ship, substantially in the form approved by the Agent and KEXIM.

Schedule 4
 Utilisation Request
From:	LPG INVESTMENTS INC.
To:	ABN AMRO BANK N.V., SIGAPORE BRANCH as Agent
Dated:	[•]

Dear Sirs
$150,000,000 Facilities Agreement dated [•] 2017 (the "Agreement")
1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2	We wish to borrow an Advance, being Advance [A] [B] [C] [D] on the following terms:
Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)
Amount:	$[•] (represented by:
$[•] Commercial Facility Advance; $[•] KEXIM Facility Advance; and $[•] KEXIM Covered Facility Advance.)
3
We confirm that each condition specified in clause 4.4 (Further conditions precedent) (including in relation to no Default and accuracy of representations and warranties) is satisfied on the date of this Utilisation Request.

4
This Advance is the Ship Commitment for Ship [A] [B] [C] [D] and the purpose of this Advance is to part finance the Contract Price of Ship [A] [B] [C] [D] and its proceeds should be credited to [I] [specify account].

5	We request that the first Interest Period for the said Advance be [•] months.
6	This Utilisation Request is irrevocable and cannot be varied without the prior consent of the Majority Lenders and KEXIM.
Yours faithfully

_________________________
authorised signatory for
LPG INVESTMENTS INC.

Schedule 5
 Selection Notice
From:	LPG INVESTMENTS INC.
To:	ABN AMRO BANK N.V., SINGAPORE BRANCH as Agent
Dated:	[•]

Dear Sirs
$150,000,000 Facilities Agreement dated [•] 2017 (the "Agreement")
1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.
2	We request that the next Interest Period for Advance [A] [B] [C] [D] be [•] months.
3	This Selection Notice is irrevocable.
Yours faithfully

 ______________________________
authorised signatory for
LPG INVESTMENTS INC.

Schedule 6
 Form of Transfer Certificate
To:	[•] as Agent
From:	[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)
Dated:
$150,000,000 Facilities Agreement dated [•] 2017 as amended, supplemented and restated from time to time (the "Agreement")
1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to clause 32.5 (Procedure for assignment and transfer):
(a)
The Existing Lender and the New Lender agree to the Existing Lender assigning to the New Lender all or part of the Existing Lender's Commitment rights and assuming the Existing Lender's obligations referred to in the Schedule in accordance with clause 32.5 (Procedure for assignment and transfer) and the Existing Lender assigns and agrees to assign such rights to the New Lender with effect from the Transfer Date.

(c)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Advances under the Agreement specified in the Schedule.

(d)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
(b)	The proposed Transfer Date is [•].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 39.2 (Addresses) are set out in the Schedule.
3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 32.4.3.
4	The New Lender confirms that it is not a Parent Affiliate.
5	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
6
[Consider including reference to accession to an intercreditor agreement, mortgage or other Finance Documents to which Lenders may need to be party and checklist of steps necessary for the New Lender to obtain the benefit of the Security Documents.]

7	This Transfer Certificate and any non-contractual obligations connected with it are governed by English law.
8	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.
Note: The execution of this Transfer Certificate alone may not assign a proportionate share of the Existing Lender's interest in the KEXIM Guarantee or in the Security Interests constituted by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Existing Lender's interest in the KEXIM Guarantee in the Security Interests constituted by the Security Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule
Commitment/rights to be assigned and obligations to be assumed
[insert relevant details]
Facility Office address, fax number
and attention details for notices and account details for payments
[insert relevant details]
[Existing Lender]	[New Lender]
By:	By:
This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed to be as stated above.
[Agent]

 By:

Schedule 7
 Form of Compliance Certificate
To:	ABN AMRO BANK N.V., SINGAPORE BRANCH as Agent
From:	LPG Investments Inc. and DryShips Inc.
Dated:	[•]

Dear Sirs
$150,000,000 Facilities Agreement dated [•] 2017 as amended, supplemented and restated from time to time (the "Agreement")
1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in clause 20.1 (Financial definitions) of the Agreement and otherwise in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	I/We confirm that, as at the end of the Measurement Period ended on [•]:
(To include also a calculation of Twelve-month Debt Service.]
(a)
(Starting from financial year ending 31 December 2018] Debt service cover ratio: the ratio of (i) EBITDA to (ii) Debt Service, for the twelve-month period ending on such date, was [•]:1 , calculated as shown in Appendix A and compared against a minimum required ratio of [1.10:1.00][1.00:1.00];

(b)	Solvency: the ratio of Market Adjusted Equity to Total Market Value Adjusted Assets (Borrower) is [•], calculated [as shown in Appendix B] and compared against the minimum required ratio of 0.25:1.00;
(c)	Working Capital: the Working Capital is $[•], calculated [as shown in Appendix C] and compared against the minimum required amount of $0;
(d)
Parent Group Consolidated leverage ratio: the ratio of (i) Total Net Liabilities (Parent) to (ii) Total Market Value Adjusted Assets (Parent) minus Cash and Cash Equivalents, was [•]:1, calculated as shown in Appendix D and compared against a maximum required ratio of 0.70:1.00;

(e)
Parent Group Minimum liquidity: the Cash and Cash Equivalents of the Parent Group (on a consolidated basis) are $[•] calculated [as shown in Appendix E] and compared against the minimum required amount of $15,000,000; and

(f)	Owner Minimum liquidity: the cash balance in each Earnings Account held by each Owner of a Mortgaged Ship is $[•] and compared against the minimum required amount of $750,000 in respect of each.
3	We confirm that the Security Value is $[•] calculated [as shown in Appendix F], compared against a Minimum Value of $[•], calculated pursuant to valuations attached in [Appendix G].

4	[We confirm that no Default is continuing.] [If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]
Signed by:

________________________________
[authorised signatories]
LPG INVESTMENTS INC.

________________________________
[authorised signatories]
DRYSHIPS INC.

Schedule 8
 Form of Notifiable Debt Purchase Transaction Notice
Part 1
Form of Notice on Entering into Notifiable Debt Purchase Transaction
To:	ABN AMRO BANK N.V., SINGAPORE BRANCH as Agent
From:	[The Lender]
Dated:
$150,000,000 Facilities Agreement dated (•] 2017 as amended, supplemented and restated from time to time (the "Facilities Agreement")
1
We refer to clause 33.3.2 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2	We have entered into a Notifiable Debt Purchase Transaction.
3	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.
Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates
[•]	[insert amount (of Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

 By

Part 2
Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt
 Purchase Transaction ceasing to be with Parent Affiliate
To:	ABN AMRO BANK N.V., SINGAPORE BRANCH as Agent
From:	[The Lender]
Dated:
$150,000,000 Facilities Agreement dated [•1 2017 as amended, supplemented and restated from time to time (the "Facilities Agreement")
1
We refer to clause 33.3.2 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has Rerminatedy [ceased to be with a Parent Affiliate].
3	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.
Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)
[•]	[insert amount (of Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

 By

Schedule 9
 Table of Repayment Instalments
Ship A
Commercial Facility Advance	Amount ($)
First	240,384.61
Second	240,384.61
Third	240,384.61
Fourth	240,384.61
Fifth	240,384.61
Sixth	240,384.61
Seventh	240,384.61
Eighth	240,384.61
Ninth	240,384.61
Tenth	240,384.61
Eleventh	240,384.61
Twelfth	240,384.61
Thirteenth	240,384.61
Fourteenth	240,384.61
Fifteenth	240,384.61
Sixteenth	240,384.61
Seventeenth	240,384.61
Eighteenth	240,384.61
Nineteenth	240,384.61
Twentieth	240,384.61
Twenty first	240,384.61
Twenty second	240,384.61
Twenty third	240,384.61
Twenty fourth	240,384.61
Twenty fifth	183,823.53

Twenty sixth	183,823.53
Twenty seventh	183,823.53
Twenty eighth	183,823.53
Twenty ninth	183,823.53
Thirtieth	183,823.53
Thirty first	183,823.53
Thirty second	183,823.53
Thirty third	183,823.53
Thirty fourth	183,823.53
Thirty fifth	183,823.53
Thirty sixth	183,823.53
Thirty seventh	183,823.53
Thirty eighth	183,823.53
Thirty ninth	183,823.53
Fortieth	183,823.53
Forty first	183,823.53
Forty second	183,823.53
Forty third	183,823.53
Forty fourth	183,823.53
Forty fifth	183,823.53
Forty sixth	183,823.53
Forty seventh	183,823.53
Forty eighth	2,502,828.17

KEXIM Facility Advance	Amount ($)
First	364,583.33
Second	364,583.33
Third	364,583.33
Fourth	364,583.33
Fifth	364,583.33
Sixth	364,583.33
Seventh	364,583.33
Eighth	364,583.33
Ninth	364,583.33
Tenth	364,583.33
Eleventh	364,583.33
Twelfth	364,583.33
Thirteenth	364,583.33
Fourteenth	364,583.33
Fifteenth	364,583.33
Sixteenth	364,583.33
Seventeenth	364,583.33
Eighteenth	364,583.33
Nineteenth	364,583.33
Twentieth	364,583.33
Twenty first	364,583.33
Twenty second	364,583.33
Twenty third	364,583.33
Twenty fourth	364,583.33
Twenty fifth	364,583.33
Twenty sixth	364,583.33
Twenty seventh	364,583.33

Twenty eighth	364,583.33
Twenty ninth	364,583.33
Thirtieth	364,583.33
Thirty first	364,583.33
Thirty second	364,583.33
Thirty third	364,583.33
Thirty fourth	364,583.33
Thirty fifth	364,583.33
Thirty sixth	364,583.33
Thirty seventh	364,583.33
Thirty eighth	364,583.33
Thirty ninth	364,583.33
Fortieth	364,583.33
Forty first	364,583.33
Forty second	364,583.33
Forty third	364,583.33
Forty fourth	364,583.33
Forty fifth	364,583.33
Forty sixth	364,583.33
Forty seventh	364,583.33
Forty eighth	364,583.49

KEXIM Covered Facility Advance	Amount ($)
First	156,250.00
Second	156,250.00
Third	156,250.00
Fourth	156,250.00
Fifth	156,250.00
Sixth	156,250.00
Seventh	156,250.00
Eighth	156,250.00
Ninth	156,250.00
Tenth	156,250.00
Eleventh	156,250.00
Twelfth	156,250.00
Thirteenth	156,250.00
Fourteenth	156,250.00
Fifteenth	156,250.00
Sixteenth	156,250.00
Seventeenth	156,250.00
Eighteenth	156,250.00
Nineteenth	156,250.00
Twentieth	156,250.00
Twenty first	156,250.00
Twenty second	156,250.00
Twenty third	156,250.00
Twenty fourth	156,250.00
Twenty fifth	156,250.00
Twenty sixth	156,250.00
Twenty seventh	156,250.00
Twenty eighth	156,250.00

Twenty ninth	156,250.00
Thirtieth	156,250.00
Thirty first	156,250.00
Thirty second	156,250.00
Thirty third	156,250.00
Thirty fourth	156,250.00
Thirty fifth	156,250.00
Thirty sixth	156,250_00
Thirty seventh	156,250.00
Thirty eighth	156,250.00
Thirty ninth	156,250.00
Fortieth	156,250.00
Forty first	156,250.00
Forty second	156,250.00
Forty third	156,250.00
Forty fourth	156,250.00
Forty fifth	156,250.00
Forty sixth	156,250.00
Forty seventh	156,250.00
Forty eighth	156,250.00

Ship B
Commercial Facility Advance	Amount ($)
First	240,384.61
Second	240,384.61
Third	240,384.61
Fourth	240,384.61
Fifth	240,384.61
Sixth	240,384.61
Seventh	240,384.61
Eighth	240,384.61
Ninth	240,384.61
Tenth	240,384.61
Eleventh	240,384.61
Twelfth	240,384.61
Thirteenth	240,384.61
Fourteenth	240,384.61
Fifteenth	240,384.61
Sixteenth	240,384.61
Seventeenth	240,384.61
Eighteenth	240,384.61
Nineteenth	240,384.61
Twentieth	240,384.61
Twenty first	240,384.61
Twenty second	240,384.61
Twenty third	240,384.61
Twenty fourth	240,384.61
Twenty fifth	183,823.53
Twenty sixth	183,823.53
Twenty seventh	183,823.53

Twenty eighth	183,823.53
Twenty ninth	183,823.53
Thirtieth	183,823.53
Thirty first	183,823.53
Thirty second	183,823.53
Thirty third	183,823.53
Thirty fourth	183,823.53
Thirty fifth	183,823.53
Thirty sixth	183,823.53
Thirty seventh	183,823.53
Thirty eighth	183,823.53
Thirty ninth	183,823.53
Fortieth	183,823.53
Forty first	183,823.53
Forty second	183,823.53
Forty third	183,823.53
Forty fourth	183,823.53
Forty fifth	183,823.53
Forty sixth	183,823.53
Forty seventh	183,823.53
Forty eighth	2,502,828.17

KEXIM Facility Advance	Amount ($)
First	364,583.33
Second	364,583.33
Third	364,583.33
Fourth	364,583.33
Fifth	364,583.33
Sixth	364,583.33
Seventh	364,583.33
Eighth	364,583.33
Ninth	364,583.33
Tenth	364,583.33
Eleventh	364,583.33
Twelfth	364,583.33
Thirteenth	364,583.33
Fourteenth	364,583.33
Fifteenth	364,583.33
Sixteenth	364,583.33
Seventeenth	364,583.33
Eighteenth	364,583.33
Nineteenth	364,583.33
Twentieth	364,583.33
Twenty first	364,583.33
Twenty second	364,583.33
Twenty third	364,583.33
Twenty fourth	364,583.33
Twenty fifth	364,583.33
Twenty sixth	364,583.33
Twenty seventh	364,583.33
Twenty eighth	364,583.33

Twenty ninth	364,583.33
Thirtieth	364,583.33
Thirty first	364,583.33
Thirty second	364,583.33
Thirty third	364,583.33
Thirty fourth	364,583.33
Thirty fifth	364,583.33
Thirty sixth	364,583.33
Thirty seventh	364,583.33
Thirty eighth	364,583.33
Thirty ninth	364,583.33
Fortieth	364,583.33
Forty first	364,583.33
Forty second	364,583.33
Forty third	364,583.33
Forty fourth	364,583.33
Forty fifth	364,583.33
Forty sixth	364,583.33
Forty seventh	364,583.33
Forty eighth	364,583.49

KEXIM Covered Facility Advance	Amount ($)
First	156,250.00
Second	156,250.00
Third	156,250.00
Fourth	156,250.00
Fifth	156,250.00
Sixth	156,250.00
Seventh	156,250.00
Eighth	156,250.00
Ninth	156,250.00
Tenth	156,250.00
Eleventh	156,250.00
Twelfth	156,250.00
Thirteenth	156,250.00
Fourteenth	156,250.00
Fifteenth	156,250.00
Sixteenth	156,250.00
Seventeenth	156,250.00
Eighteenth	156,250.00
Nineteenth	156,250.00
Twentieth	156,250.00
Twenty first	156,250.00
Twenty second	156,250.00
Twenty third	156,250.00
Twenty fourth	156,250.00
Twenty fifth	156,250.00
Twenty sixth	156,250.00
Twenty seventh	156,250.00
Twenty eighth	156,250.00

Twenty ninth	156,250.00
Thirtieth	156,250.00
Thirty first	156,250.00
Thirty second	156,250.00
Thirty third	156,250.00
Thirty fourth	156,250.00
Thirty fifth	156,250.00
Thirty sixth	156,250.00
Thirty seventh	156,250.00
Thirty eighth	156,250.00
Thirty ninth	156,250.00
Fortieth	156,250.00
Forty first	156,250.00
Forty second	156,250.00
Forty third	156,250.00
Forty fourth	156,250.00
Forty fifth	156,250.00
Forty sixth	156,250.00
Forty seventh	156,250.00
Forty eighth	156,250.00

Ship C
Commercial Facility Advance	Amount ($)
First	240,384.61
Second	240,384.61
Third	240,384.61
Fourth	240,384.61
Fifth	240,384.61
Sixth	240,384.61
Seventh	240,384.61
Eighth	240,384.61
Ninth	240,384.61
Tenth	240,384,61
Eleventh	240,384.61
Twelfth	240,384.61
Thirteenth	240,384.61
Fourteenth	240,384.61
Fifteenth	240,384.61
Sixteenth	240,384.61
Seventeenth	240,384.61
Eighteenth	240,384.61
Nineteenth	240,384.61
Twentieth	240,384.61
Twenty first	240,384.61
Twenty second	240,384.61
Twenty third	240,384.61
Twenty fourth	240,384.61
Twenty fifth	183,823.53
Twenty sixth	183,823.53
Twenty seventh	183,823.53

Twenty eighth	183,823.53
Twenty ninth	183,823.53
Thirtieth	183,823.53
Thirty first	183,823.53
Thirty second	183,823.53
Thirty third	183,823.53
Thirty fourth	183,823.53
Thirty fifth	183,823.53
Thirty sixth	183,823.53
Thirty seventh	183,823.53
Thirty eighth	183,823.53
Thirty ninth	183,823.53
Fortieth	183,823.53
Forty first	183,823.53
Forty second	183,823.53
Forty third	183,823.53
Forty fourth	183,823.53
Forty fifth	183,823.53
Forty sixth	183,823.53
Forty seventh	183,823.53
Forty eighth	2,502,828.17

KEXIM Facility Advance	Amount ($)
First	364,583.33
Second	364,583.33
Third	364,583.33
Fourth	364,583.33
Fifth	364,583.33
Sixth	364,583.33
Seventh	364,583.33
Eighth	364,583.33
Ninth	364,583.33
Tenth	364,583.33
Eleventh	364,583.33
Twelfth	364,583.33
Thirteenth	364,583.33
Fourteenth	364,583.33
Fifteenth	364,583.33
Sixteenth	364,583.33
Seventeenth	364,583.33
Eighteenth	364,583.33
Nineteenth	364,583.33
Twentieth	364,583.33
Twenty first	364,583.33
Twenty second	364,583.33
Twenty third	364,583.33
Twenty fourth	364,583.33
Twenty fifth	364,583.33
Twenty sixth	364,583.33
Twenty seventh	364,583.33
Twenty eighth	364,583.33

Twenty ninth	364,583.33
Thirtieth	364,583.33
Thirty first	364,583.33
Thirty second	364,583.33
Thirty third	364,583.33
Thirty fourth	364,583.33
Thirty fifth	364,583.33
Thirty sixth	364,583.33
Thirty seventh	364,583.33
Thirty eighth	364,583.33
Thirty ninth	364,583.33
Fortieth	364,583.33
Forty first	364,583.33
Forty second	364,583.33
Forty third	364,583.33
Forty fourth	364,583.33
Forty fifth	364,583.33
Forty sixth	364,583.33
Forty seventh	364,583.33
Forty eighth	364,583.49

KEXIM Covered Facility Advance	Amount ($)
First	156,250.00
Second	156,250.00
Third	156,250.00
Fourth	156,250.00
Fifth	156,250.00
Sixth	156,250.00
Seventh	156,250.00
Eighth	156,250.00
Ninth	156,250.00
Tenth	156,250.00
Eleventh	156,250.00
Twelfth	156,250.00
Thirteenth	156,250.00
Fourteenth	156,250.00
Fifteenth	156,250.00
Sixteenth	156,250.00
Seventeenth	156,250.00
Eighteenth	156,250.00
Nineteenth	156,260.00
Twentieth	156,250.00
Twenty first	156,250.00
Twenty second	156,250.00
Twenty third	156,250.00
Twenty fourth	156,250.00
Twenty fifth	156,250.00
Twenty sixth	156,250.00
Twenty seventh	156,250.00
Twenty eighth	156,250.00

Twenty ninth	156,250.00
Thirtieth	156,250.00
Thirty first	156,250.00
Thirty second	156,250.00
Thirty third	156,250.00
Thirty fourth	156,250.00
Thirty fifth	156,250.00
Thirty sixth	156,250.00
Thirty seventh	156,250.00
Thirty eighth	156,250.00
Thirty ninth	156,250.00
Fortieth	156,250.00
Forty first	156,250.00
Forty second	156,250.00
Forty third	156,250.00
Forty fourth	156,250.00
Forty fifth	156,250.00
Forty sixth	156,250.00
Forty seventh	156,250.00
Forty eighth	156,250.00

Ship D
Commercial Facility Advance	Amount ($)
First	240,384.61
Second	240,384.61
Third	240,384.61
Fourth	240,384.61
Fifth	240,384.61
Sixth	240,384.61
Seventh	240,384.61
Eighth	240,384.61
Ninth	240,384.61
Tenth	240,384.61
Eleventh	240,384.61
Twelfth	240,384.61
Thirteenth	240,384.61
Fourteenth	240,384.61
Fifteenth	240,384.61
Sixteenth	240,384.61
Seventeenth	240,384.61
Eighteenth	240,384.61
Nineteenth	240,384.61
Twentieth	240,384.61
Twenty first	240,384.61
Twenty second	240,384.61
Twenty third	240,384.61
Twenty fourth	240,384.61
Twenty fifth	183,823.53
Twenty sixth	183,823.53
Twenty seventh	183,823.53

Twenty eighth	183,823.53
Twenty ninth	183,823.53
Thirtieth	183,823.53
Thirty first	183,823.53
Thirty second	183,823.53
Thirty third	183,823.53
Thirty fourth	183,823.53
Thirty fifth	183,823.53
Thirty sixth	183,823.53
Thirty seventh	183,823.53
Thirty eighth	183,823.53
Thirty ninth	183,823.53
Fortieth	183,823.53
Forty first	183,823.53
Forty second	183,823.53
Forty third	183,823.53
Forty fourth	183,823.53
Forty fifth	183,823.53
Forty sixth	183,823.53
Forty seventh	183,823.53
Forty eighth	2,502,828.17

KEXIM Facility Advance	Amount ($)
First	364,583.33
Second	364,583.33
Third	364,583.33
Fourth	364,583.33
Fifth	364,583.33
Sixth	364,583.33
Seventh	364,583.33
Eighth	364,583.33
Ninth	364,583.33
Tenth	364,583.33
Eleventh	364,583.33
Twelfth	364,583.33
Thirteenth	364,583.33
Fourteenth	364,583.33
Fifteenth	364,583.33
Sixteenth	364,583.33
Seventeenth	364,583.33
Eighteenth	364,583.33
Nineteenth	364,583.33
Twentieth	364,583.33
Twenty first	364,583.33
Twenty second	364,583.33
Twenty third	364,583.33
Twenty fourth	364,583.33
Twenty fifth	364,583.33
Twenty sixth	364,583.33
Twenty seventh	364,583.33
Twenty eighth	364,583.33

Twenty ninth	364,583.33
Thirtieth	364,583.33
Thirty first	364,583.33
Thirty second	364,583.33
Thirty third	364,583.33
Thirty fourth	364,583.33
Thirty fifth	364,583.33
Thirty sixth	364,583.33
Thirty seventh	364,583.33
Thirty eighth	364,583.33
Thirty ninth	364,583.33
Fortieth	364,583.33
Forty first	364,583.33
Forty second	364,583.33
Forty third	364,583.33
Forty fourth	364,583.33
Forty fifth	364,583.33
Forty sixth	364,583.33
Forty seventh	364,583.33
Forty eighth	364,583.49

KEXIM Covered Facility Advance	Amount ($)
First	156,250.00
Second	156,250.00
Third	156,250.00
Fourth	156,250.00
Fifth	156,250.00
Sixth	156,250.00
Seventh	156,250.00
Eighth	156,250.00
Ninth	156,250.00
Tenth	156,250.00
Eleventh	156,250.00
Twelfth	156,250.00
Thirteenth	156,250.00
Fourteenth	156,250.00
Fifteenth	156,250.00
Sixteenth	156,250.00
Seventeenth	156,250.00
Eighteenth	156,250.00
Nineteenth	156,250.00
Twentieth	156,250.00
Twenty first	156,250.00
Twenty second	156,250.00
Twenty third	156,250.00
Twenty fourth	156,250.00
Twenty fifth	156,250.00
Twenty sixth	156,250.00
Twenty seventh	156,250.00
Twenty eighth	156,250.00

Twenty ninth	156,250.00
Thirtieth	156,250.00
Thirty first	156,250.00
Thirty second	156,250.00
Thirty third	156,250.00
Thirty fourth	156,250.00
Thirty fifth	156,250.00
Thirty sixth	156,250.00
Thirty seventh	156,250.00
Thirty eighth	156,250.00
Thirty ninth	156,250.00
Fortieth	156,250.00
Forty first	156,250.00
Forty second	156,250.00
Forty third	156,250.00
Forty fourth	156,250.00
Forty fifth	156,250.00
Forty sixth	156,250.00
Forty seventh	156,250.00
Forty eighth	156,250.00

SIGNATURES

THE BORROWER

LPG INVESTMENTS INC.	)	/s/ D. Glynos
By: D. Glynos	)

THE GUARANTORS

EXECUTED as a DEED	)
by D. Glynos	)
for and on behalf of	)
DRYSHIPS INC.	)	/s/ D. Glynos
in the presence of	)

/s/ Ioanna Kakavelaki
Witness
Name:
Address:
Occupation
Ioanna Kakavelaki Norton Rose Fulbright Greece Piraeus

EXECUTED as a DEED	)
by D. Glynos	)
for and on behalf of	)
VLGC ALPHA OWNING LTD	)	/s/ D. Glynos
in the presence of	)

/s/ Ioanna Kakavelaki
Witness
Name:
Address:
Occupation
Ioanna Kakavelaki Norton Rose Fulbright Greece Piraeus

EXECUTED as a DEED	)
by D. Glynos	)
for and on behalf of	)
VLGC BETA OWNING LTD	)	/s/ D. Glynos
in the presence of	)

/s/ Ioanna Kakavelaki
Witness
Name:
Address:
Occupation
Ioanna Kakavelaki Norton Rose Fulbright Greece Piraeus

EXECUTED as a DEED	)
by D. Glynos	)
for and on behalf of	)
VLGC GAMMA OWNING LTD	)	/s/ D. Glynos
in the presence of	)

/s/ Ioanna Kakavelaki
Witness
Name:
Address:
Occupation
Ioanna Kakavelaki Norton Rose Fulbright Greece Piraeus

EXECUTED as a DEED	)
by D. Glynos	)
for and on behalf of	)
VLGC DELTA OWNING LTD	)	/s/ D. Glynos
in the presence of	)

/s/ Ioanna Kakavelaki
Witness
Name:
Address:
Occupation
Ioanna Kakavelaki Norton Rose Fulbright Greece Piraeus

THE ARRANGER

ABN AMRO BANK N.V.	)	/s/ Emmanoull Chamilothoris
By:	)	Emmanoull Chamilothoris
Associate
Norton Rose Fulbright Greece

THE AGENT

ABN AMRO BANK N.V., SINGAPORE BRANCH	)	/s/ Emmanoull Chamilothoris
By:	)	Emmanoull Chamilothoris
Associate
Norton Rose Fulbright Greece

THE KEXIM AGENT

ABN AMRO BANK N.V., SINGAPORE BRANCH	)	/s/ Emmanoull Chamilothoris
By:	)	Emmanoull Chamilothoris
Associate
Norton Rose Fulbright Greece

THE SECURITY AGENT

ABN AMRO BANK N.V., SINGAPORE BRANCH	)	/s/ Emmanoull Chamilothoris
By:	)	Emmanoull Chamilothoris
Associate
Norton Rose Fulbright Greece

THE HEDGING PROVIDER

ABN AMRO BANK N.V.	)	/s/ Emmanoull Chamilothoris
By:	)	Emmanoull Chamilothoris
Associate
Norton Rose Fulbright Greece

THE ORIGINAL LENDERS

ABN AMRO BANK N.V.	)	/s/ Emmanoull Chamilothoris
By:	)	Emmanoull Chamilothoris
Associate
Norton Rose Fulbright Greece

THE KEXIM FACILITY LENDERS

THE EXPORT-IMPORT BANK OF KOREA	)	/s/ Niki Alexandrou
By:	)	Niki Alexandrou
Norton Rose Fulbright Greece
Solicitor

THE KEXIM COVERED FACILITY LENDERS

ABN AMRO BANK N.V.,	)	Emmanoull Chamilothoris
By:	)	Emmanoull Chamilothoris
Associate
Norton Rose Fulbright Greece